UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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IXIA
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IXIA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 19, 2013

The Annual Meeting of the Shareholders of Ixia, a California corporation (the “Company” or “Ixia”), will be held Wednesday, June 19, 2013, at 9:00 a.m., local time, at the Sheraton Agoura Hills Hotel, located at 30100 Agoura Road, Agoura Hills, California 91301. The purposes of the Annual Meeting are:

1. To elect five directors for a one-year term. The names of the nominees intended to be presented for election are: Victor Alston, Laurent Asscher, Jonathan Fram, Errol Ginsberg and Gail Hamilton.

2. To approve an advisory resolution on executive compensation.

3. To approve the amendment and restatement of the Company’s Amended and Restated 2008 Equity Incentive Plan, as amended, including an amendment to increase the number of shares of Common Stock authorized and reserved for issuance thereunder by 9,800,000.

4. To approve an amendment to the 2010 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock authorized and reserved for issuance thereunder by 2,000,000.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The record date for our Annual Meeting is April 24, 2013. Only record holders of the Company’s Common Stock (“Common Stock”) at the close of business on April 24, 2013 are entitled to receive notice of and to vote at the Annual Meeting.

We cordially invite all shareholders to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, your vote is important to us, and we therefore encourage you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote over the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing your proxy card in the enclosed postage-prepaid envelope. Voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

Ronald W. Buckly
Corporate Secretary

Calabasas, California

May 15, 2013

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TO US PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT TO US.

*    *    *    *    *

IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE

HELD ON JUNE 19, 2013

THIS PROXY STATEMENT AND THE 2012 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, ARE AVAILABLE FOR VIEWING, PRINTING AND DOWNLOADING AT:

www.ixiacom.com/proxy

INFORMATION ON OUR WEB SITE DOES NOT CONSTITUTE PART OF THIS PROXY STATEMENT OR OUR ANNUAL REPORT ON FORM 10-K.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING EXHIBITS, WILL ALSO BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN OR ORAL REQUEST TO IXIA, ATTENTION TOM MILLER, CHIEF FINANCIAL OFFICER, IXIA, 26601 W. AGOURA ROAD, CALABASAS, CA 91302 USA; TELEPHONE 818.871.1800.

IXIA

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Ixia (the “Board”) is furnishing you with this proxy statement to solicit proxies for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 19, 2013 at 9:00 a.m., local time, for the purposes described in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Sheraton Agoura Hills Hotel, which is located at 30100 Agoura Road, Agoura Hills, California 91301.

These proxy materials were first sent on or about May 20, 2013 to shareholders entitled to vote at the Annual Meeting.

Only shareholders of record at the close of business on April 24, 2013, which is the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 75,245,341 shares of our Common Stock were issued and outstanding.

Voting and Solicitation

Methods of Voting. You may vote by mail, in person at the Annual Meeting, by telephone or over the Internet. If your shares are held in the name of your broker or other nominee (your record holder), you are considered the beneficial owner of shares held in street name, and you should receive instructions from your brokerage firm, bank or other nominee that must be followed in order for the record holder to vote your shares per your instructions. Brokerage firms, banks and other nominees typically have a process for their beneficial holders to provide voting instructions via the Internet or by telephone.

Voting by Mail. If your shares are registered directly in your name, then you are the record holder of the shares. By signing the enclosed proxy card and returning it in the prepaid and addressed envelope enclosed with these proxy materials, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted even if you later find yourself unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Any proxy that you give in response to this proxy solicitation may be revoked by you at any time before its use in one of two ways, either by:

•	delivering to our Corporate Secretary a written notice of revocation or another proxy bearing a later date, or

•	attending the Annual Meeting and voting in person.

Voting in Person at the Annual Meeting. If you are the record holder of your shares and you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If you beneficially own your shares and you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you are the beneficial holder of your shares, to vote by telephone, please follow the voting instructions that you receive from your brokerage firm, bank or other nominee. If you are a record holder and you vote by telephone, you do not need to complete and mail your proxy card.

Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you are the beneficial holder of your shares, to vote over the Internet, please follow the voting instructions that you receive from your brokerage firm, bank or other nominee. If you are a record holder and you vote over the Internet, you do not need to complete and mail your proxy card.

Voting for Directors. In the election of directors, you may vote “FOR” all or some of the director nominees, or your vote may be “WITHHELD” for one or more of the director nominees. You may also cumulate your votes in the election of directors if you or any other shareholder notifies us at the Annual Meeting prior to voting of an intention to cumulate votes.

Cumulative voting allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of our Common Stock, and there are five directors to be elected at our Annual Meeting, you may allocate 500 “FOR” votes (five times 100) among as few or as many of the five nominees to be voted on at the Annual Meeting as you choose.

If you are a record holder and you sign your proxy card with no further instructions, the proxy holders may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that the proxy holders will not cast your votes for a nominee if you have instructed that votes be “WITHHELD” for that nominee. If you are the beneficial holder of your shares and you do not provide your brokerage firm, bank or other nominee with instructions on how to vote your shares in the election of directors, then your shares will not be voted.

Voting on All Other Matters. Each share of our Common Stock outstanding as of the close of business on the Record Date has one vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” for any proposal other than a proposal relating to the election of directors. Except as otherwise required by law, our Articles of Incorporation, our Bylaws or our equity incentive plans, the affirmative vote of a majority of shares present or represented by proxy and voting at our Annual Meeting is required for the approval of matters other than the election of directors. California state law also requires that the number of shares voting “FOR” any matter must equal at least a majority of the required quorum for the Annual Meeting. Approval at the Annual Meeting of our proposed Second Amended and Restated 2008 Equity Incentive Plan, as described in Proposal 3 of this proxy statement, and of the proposed amendment to our 2010 Employee Stock Purchase Plan, as amended, as described in Proposal 4 of this proxy statement, will require the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at our Annual Meeting.

You may vote part of your shares “FOR” any proposal and refrain from voting your remaining shares or you may vote your remaining shares “AGAINST” the proposal. If you are a record holder and you return a signed proxy card but fail to provide voting instructions on a proposal or to specify the number of shares you are voting “FOR” a proposal, then we are allowed to assume that you are voting all of your shares “FOR” the proposal. If you are the beneficial holder of your shares and you fail to provide voting instructions on a proposal, then your shares will not be voted on the proposal unless it is deemed to be a routine matter as described below under “Effect of Broker Non-Votes.”

Effect of Abstentions. Abstentions are included in determining the number of shares present and entitled to vote for purposes of determining the presence of a quorum.

In general, abstentions are not counted either “FOR” or “AGAINST” a proposal being voted on. If, however, the number of abstentions is such that the “FOR” votes, while outnumbering the votes “AGAINST” the proposal, do not equal at least a majority of the quorum required for the meeting, the proposal will be defeated and, in this case, abstentions will have the same effect as a vote “AGAINST” the proposal. In addition, if a proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on a matter, abstentions will have the same effect as negative votes on the proposal because the abstentions represent shares that are entitled to vote but that are not voting in favor of the proposal. In the case of the election of directors, however, your abstention will have no effect on the outcome.

For example, assuming that the vote that is required is not a majority of the shares present or represented by proxy and entitled to vote, if 60% of our outstanding shares are represented in person or by proxy at a meeting at which the required quorum is a majority of the outstanding shares, and the vote on a proposal is 30% in favor, 15% against and 15% abstaining, then the proposal will be adopted. However, if 21% vote in favor, 19% vote against and 20% abstain, then the proposal will be defeated because 21% does not represent a majority of the required quorum, even though the affirmative votes outnumber the negative votes.

Effect of “Broker Non-Votes.” If you hold your shares at the account of a brokerage firm, bank or other nominee, your shares are held in street name. Shares that are held in street name are held in the name of the brokerage firm, bank or other nominee. Brokerage firms, banks and other nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares only on proposals that are deemed to be routine matters. Examples of routine matters include proposals to ratify the appointment of a company’s independent registered public accounting firm. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. Examples of non-routine matters include the election of directors, votes on equity incentive plans and advisory votes on executive compensation. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, then such action is referred to as a “broker non-vote.”

The cost of this solicitation will be borne by the Company. We have retained the services of Georgeson Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is $2,000 plus out-of-pocket expenses. We may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners, although there are no formal agreements in place to that effect. Proxies may be solicited by our directors, officers and regular employees, without additional compensation or reimbursement by the Company.

Voting Confidentiality. Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.

Deadline for Receipt of Shareholder Proposals for 2014 Annual Meeting of Shareholders

Requirements for Shareholder Proposals to be Considered for Inclusion in Ixia’s Proxy Materials. Proposals of shareholders of Ixia which are intended to be presented by such shareholders at the Company’s annual meeting of shareholders to be held in 2014 (the “2014 Annual Meeting”) must be received by the Company no later than January 15, 2014 to be considered for inclusion in the Company’s proxy materials relating to that meeting and must be submitted in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. It is recommended that shareholders submitting such proposals direct them to the Corporate Secretary of the Company at our principal executive offices by sending them by certified mail, return receipt requested, in order to ensure timely delivery.

Other Shareholder Proposals. In addition, shareholder proposals that are not intended for inclusion in our proxy materials may be brought before the 2014 Annual Meeting if the Company receives advance notice in accordance with the requirements set forth in our Bylaws. Any such notice must be received by the Corporate Secretary of the Company no later than on March 21, 2014 to be considered timely for the 2014 Annual Meeting; provided, however, that if the date of the 2014 Annual Meeting is more than 30 days before or after the anniversary date of the 2013 Annual Meeting, we must receive written notice of such matters not later than the close of business on the 10th day following the day on which notice of the date of the 2014 Annual Meeting is mailed to shareholders or otherwise publicly disclosed. Proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the 2014 Annual Meeting, unless we receive written notice of such matters by the applicable deadline.

No shareholder proposals were received with respect to the 2013 Annual Meeting scheduled for June 19, 2013.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Bylaws provide for Ixia’s Board of Directors to consist of four to seven directors. The number of authorized directors is currently set at six, but will be reduced to five immediately before the election of directors at the Annual Meeting. A board comprising five directors will therefore be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for our five nominees named below. All of the nominees currently serve as directors of Ixia and were previously elected by our shareholders at their annual meeting held in May 2012.

In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, your proxy will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the nominees listed in this proxy statement as possible and, in this event, the specific nominees to be voted for will be determined by the proxy holders. We do not expect that any of our five nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of our shareholders and such time as his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death.

Nominees

The names of our nominees, and certain information about them as of March 1, 2013, are set forth below:

Name	Age	Position(s) with the Company	Director Since
Errol Ginsberg	57	Chairman of the Board and Chief Innovation Officer	1997
Victor Alston	36	President and Chief Executive Officer	2012
Laurent Asscher	43	Director	2008
Jonathan Fram	56	Director	2005
Gail Hamilton	63	Director	2005

Mr. Ginsberg served as the Company’s President from May 1997 until September 2007 and held the additional position of Chief Executive Officer from September 2000 until March 2008 when he assumed his current position as Chief Innovation Officer. Mr. Ginsberg has been a director since May 1997 and became Chairman of the Board in January 2008.

Mr. Alston joined the Company as Vice President, Application Development in August 2004. He became Vice President, Engineering in April 2006 and was appointed as an executive officer in that position in June 2006. Mr. Alston served as Senior Vice President, Product Development from June 2007 until March 2012, and as Chief Operating Officer from March 2012 until May 2012 when he assumed his present position as President and Chief Executive Officer. Mr. Alston has been a director since May 2012.

Mr. Asscher has been a director since October 2008. Since February 2005, he has served as President and Chief Executive Officer of Airtek Capital Group, S.A., a private equity investment firm based in Brussels, Belgium. He currently serves on the boards of directors of several technology companies.

Mr. Fram has been a director of the Company since July 2005. Since October 2010, Mr. Fram has served as Chief Executive Officer of Nularis, a distributor of energy efficient lighting products. From March 2006 until July 2010, Mr. Fram served as a Managing Partner of Maveron III LLC, a venture capital firm, and from August 2007 until July 2010, he served as a Managing Partner of Maveron IV LLC, a venture capital firm. Mr. Fram served as a member of the Board of Directors of Marchex, Inc. until June 2009.

Ms. Hamilton has been a director of the Company since July 2005. Ms. Hamilton also serves as a member of the Board of Directors of Arrow Electronics, Inc., Open Text Corporation and Westmoreland Coal Company.

There is no family relationship between any director or executive officer of the Company and any other director or executive officer of the Company.

The Board and the Nominating and Corporate Governance Committee believe that the background and experience of the Company’s Board members provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Errol Ginsberg

•

Executive, business and operational experience in technology companies, including as a founder, former President and Chief Executive Officer and current Chairman of the Board and Chief Innovation Officer of Ixia

•	Outside board experience as a director of several privately held technology companies

•	Substantial telecommunications industry knowledge

Victor Alston

•	Executive, business and operational experience in technology companies, including as an executive officer of the Company since June 2006 and as former Director of Engineering of SAG, AG

•	Substantial telecommunications industry knowledge

Laurent Asscher

•	Investor and shareholder in several public and privately held technology companies, including Ixia

•	Outside board experience as a director in several privately held and public technology companies

•	Executive, business and operational experience as President and Chief Executive Officer of Airtek Capital Group, S.A.

Jonathan Fram

•	Private equity experience as a former managing partner of a venture capital fund and as an investor in start-up companies

•	Outside board experience as a former director of Marchex, Inc.

•	Former President of Net2Phone

•	Financial experience as a former securities analyst

Gail Hamilton

•	Executive, business and operational experience as a former senior executive of Symantec Corporation

•	Outside board experience as a director of public and privately held companies

•	Audit committee and compensation committee experience, including as Chair of Ixia’s Compensation Committee

•	Strategic planning and business development experience at public technology companies

Information Regarding our Board of Directors and its Committees

Our Board of Directors held a total of 22 meetings during 2012 and acted five times by unanimous written consent. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors, which sets forth the duties and responsibilities of the committee. A copy of each charter is available on our website at www.ixiacom.com.

The members of the committees currently are:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Laurent Asscher		X
Victor Alston
Jonathan Fram	X	X	Chair
Errol Ginsberg
Gail Hamilton	X	Chair	X
Jon F. Rager	Chair		X

During 2012, each of our current directors attended at least 75% of the total of all Board meetings and meetings of Committees of which he or she was a member.

We strongly encourage our Board members to attend our annual meetings of shareholders. All of our current Board members attended our 2012 annual meeting.

Director Independence. Ixia’s directors meet the standards for director independence under listing standards established by The NASDAQ Stock Market LLC (“Nasdaq”) and under the rules of the Securities and Exchange Commission (“SEC” or “Commission”). An “independent director” means a person other than an executive officer or employee of Ixia, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For a director to be considered independent and among other criteria, the Board must affirmatively determine that neither the director nor an immediate family member of the director has had any direct or indirect material relationship with Ixia within the last three years.

The Board considered relationships, transactions and/or arrangements between the Company and each of our directors and director nominees in determining whether he or she was independent. The Board has affirmatively determined that each current member of the Board, other than Messrs. Ginsberg and Alston, is an independent director under applicable Nasdaq listing standards and SEC rules. Messrs. Ginsberg and Alston do not meet the independence standards because each is an executive officer and employee of Ixia.

The independent directors meet regularly in executive sessions without the presence of Messrs. Ginsberg and Alston or other members of Ixia’s management in connection with regularly scheduled Board meetings and from time to time as they deem necessary or appropriate.

Board Leadership Structure. We have separated the positions of Chairman of the Board and Chief Executive Officer. Errol Ginsberg serves as our Chairman of the Board in addition to serving as Chief Innovation Officer, while Victor Alston serves as the Company’s President and Chief Executive Officer. Our Chief Executive Officer is responsible for the leadership, performance and strategic direction of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over Board meetings. Our Board determined that it was appropriate for Mr. Ginsberg to serve as Chairman of the Board following his resignation in March 2008 as the Company’s Chief Executive Officer in order to facilitate close cooperation and collaboration between Mr. Ginsberg and the Chief Executive Officer of the Company and because Mr. Ginsberg’s knowledge and experience with the Company as a founder and former Chief Executive Officer and currently as Chief Innovation Officer would be valuable in his role as Chairman.

The Board’s Role in Risk Oversight. As described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC in April 2013, we are subject to a number of significant risks. Management is responsible for the day-to-day assessment, monitoring and management of these risks, while the Board of Directors, as a whole and through its several committees, has responsibility for the oversight of risk management. Our Board of Directors and its committees work with our senior management to manage the various risks we face. As a part of its oversight role, our Board periodically reviews and discusses, both with and without management present, the assessment and management of the risks that our Company faces and the importance and integral nature of risk management to the Company’s business strategy.

To facilitate its oversight of our Company, our Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. Our Audit Committee generally evaluates the risks related to our financial reporting process and oversees our general risk management processes. Our Compensation Committee evaluates the risks presented by our compensation programs and takes into account these risks when making compensation decisions. Our Nominating and Corporate Governance Committee evaluates whether our Board has the requisite core competencies to respond to the risks that we face. The roles and responsibilities of these committees are discussed in more detail below. Although the Board has delegated certain functions to various committees, each of these committees periodically reports to and solicits input from the full Board regarding its activities.

Audit Committee. The Board has determined that each member of the Audit Committee is independent under current Nasdaq listing standards and SEC rules. In addition, the Board has determined that each member of the Audit Committee is financially literate for purposes of the Nasdaq listing standards, and that each of Messrs. Rager and Fram qualifies as an audit committee financial expert within the meaning of applicable SEC regulations. During 2012, the Audit Committee met 13 times and acted once by Unanimous Written Consent.

The Audit Committee assists the Board in fulfilling its oversight responsibilities for financial matters. Specifically, the Audit Committee assists the Board in overseeing:

•	the integrity of our financial statements,

•	the qualifications and independence of our independent registered public accounting firm,

•	the performance of our independent registered public accounting firm,

•	the integrity of our systems of internal accounting and financial controls, and

•	our compliance with legal and regulatory requirements.

The Audit Committee has sole authority for selecting, evaluating and, when appropriate, replacing our independent registered public accounting firm. The Committee periodically meets privately, outside the presence of management, with our independent registered public accounting firm to discuss, among other matters, our internal accounting control policies and procedures. The Committee also reviews and approves in advance the services provided and fees charged by our independent registered public accounting firm.

As part of its oversight role with respect to our financial statements and the public disclosure of our financial results, our Audit Committee regularly reviews and discusses with our management the financial statements included in our annual reports on Form 10-K and quarterly reports on Form 10-Q, our quarterly earnings releases and the financial guidance we provide. Our Audit Committee also regularly meets in separate executive sessions with our Chief Executive Officer, our Chief Financial Officer, other members of our management team and certain key employees.

Compensation Committee. The Board has determined that each member of the Compensation Committee is independent under current Nasdaq listing standards. During 2012, the Compensation Committee met 11 times and acted twice by unanimous written consent.

The Compensation Committee is responsible for overseeing and advising the Board with respect to our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation and equity-based plans. The Compensation Committee:

•	determines the compensation paid to our executive officers, including our President and Chief Executive Officer,

•	approves our executive officer and employee bonus plans,

•

administers our Amended and Restated 2008 Equity Incentive Plan, as amended, including determining the persons to whom equity awards are granted and the terms of those awards, provided that our Board administers the Plan with respect to our non-employee directors, and

•	recommends to the Board the cash and equity incentive compensation paid to non-employee directors for Board and committee service.

The Compensation Committee has the authority in its discretion to retain independent compensation consultants and outside advisors to assist the Committee in carrying out its duties and responsibilities. Since November 2009, the Compensation Committee has retained Frederic W. Cook Co., Inc. as an independent compensation consultant to render advisory services with respect to the Company’s executive officer compensation program, including executive compensation matters for 2012. See “Compensation Discussion and Analysis” below.

The Company’s Chief Executive Officer participates in decisions and discussions of the Board and in discussions of the Compensation Committee and makes recommendations to the Board and to the Committee with respect to compensation matters generally and the compensation of executive officers other than himself. See “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under current Nasdaq listing standards. The Nominating and Corporate Governance Committee met once during 2012. The Nominating and Corporate Governance Committee also from time to time met informally to review Board and committee composition and related matters.

The Nominating and Corporate Governance Committee is responsible for:

•	recommending to the Board individuals qualified to serve as directors and as members of committees of the Board,

•	advising the Board with respect to Board composition, procedures, committees and related matters, and

•	overseeing the review and evaluation of the Board’s performance.

The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants, but did not retain any such advisors or consultants during 2012.

The Nominating and Corporate Governance Committee recommends to the Board the slate of directors to be elected at our annual meetings of shareholders. The Nominating and Corporate Governance Committee considers candidates for director nominees recommended by our directors, officers and shareholders. The Nominating and Corporate Governance Committee discusses the required selection criteria and qualifications of director nominees based upon our Company’s needs at the time nominees are considered. Although there are no stated minimum criteria for director nominees, in evaluating director candidates, including nominees recommended by the Company’s shareholders, the Nominating and Corporate Governance Committee considers factors that are in the best interests of our Company and our shareholders, including, among others:

•	the knowledge, experience, integrity and judgment of possible candidates for nomination as directors,

•	the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which we desire to have represented on the Board, and

•	each candidate’s ability to devote sufficient time and effort to his or her duties as a director.

The Nominating and Corporate Governance Committee believes that the Board should reflect a diversity of expertise, experiences, backgrounds and individuals. Our Board is composed of qualified individuals who possess a diverse mix of attributes and backgrounds that allows the Board to fulfill its responsibilities to the Company’s shareholders. Members of our Board have diverse educational and career backgrounds with broad experience in technology, finance, business and other areas of importance to the operations of the Company. We believe that our Board members have skills, experience and competencies that are relevant to our business, and that they are willing to devote the time and effort necessary to be effective directors.

If you wish to recommend a director candidate, please send the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Ixia, 26601 West Agoura Road, Calabasas, California 91302:

•	name of the candidate and a summary of the candidate’s background and qualifications,

•	contact information for the candidate and a document showing the candidate’s willingness to serve as a director if elected, and

•	a signed statement in which you give your current status as an Ixia shareholder and in which you indicate the number of shares of Ixia Common Stock that you beneficially own.

The Nominating and Corporate Governance Committee makes a preliminary assessment of each proposed nominee based upon the candidate’s background and qualifications, an indication of the individual’s willingness to serve and other information. The Nominating and Corporate Governance Committee evaluates this information against the criteria described above and Ixia’s specific needs at that time. Based upon a preliminary assessment of the candidates, those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which nominees to recommend to the Board to submit for election at the next annual meeting of shareholders. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

Compensation of Directors

Director Compensation Paid for 2012

The following table shows compensation information for Ixia’s non-employee directors for 2012:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Total ($)
Laurent Asscher	$44,000	$60,320	$41,439	$145,759
Jonathan Fram	55,500	60,320	41,439	157,259
Gail Hamilton	65,500	60,320	41,439	167,259
Jon F. Rager	60,000	60,320	41,439	161,759

(1)

Only non-employee members of the Board are eligible to receive compensation for serving on the Board. Because Messrs. Ginsberg, Bhatnagar and Alston served concurrently as executive officers of the Company and members of the Board in 2012, they did not receive any additional compensation as members of the Board. Information concerning the compensation paid to Messrs. Ginsberg, Bhatnagar and Alston as executive officers is set forth in the “Summary Compensation Table” below.

(2)

Amounts shown reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 of the restricted stock units and the nonstatutory stock options granted to such directors upon their re-election to the Board at the 2012 annual shareholders meeting and are not necessarily indicative of the compensation that our directors will actually realize. The grant date fair value of each stock award is measured based on the closing sales price of our Common Stock on the date of grant as reported on the Nasdaq Global Select Market (i.e., $11.60 per share). The grant date fair value of each option grant is estimated based on the fair value on the date of grant and using the Black-Scholes option pricing model. The assumptions used to calculate the fair value of our options are set forth in Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on April 4, 2013. As of December 31, 2012, each of our then serving non-employee directors held RSUs covering 2,600 shares and nonstatutory stock options to purchase 15,000 shares.

Non-Employee Director Fee Schedule for 2012

The table below sets forth the amounts that were paid to non-employee directors during 2012 and that we currently pay to our non-employee directors as quarterly retainers and meeting attendance fees:

Retainers and Fees	Board of Directors		Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Quarterly Retainer (non-Chair)	$8,750		$2,500	$2,250	$0
Quarterly Retainer (Chair)	N/A	*	5,875	4,750	0
Meeting Attendance Fees	0		0	0	1,500

*	Mr. Ginsberg currently serves as Chairman of the Board, but does not receive any retainer or other compensation as Chairman of the Board because he is also an officer and employee of the Company.

No attendance fees are payable to Committee members for attending a Committee meeting except in the case of meetings of the Nominating and Corporate Governance Committee because members of such Committee are not paid a retainer. Messrs. Ginsberg and Alston do not receive any cash, equity or other compensation for serving as members of the Board because they are officers and employees of the Company and as a result are not eligible to receive any compensation as Board members.

The total amount of cash compensation paid to all non-employee directors for 2012 was $225,000. We also reimburse all directors for reasonable expenses incurred in connection with attending Board and Committee meetings.

Our non-employee directors are eligible to be awarded equity incentives under our Amended and Restated 2008 Equity Incentive Plan, as amended. Following the 2012 Annual Meeting, the Board awarded each non-employee director 5,200 restricted stock units and 10,000 nonstatutory stock options. The restricted stock units vest and the shares covered thereby are automatically issued in four equal quarterly installments over one year as long as the director remains a member of the Board. The nonstatutory stock options have an exercise price per share of $11.60, vest and become exercisable in four equal quarterly installments as long as the director remains a member of the Board, and have a term of seven years. The Board will consider and is expected to approve the award of additional equity incentives to its non-employee directors at the Board meeting following the Annual Meeting.

Stock Ownership Guidelines

In March 2011, the Board adopted stock ownership guidelines to more closely align the interests of our directors with those of our shareholders. The guidelines require each non-employee director to acquire and hold shares of Ixia Common Stock having a value not less than five times the value of his or her annual Board retainer (i.e., five times $35,000, or $175,000). The Company does not currently have any equity ownership requirements for its executive officers or its employee directors. As of March 1, 2013, all of our directors, including both our non-employee directors and employee directors, met the stock ownership guidelines. There is no requirement that a director, officer or any employee hold any shares acquired upon the exercise of a stock option or issued upon the vesting of an RSU for any specified period of time following such exercise or vesting.

Shareholder Communications with the Board of Directors

We have implemented a process by which our shareholders may send written communications to the Board’s attention. Any shareholder wishing to communicate with the Board, any of its Committees or one or more of its individual directors, may do so by sending a letter addressed to the Ixia Board of Directors, the particular Committee or the individual director(s), c/o Corporate Secretary, Ixia, 26601 West Agoura Road, Calabasas, California 91302. We have instructed the Corporate Secretary to promptly forward all communications so received directly to the full Board, the Committee or the individual Board member(s) specifically addressed in the communication.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

All members of the Audit Committee are independent directors under current Nasdaq listing standards and SEC rules and meet applicable financial experience requirements. The duties, responsibilities and operation of the Audit Committee are governed by a charter, a copy of which is available on our website at www.ixiacom.com.

The Audit Committee is responsible for overseeing management’s financial reporting practices and internal controls. Our management has the primary responsibility for Ixia’s financial statements and the financial reporting process, including internal controls, and is responsible for reporting on the effectiveness of our internal control over financial reporting. Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements and financial reporting and control processes and procedures, including our system of internal control over financial reporting and our disclosure controls and procedures. PricewaterhouseCoopers LLP, our independent registered public accounting firm for the year ended December 31, 2012, was responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. In addition, PricewaterhouseCoopers LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

In the performance of our oversight function, we have reviewed and discussed the Company’s audited consolidated financial statements with our management and PricewaterhouseCoopers LLP. We discussed with our management and with PricewaterhouseCoopers LLP their judgments as to both the quality and the acceptability of our accounting principles, the reasonableness of significant judgments reflected in the consolidated financial statements and the clarity of the disclosures in such financial statements. During 2012, we continued to monitor the progress and results of the testing pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 of our internal control over financial reporting. As part of our oversight responsibilities, we met periodically with PricewaterhouseCoopers LLP, separately and with management present, to discuss the adequacy and effectiveness of the Company’s internal control over financial reporting and the quality of its financial reporting process.

In the first quarter of 2013, the Audit Committee also oversaw and monitored management’s conduct of an internal accounting review related to the manner in which the Company recognized revenue related to its warranty and software maintenance contracts, including a previous implied warranty and software maintenance arrangement with one of the Company’s customers, and the resulting restatement of Ixia’s previously reported consolidated financial results for the fiscal years ended December 31, 2011 and 2010; the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011; and the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. During the course of the review and restatement process, the Committee held several meetings and participated in numerous informal telephonic meetings.

We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have also discussed with PricewaterhouseCoopers LLP the other matters that are required to be discussed by an independent registered public accounting firm with an audit committee under the standards of the Public Company Accounting Oversight Board. We have also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of PricewaterhouseCoopers LLP with the Audit Committee concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Ixia.

Our management and PricewaterhouseCoopers LLP have more resources and time, and more detailed knowledge and information regarding our accounting, auditing, internal controls and financial reporting practices, than we do. We rely without independent verification on the information provided to us and on the representations made by our management and by PricewaterhouseCoopers LLP. Accordingly, our oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that the audit of our consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in conformity with generally accepted accounting principles, or that PricewaterhouseCoopers LLP is in fact “independent.”

Based upon the review and discussions described in this report, and subject to the limitations on our role and responsibilities described above and in our Charter, we recommended to the Board of Directors that Ixia’s audited consolidated financial statements be included in Ixia’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC in April 2013.

AUDIT COMMITTEE

Jon F. Rager, Chairman
Jonathan Fram
Gail Hamilton

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm and audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2012. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2012 and 2011:

Fee Category	2012	2011
Audit Fees	$957,000	$992,349
Audit-Related Fees	416,250	61,900
Tax Fees	237,919	55,235
All Other fees	1,800	1,800

Total fees	$1,612,969	$1,111,284

Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q and the audit of the Company’s internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002. These fees also include fees for services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consisted of fees billed for professional services that are reasonably related to the performance by PricewaterhouseCoopers LLP of audit or review of the Company’s consolidated financial statements but are not reported under “Audit Fees.” Such fees related primarily to acquisition-related work in 2012 and 2011.

Tax Fees consisted of fees billed for professional services performed by PricewaterhouseCoopers LLP for state, federal and international tax compliance, tax advice and tax planning. In 2012 and 2011, these fees were incurred primarily for state, federal and international tax compliance services.

All Other Fees consisted of fees billed for services other than the services reported above. In each of 2012 and 2011, these fees consisted of fees for accounting research literature.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee has also delegated to the Chairman of the Audit Committee the authority to pre-approve services to be performed by the Company’s independent registered public accounting firm. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with these pre-approvals and the fees for the services performed to date.

The Audit Committee has periodically reviewed the audit and non-audit services performed by PricewaterhouseCoopers LLP, and the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to the Company was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Change in the Company’s Independent Registered Public Accounting Firm

On May 3, 2013, PricewaterhouseCoopers LLP notified the Company of its decision to decline to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP’s current appointment terminated upon completion of its review of the Company’s condensed consolidated financial statements as of and for the quarter ended March 31, 2013 and the Company’s filing with the Commission of the related Quarterly Report on Form 10-Q. The Audit Committee has commenced a process to select an accounting firm to serve as the Company’s new independent registered public accountant.

The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2011 and December 31, 2012 and during the subsequent interim period through May 3, 2013, the Company had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its reports on the Company’s financial statements for such periods.

Except for two material weaknesses in the Company’s internal control over financial reporting as described by the Company in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Commission on April 4, 2013 (the “2012 Form 10-K”), there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, that occurred during the Company’s two most recent fiscal years or during the subsequent interim period through May 3, 2013. The material weaknesses identified in the 2012 Form 10-K related to the Company’s not having designed (1) a control to compute and assess the significance of the difference between the Company’s revenue recognition practices for its warranty and software maintenance contracts and the revenue that would have been recognized using the appropriate accounting treatment and (2) a control to review changes to the Company’s previous implied warranty and software maintenance arrangement with one of its customers to properly determine the impact on revenue recognition when the implied arrangement ceased to exist. Because of these weaknesses, the Company’s management concluded, as reported in the 2012 Form 10-K, that the Company did not maintain effective internal control over financial reporting as of December 31, 2012. PricewaterhouseCoopers LLP, in its attestation report in the 2012 Form 10-K also reported that, in its opinion, the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2012. The Audit Committee has discussed these matters with PricewaterhouseCoopers LLP, and the Company has authorized PricewaterhouseCoopers LLP to respond fully to any inquiries by its successor once that firm has been appointed by the Audit Committee.

The Company is committed to improving and strengthening its internal control over financial reporting and, specifically, to fully remediating the two material weaknesses that existed at December 31, 2012. The Company has corrected in the consolidated financial statements in the 2012 Form 10-K the identified errors in the manner in which the Company recognizes revenue related to its warranty and software maintenance contracts and arrangements.

COMMON STOCK OWNERSHIP OF

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table summarizes information regarding beneficial ownership of our Common Stock as of March 1, 2013 by: (a) each person who is known to own beneficially more than 5% of the outstanding shares of our Common Stock, (b) each of our directors, (c) each of our executive officers named in the Summary Compensation Table below, and (d) all of our current executive officers and directors as a group. Unless otherwise indicated below, each beneficial owner named in the table may be reached c/o Ixia, 26601 West Agoura Road, Calabasas, California 91302.

Name of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Laurent Asscher	13,153,801	(2)	17.5%

Addington Hills Ltd. Bayside Executive Park, Building No. 1 West Bay Street, P.O. Box N-4837 Nassau, Bahamas C5	7,283,165	(3)	9.7%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,139,450	(4)	6.9%

Errol Ginsberg	4,853,171	(5)	6.5%

Ronald W. Buckly	883,467	(6)	1.2%

Victor Alston	251,112	(7)	*

Thomas B. Miller	243,865	(8)	*

Atul Bhatnagar	231,124	(9)	*

Jon F. Rager	186,967	(10)	*

Alan Grahame	174,822	(11)	*

Jonathan Fram	46,134	(12)	*

Gail Hamilton	43,634	(13)	*

Executive officers and directors as a group (12 persons)	20,045,701	(14)	26.3%

*	Less than one percent.
(1)

Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)

Based on an Amendment No. 1 to Schedule 13D filed with the SEC on April 12, 2011, wherein Katelia Capital Group Ltd. (“Katelia Capital”), as the record owner of the shares, The Katelia Trust, as the beneficial owner of Katelia Capital, Butterfield Trust (Switzerland) Limited, as trustees of The Katelia Trust, and Laurent Asscher, as an advisor to Katelia Capital, reported that, as of April 7, 2011, they shared voting and dispositive power as to 13,108,000 of such shares. Also includes 28,301 shares owned by Mr. Asscher as to which he has sole voting and dispositive power and 17,500 shares subject to options held by Mr. Asscher which vest within 60 days after March 1, 2013. Mr. Asscher is a director of the Company. The address of Katelia Capital is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

(3)

Based on (i) an Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2013, wherein Addington Hills Ltd. (“Addington”), as the record owner of the shares, The Tango Trust (“Tango”), as the beneficial owner of the equity interest in Addington, and Rhone Trustees (Bahamas) Ltd. (the “Trustee”), as trustees of The Tango Trust, reported that as of December 31, 2012, they shared voting and dispositive power as to 8,168,165 shares; and (ii) a Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC on January 31, 2013, wherein Addington, Tango and the Trustee reported ownership of 7,283,165 shares as of January 30, 2013.

(4)

Based on a Schedule 13G filed with the SEC on January 30, 2013, wherein BlackRock, Inc. (“BlackRock”), on behalf of itself and its affiliated companies, reported that, as of December 31, 2012, it had sole voting and sole dispositive power as to all such shares.

(5)

Includes 4,292,486 shares held by the Errol Ginsberg and Annette R. Michelson Family Trust, of which Mr. Ginsberg and Annette R. Michelson (Mr. Ginsberg’s spouse) are trustees and as to which shares they share voting and investment power. Also includes 220,435 shares subject to options held by Mr. Ginsberg which are exercisable or become exercisable within 60 days after March 1, 2013.

(6)

Includes (i) 2,400 shares held by Mr. Buckly’s child; (ii) 2,400 shares held by Mr. Buckly’s brother-in-law as custodian for Mr. Buckly’s minor child under the California Uniform Transfers to Minors Act; (iii) 303,883 shares subject to options held by Mr. Buckly which are exercisable or become exercisable within 60 days after March 1, 2013; and (iv) 240,000 shares held by a limited liability company for the benefit of Mr. Buckly’s two children. Mr. Buckly serves as the manager of the limited liability company.

(footnotes continue on next page)

(7)	Includes 211,309 shares subject to options held by Mr. Alston which are exercisable or become exercisable within 60 days after March 1, 2013.
(8)	Includes 142,209 shares subject to options held by Mr. Miller which are exercisable or become exercisable within 60 days after March 1, 2013.
(9)	All such shares are held by the Bhatnagar Revocable Trust, of which Mr. Bhatnagar and his wife are trustees and as to which shares they each have voting and investment power.
(10)

Includes 184,467 shares held by the Rager Family Trust, of which Mr. Rager and his wife are trustees and as to which shares they share voting and investment power. Also includes 2,500 shares subject to options held by Mr. Rager which are exercisable as of March 1, 2013.

(11)	Includes 160,321 shares subject to options held by Mr. Grahame which are exercisable or become exercisable within 60 days after March 1, 2013.
(12)	Includes 17,500 shares subject to options held by Mr. Fram which are exercisable or become exercisable within 60 days after March 1, 2013.
(13)	Includes 17,500 shares subject to options held by Ms. Hamilton which are exercisable or become exercisable within 60 days after March 1, 2013.
(14)	Includes 1,276,003 shares subject to options held by current executive officers and directors as a group, which options are exercisable or become exercisable within 60 days after March 1, 2013.

EXECUTIVE OFFICERS

Our executive officers and certain information about them as of March 1, 2013 are described below:

Name	Age	Position(s)
Errol Ginsberg	57	Chairman of the Board and Chief Innovation Officer
Victor Alston	36	President, Chief Executive Officer and a Director
Thomas B. Miller	57	Chief Financial Officer
Ronald W. Buckly	61	Senior Vice President, Corporate Affairs and General Counsel
Alan Grahame	60	Senior Vice President, Worldwide Sales
Walker H. Colston, II	52	Vice President, Global Customer Delight
Raymond de Graaf	46	Vice President, Operations
Christopher L. Williams	51	Vice President, Human Resources

The Board appoints our executive officers, who then serve at the discretion of the Board. For information concerning Messrs. Ginsberg and Alston, see “Election of Directors - Nominees” above.

Mr. Miller has served as Chief Financial Officer of the Company since March 2000.

Mr. Buckly joined the Company as Senior Vice President, Corporate Affairs and General Counsel in April 2007. He has also served as the Company’s Corporate Secretary since its formation in May 1997.

Mr. Grahame joined the Company as Senior Vice President, Worldwide Sales in November 2007.

Mr. Colston joined the Company as Senior Director, Engineering Operations in June 2003. He served as Vice President, Engineering Operations from June 2004 until November 2010 and was appointed an executive officer in that position in June 2006. In November 2010, he assumed his present position as Vice President, Global Customer Delight.

Mr. de Graaf joined the Company as Vice President, Operations in January 2008.

Mr. Williams joined the Company as Vice President, Human Resources in August 2008. From March 2007 until joining the Company, Mr. Williams served as Vice President, Human Capital of Helio, LLC, a wireless telecommunications carrier.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles and objectives of our executive compensation program and contains a discussion and analysis of the compensation, both cash and equity, paid to our executive officers, including the compensation paid to our five most highly paid current executive officers and our former President and Chief Executive Officer (collectively, the “named executive officers”) identified in the Summary Compensation Table at page 40 of this proxy statement. For 2012, our named executive officers were Atul Bhatnagar, our former President and Chief Executive Officer; Victor Alston, our current President and Chief Executive Officer; Thomas Miller, our Chief Financial Officer; Errol Ginsberg, our Chief Innovation Officer; Ronald W. Buckly, our Senior Vice President, Corporate Affairs and General Counsel; and Alan Grahame, our Senior Vice President, Worldwide Sales.

Fiscal 2012 Highlights

Ixia delivered a solid financial performance in 2012 with strong revenue growth and profitability. In 2012, Ixia successfully executed its strategy of growing its core business and expanded its addressable market, product portfolio and customer base through its acquisitions of Anue Systems, Inc. (“Anue”) and BreakingPoint Systems, Inc. (“BreakingPoint”) in June 2012 and August 2012, respectively. Ixia also grew its international market presence and operations, while maintaining discipline over its operating expenses.

Ixia’s fiscal 2012 revenue grew to a record $411.7 million (including an aggregate of $54.9 million of post-acquisition revenue from Anue and BreakingPoint), an increase of 33.5% over fiscal 2011 revenue of $308.4 million. The Company experienced significant improvement in GAAP operating income and recorded GAAP net income for fiscal 2012 of $47.2 million, or $0.61 per diluted share, compared with fiscal 2011 GAAP net income of $23.8 million, or $0.33 per diluted share. The Company generated $80.3 million in cash flows from operations in 2012 (compared to $61.3 million in cash flows from operations in 2011) and ended the year with approximately $177 million in cash, cash equivalents and investments. In addition, total shareholder return in 2012 improved significantly compared to 2011.

In May 2012, the Board appointed Victor Alston to succeed Mr. Bhatnagar as the Company’s President and Chief Executive Officer.

Overview

Our Board has delegated to our Compensation Committee (“Committee” or “Compensation Committee”) the responsibility for determining, administering and overseeing the compensation program for our executive officers, including our compensation and benefit plans and practices. Under our Compensation Committee Charter, the Committee is responsible for approving the base salaries, bonus opportunities and other terms of each executive officer’s employment with the Company, approving and administering cash bonus plans, recommending to our Board the terms of our equity-based incentive plans and severance plans, and administering our equity incentive plans and approving the equity incentive grants thereunder to our executive officers and other employees. The Committee periodically reports to our Board on executive officer compensation matters, and Board members and executive officers, including our President and Chief Executive Officer and other officers when appropriate, are invited from time to time to attend Committee meetings.

The members of our Compensation Committee currently are Ms. Hamilton (Chair), and Messrs. Asscher and Fram, all of whom qualify as independent directors under the listing standards of The NASDAQ Stock Market LLC and satisfy applicable standards of independence under federal securities and tax laws. Our Compensation Committee meets quarterly on a regular basis and also meets bi-monthly (typically on the first Thursday of every other calendar month), to perform its duties and from time to time as needed. Our Committee consults with its independent compensation consultant, Frederic W. Cook Co., Inc. (“FWC”), and other independent directors, before setting the annual compensation for the Company’s executive officers.

Although our President and Chief Executive Officer also serves as a member of our Board, he does not participate in discussions or decisions of our Board or of the Committee regarding the setting of his salary or other compensation, the award of any bonus or the grant of any equity incentives to him or other compensation matters that may directly affect him. As a director and the Chief Executive Officer of Ixia, Mr. Alston participates in decisions and discussions of the Board and in discussions of the Committee and makes recommendations to the Board and to the Committee with respect to compensation matters generally and the compensation of executive officers other than himself. During his tenure as a director, President and Chief Executive Officer of Ixia, Mr. Bhatnagar similarly participated in these compensation discussions and decisions.

The philosophy and principal objectives of our executive officer compensation program are to:

•	provide competitive compensation to ensure our success in attracting, motivating and retaining highly qualified, experienced individuals to manage and lead our Company,

•	link our executives’ short-term cash incentives to the achievement of measurable Company financial performance goals and Company and individual objectives,

•	link our executives’ long-term incentives to our stock price performance and to the achievement of measurable Company financial performance goals,

•	align our executives’ interests with the long-term interests of our shareholders, and

•	reward our executives for creating shareholder value, including by improving our stock price performance.

In carrying out its duties and responsibilities, the Committee has the authority in its discretion and at the Company’s expense to retain independent compensation consultants and outside advisors to assist the Committee.

Since November 2009, the Compensation Committee has retained FWC as an independent compensation consultant to render advisory services to the Committee with respect to the Company’s executive officer compensation program. Specifically, the Committee has retained FWC to annually conduct an independent review and assessment of the Company’s executive officer compensation program, advise the Committee regarding the competitiveness of our executive officer compensation program, provide industry and peer group compensation information for executive officers and advise the Committee with respect to executive compensation practices, trends, regulatory matters and external market factors. FWC assisted the Committee in evaluating and structuring compensation packages for the Company’s executive officers, in providing information concerning competitive compensation levels and mix (for example, the proportion of salary, bonus and equity compensation included in an officer’s total compensation package) and in setting compensation levels for our executive officers in 2012. The Compensation Committee has also consulted with FWC in connection with the design of our 2012 Executive Officer Bonus Plan which was adopted in May 2012, and in connection with the grant of equity incentives to our named executive officers in 2012. No member of the Board or any named executive officer has an affiliation with FWC, and FWC does not provide any services directly to the Company or its management.

Although the Committee considers the advice of our independent compensation consultants to be an important factor in the review and determination of executive compensation and in the review and establishment of executive compensation programs and plans, the Committee is not bound by and may not always accept the recommendations of our independent consultants.

In determining the appropriate levels of compensation with respect to each component of our compensation program for 2012, our Committee considered and used executive compensation information for companies in the network products/services and telecommunications sectors with annual revenues comparable to Ixia’s as well as compensation data and information provided by our compensation consultant. We also considered and compared aspects of our executive compensation program to the executive compensation practices and programs of members of our peer group. The use of surveys and peer group information helps the Committee evaluate the competitive positioning of our compensation arrangements for our named executive officers, assists the Committee in establishing certain compensation targets and helps to serve as a point of reference in structuring our officer compensation packages. With the assistance of our compensation consultant, our Committee determines the members of our peer group. For purposes of our 2012 compensation program, our peer group comprised 17 companies in the high technology industry (i.e., U.S.-based networking, software and communications equipment companies) with comparable revenues and/or market capitalization and includes many companies with which Ixia competes for executive talent. For 2012, our Committee selected the following companies to comprise our peer group:

ADTRAN	Emulex	Opnet Technologies
Aruba Networks	Harmonic	Powerwave Technologies
Blue Coat Systems	Infinera	Quest Software
Calix	Interdigital	Shore Tel
Cohu	NetScout Systems	Sonus Networks
Digi International	Oplink Communications

We typically review our peer group companies annually and from time to time add or remove members of our peer group to take into account changes in revenues, operating income and market capitalization of our peer group companies and Ixia and other relevant factors. In August 2012, we conducted our annual review of our then peer group and for 2013, with the advice of our compensation consultant, we removed Calix, Cohu, Digi International, Oplink Communications, Powerwave Technologies and Shore Tel based primarily on their then substantially lower market capitalizations as compared to Ixia’s, and we deleted Blue Coat Systems and Quest Software because they were acquired or in the process of being acquired and ceased to be public companies. For 2013, we also added to our peer group ACI Worldwide, Acme Packet, Arris Group, Finisar, Fortinet, NETGEAR, Riverbed Technology, Sourcefire, Tellabs and Websense principally because we considered their market capitalizations, revenue size and other relevant financial metrics to be more in line with Ixia’s market capitalization, revenue and other financial metrics (e.g., operating income) and found these new peer group companies on balance to be more comparable to Ixia. The 2012 peer group was used for setting 2012 salary and bonus and equity awards made in the first half of the year, while the 2013 peer group was referenced when determining December 2012 equity awards.

We do not believe that it is appropriate to establish compensation levels based solely on peer group or survey comparisons, but we reference peer group pay and performance data as relevant factors in determining the competitiveness and reasonableness of the elements of our executive compensation program. We recognize that our executive compensation program must compare favorably with the compensation programs of those companies with which we compete for employees. The Committee reviews and considers this information when making decisions regarding executive compensation. We believe that the nature of the Company’s business and the environment in which it operates require us to retain flexibility in setting compensation based on a consideration of all facts and circumstances relating to our business and each executive officer.

For each named executive officer, our goal is to fairly compensate the officer with a guaranteed base salary and then to accomplish motivational and retention objectives with annual bonus opportunities and meaningful long-term equity incentive compensation. Therefore, we draw a distinction between the potential compensation opportunity for achieving performance-based goals and the actual compensation delivered based on performance.

As a guiding principle, our Compensation Committee believes that the executive officers should be compensated for performance (i.e., a substantial portion of their cash and equity compensation should be at risk, performance-based compensation linked to the achievement of measurable Company and/or individual objectives). Our Compensation Committee also believes that a mix of cash and equity incentive compensation is appropriate to reward and incent our executive officers for near-term financial performance, to support the business goals of the Company and to increase shareholder value in the longer term. As an executive officer’s level of responsibilities increases, generally the proportion of at risk, performance-based compensation as a percentage of total direct compensation will also increase.

The market for talented, qualified and experienced executives is intensely competitive. We seek to hire only highly qualified executives to manage our Company. Our philosophy is to pay for performance and to provide a total compensation program to our executive officers that is attractive and competitive overall with the compensation programs offered to executives at the companies with whom we compete for executive talent. We believe that the elements of our executive compensation program are in the aggregate generally competitive with the overall compensation programs of those companies with whom we compete for executive talent, and that our executive compensation is structured and adjusted appropriately to take into account the Company’s operating and stock price performance.

In determining and recommending compensation for our executive officers, including our named executive officers, and in addition to peer group information, our Committee considers an executive officer’s individual responsibilities and performance, how those responsibilities compare to those of our other executive officers and whether, based on responsibilities and performance, there is internal relative pay equity among our executive officers.

For 2012, our Compensation Committee sought as a general rule to position the total annual direct compensation (consisting of annual base salary, target bonus opportunity, the value of time-vested equity incentives and the value of performance-based stock options and restricted stock units) for the Company’s executive officers, including our named executive officers, at approximately the 75th percentile of such compensation payable to executive officers at comparable companies according to peer group information.

Our Committee periodically meets with our Chief Executive Officer and other members of management to discuss and obtain recommendations with respect to our Company’s compensation practices and programs for our executive officers and employees, but the Committee does not discuss with our Chief Executive Officer matters involving or affecting his own compensation. Although our management may make recommendations and proposals to the Committee for its consideration regarding the base salaries, short-term incentives, long-term equity incentives, severance benefits and other benefits for our executives, neither the Board nor the Committee is bound by or always accepts management’s recommendations and proposals. The Compensation Committee from time to time also seeks the advice of our independent compensation consultants regarding certain management compensation-related proposals and periodically meets in executive session without members of management present.

The principal components of our executive compensation program continue to be:

•	base salary,

•	short-term or annual incentives in the form of cash bonuses,

•	long-term equity incentives in the form of stock options and/or restricted stock units,

•	severance and change-in-control benefits, and

•	other benefits, such as health and disability insurance, 401(k) Plan and life insurance.

Our executive compensation program incorporates these components because our Committee considers the combination of these components to be necessary and effective in order to provide a fair and competitive total compensation package to our executive officers and to meet the other principal objectives of our executive compensation program.

Our Committee also believes that a substantial portion of an executive officer’s annual compensation should be “at risk” in order to motivate executive officers to attain Committee-approved goals and create shareholder value. Thus, a substantial portion of each executive officer’s annual compensation (i.e., annual bonuses and at least 50% of the number of equity awards, excluding awards that may be granted for promotion) is variable and dependent upon the achievement of pre-established financial goals and individual performance objectives and the Company’s stock price performance.

Shareholder 2012 Advisory Vote on Executive Compensation

At our previous annual meeting of shareholders in May 2012, we held a non-binding advisory shareholder vote on the compensation of our named executive officers (commonly referred to as a say-on-pay vote). At that meeting, a substantial majority of our shareholders (i.e., holders of approximately 84% of our shares voting on the proposal at the meeting) approved the executive officer compensation programs described in our proxy statement for the 2012 annual meeting. The Compensation Committee viewed this result as an affirmation of the Committee’s approach to executive compensation and decided that it was not necessary to implement changes to our compensation programs as a result of the shareholder advisory vote.

Based on the voting results at our 2011 annual meeting of shareholders with respect to the frequency of shareholder votes on executive compensation, the Board decided that Ixia would hold an advisory vote on the compensation program for named executive officers at each annual meeting of shareholders. Shareholder votes on the frequency of shareholder votes on executive compensation are required to be held at least once every six years so we currently expect the next shareholder vote on frequency to occur at the Company’s 2017 annual meeting of shareholders.

Risk Assessment

Our Compensation Committee periodically reviews our compensation policies, practices and programs to help ensure that they do not encourage excessive risk taking by our executive officers and employees. In structuring the executive officers’ compensation program for 2012, the Compensation Committee, with the assistance of FWC, assessed the risks arising from the Company’s compensation program and concluded that such risks are not reasonably likely to have a material adverse effect on the Company. We believe that excessive risk taking by our executive officers and employees is not encouraged by the Company’s compensation programs for the following reasons:

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Our incentive plans are market-driven and appropriately balance between short-term and long-term performance and cash and equity compensation, with a meaningful percentage focused on long-term equity compensation.

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Our incentive programs pay for performance against financial targets that include a profit metric and are set to be challenging yet achievable in order to motivate a high degree of business performance over one to two years.

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The Company Bonuses (see “Cash Bonuses” below) provided for in our 2012 Executive Officer Bonus Plan were set at competitive levels and were based on the Company’s achievement of certain financial performance goals, and the maximum Company Bonuses payable under such plan were capped at specified percentages of annual base salary. The Company has implemented internal controls, oversight and other safeguards that help detect and discourage behavior involving excessive risk taking by its executive officers and other employees. To reinforce our commitment to ethical conduct and discourage excessive risk taking, Ixia’s 2012 Executive Officer Bonus Plan includes a “clawback” provision which states that the Compensation Committee has the absolute right not to pay, to delay the payment of or to recover all or a portion of any bonus awarded to an officer under such plan if the Company’s 2012 financial statements are restated.

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2012 long-term equity incentive compensation consisted of a mix of “time-based” and “performance-based” nonstatutory stock options (“NSOs”) and restricted stock units (“RSUs”). These NSOs and RSUs only become eligible for vesting if the Company achieves above a pre-set two-year combined financial performance target for the period comprising the Company’s fiscal 2012 and 2013 years, thus serving both a retention and a longer term performance function and increasing the emphasis on longer term stock price growth. These performance-based and time-based NSOs and RSUs have exercise prices equal to the closing sales price on the date of grant and therefore only have value if our share price increases, thus aligning our executive officers’ interests with the interests of our shareholders.

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Ixia’s long-term performance-based NSOs and RSUs include a “clawback” provision which states that if the Company restates its financial statements for any reason for all or any portion of fiscal 2012 and/or 2013, then all unearned and/or unvested options and RSUs will be automatically cancelled and forfeited for no value.

Base Salaries

Our Committee is responsible for setting and approving base salaries for all executive officers, including our named executive officers. We view base salaries as an opportunity for executive officers to earn a portion of their cash compensation for the services they perform that is not subject to the risk of the Company’s financial performance.

In determining base salaries (including any subsequent adjustments thereto), our Committee reviews each executive officer’s base salary and considers base salary and other compensation information that is available from compensation surveys and various other sources for various high technology companies with whom we compete for executive talent, including companies in the network communications test systems industry and in our peer group. The Committee also takes into account each officer’s position, scope of responsibilities, experience, qualifications, skills and individual contributions and performance, the other components of an officer’s compensation package (e.g., bonus opportunity and equity incentives), our need to hire or retain a specific individual, internal relative pay equity, competitive conditions, our financial results and condition, and our growth in revenues and earnings. In addition, the Committee considers compensation data that is publicly available for companies in our peer group as well as information provided by our compensation consultants.

Due to the highly competitive nature of the market for executive talent and consistent with our compensation philosophy, we generally position our executive officer base salaries slightly above the median of base salaries payable to executive officers at comparable companies according to peer group information, although within our judgment and discretion, we may also consider other relevant information. In addition, the Committee annually reviews and adjusts, as it deems appropriate, the base salaries of our executive officers in order to align salaries at or at about median market levels.

2012 Base Salaries. During the first quarter of 2012, based on a review of each executive officer’s 2011 annual base salary and competitive market conditions, among other factors, effective April 1, 2012, our Compensation Committee adjusted the annual base salaries payable to the Company’s named executive officers from their 2011 base salary levels, as follows:

Named Executive Officer	2011 Base Salary	2012 Base Salary	% Increase of 2012 Base Salary over 2011 Base Salary
Atul Bhatnagar	$460,000	$460,000	0.0%
Victor Alston	310,000	330,000	6.5
Thomas B. Miller	290,000	300,000	3.5
Errol Ginsberg	390,000	430,000	10.3
Alan Grahame	300,000	320,000	6.7
Ronald W. Buckly	300,000	320,000	6.7

The Compensation Committee believes that the 2012 adjustments made to the base salaries for our named executive officers were generally consistent with the Committee’s philosophy that base salaries of the named executives should be slightly above the median of competitive market salaries, while also taking into consideration additional factors, including internal relative pay equity and each officer’s position, tenure with the Company, historical compensation, responsibilities and job performance. Upon the effectiveness and in recognition of his appointment and assumption of additional responsibilities in May 2012 as President and Chief Executive Officer of the Company, Mr. Alston received an additional base salary increase of $120,000 (i.e., an increase of 36.4% over his then 2012 base salary as Senior Vice President, Product Development and Chief Operating Officer), thereby increasing his 2012 base salary from $330,000 to $450,000, in order to bring his salary closer to the median base salaries of the chief executive officers of Ixia’s peer group. In June 2012, Mr. Buckly’s base salary was increased from $320,000 to $330,000 (i.e., an increase of 3.1% over his then 2012 base salary) in recognition of his key role and expected contributions to the Company.

Cash Bonuses

Our Compensation Committee believes that a significant portion of each executive officer’s annual cash compensation should be variable and paid in the form of cash bonuses that are directly tied to and reward the achievement of the Company’s financial performance goals and, in certain cases, an executive officer’s achievement of non-financial objectives. The Committee believes that the payment of cash bonuses based in substantial part on the Company’s achievement of financial performance objectives, specifically revenue and adjusted operating income goals, promotes the profitable growth of the Company, contributes to the Company’s short-term financial performance and creates shareholder value. An officer’s bonus opportunity varies based on the officer’s position and responsibilities. Generally, the higher the position and the level of responsibility that an executive officer has, the greater the percentage of that officer’s target total cash compensation that consists of an opportunity to earn incentive cash bonuses.

2012 Executive Officer Bonus Plan. In May 2012, our Committee approved our 2012 Executive Officer Bonus Plan (the “2012 Bonus Plan”) under which our executive officers were eligible to earn cash bonuses based on their respective target bonus opportunities (established as a percentage of an officer’s annual base salary, which is 100% in the case of Mr. Alston, 70% in the case of Mr. Ginsberg, and 60% in the case of all other executive officers eligible to participate in the 2012 Bonus Plan). Each current executive officer (other than Messrs. Alston and Ginsberg) was eligible to earn both a Company bonus and an individual bonus. Mr. Bhatnagar was not eligible to participate in the 2012 Bonus Plan.

The Company bonus was based on the degree to which the Company achieved annual revenue and adjusted operating income goals for 2012 which were approved by our Committee (a “Company Bonus”), while the individual bonus was based on the degree to which an executive officer achieved certain Company objectives for 2012 which were approved by our Committee (an “Individual Bonus”). For purposes of the Company Bonus, the Company’s target revenue goal for 2012 reflected an approximately 11.9% increase over the Company’s actual 2011 revenue, and the Company’s adjusted target operating income goal reflect an approximately 13.5% increase over the Company’s actual 2011 adjusted operating income goal. The individual officers’ bonus opportunities reflect our philosophy and goal to set the target total cash compensation for the named executive officers generally at or slightly above the median of total cash compensation of the named executive officers of our peer group companies, but only when Ixia’s annual financial performance goals (i.e., annual revenue and adjusted operating income goals) under the 2012 Bonus Plan were achieved. The bonus opportunity percentages also reflect the Committee’s belief that a higher percentage of the Chief Executive Officer’s and Chief Innovation Officer’s target cash compensation should consist of incentive compensation rather than fixed salary.

For Messrs. Alston and Ginsberg, 100% of their 2012 total target bonus was based on the Company’s 2012 financial performance. For each other executive officer, 75% of his 2012 total target bonus opportunity was based on the Company’s 2012 financial performance (i.e., the Company Bonus), and 25% of his 2012 total target bonus opportunity was based on the officers’ achievement of certain non-financial Company objectives (i.e., the Individual Bonus). For these officers, the 75%/25% apportionment of the total target bonus opportunity between the achievement of Company financial performance goals and the achievement of the Company’s non-financial objectives reflects the Committee’s desire to align our cash incentive compensation primarily with the overall annual operating performance of the Company which we believe will ultimately contribute to value creation for our shareholders.

Under the terms of our 2012 Bonus Plan, each of our named executive officers was eligible to earn a Company Bonus equal to a percentage of his base salary, with the percentage depending on the officer’s title and the Company’s financial performance as measured by the degree to which the Company achieved the pre-set revenue and adjusted operating income goals for 2012. The Committee believes that the creation of shareholder value is supported by growth in revenue and operating income and that the incentives to operate the business efficiently and profitably should be a focus of and within the control of the Company’s management team.

If the Company achieved 100% of its target revenue and operating income goals, then Messrs. Alston, Miller, Ginsberg, Buckly and Grahame were eligible for a Company Bonus equal to 100%, 45%, 70%, 45% and 45%, respectively, of their annual base salaries (these percentages are referred to as an officer’s “Company Bonus opportunity” for purposes of the 2012 Bonus Plan). If the Company exceeded 100% of its 2012 target revenue and operating income goals, then, based on the level of revenue and adjusted operating income achieved, the executive officers had an opportunity to earn higher Company Bonuses (up to a maximum of 180%, in the case of Mr. Alston; up to a maximum of 126%, in the case of Mr. Ginsberg; and up to a maximum of 81%, in the case of the other named executive officers, of their respective base salaries). Our named executive officers were only eligible to receive Company Bonuses if our annual revenue and/or operating income for 2012 exceeded the minimum, or threshold, revenue and/or adjusted operating income goals of $258,750,000 and $50,915,000, respectively. These minimum, or threshold, goals were set at 75% of the target annual revenue and adjusted operating income goals. Therefore, no Company Bonuses would be paid if both of these minimum revenue and operating income goals were not achieved.

For purposes of our 2012 Bonus Plan, “operating income” meant our operating income from continuing operations calculated under generally accepted accounting principles calculated on a consolidated basis before income taxes, interest and other income but after any bonuses payable under both our 2012 Bonus Plan and our employee bonus plan and as adjusted to exclude the effects of equity incentive compensation expense, restructuring charges, officer severance compensation, impairment charges, acquisition-related amortization and other M&A-related charges or income and similar charges or income.

The 2012 Bonus Plan also included a clawback feature requiring that if Company Bonuses were payable or paid and the Company’s consolidated financial statements for 2012 were restated to reflect a less favorable financial condition or less favorable results of operations than those previously determined or reported and those used for determining the Company Bonuses, our Committee could in its discretion determine that all or a part of the Company Bonuses would not be paid, delay the payment thereof or recover all or a portion of any bonus from the officers who have received them.

Certain of our named executive officers (i.e., Messrs. Miller, Buckly and Grahame) were also eligible to receive Individual Bonuses based on our determination of the degree to which they achieved certain Company objectives. This opportunity represented 25% of their annual target bonus opportunity based on the 25% weighting assigned to the Individual Bonus. These Individual Bonuses were designed to motivate these executive officers to achieve important short-term Company objectives. The maximum amount of the Individual Bonus that was payable to these named executive officers for 2012 was equal to 15% of his annual base salary. Unlike the Company Bonuses, the Individual Bonuses were capped at 100% of the potential maximum amount payable.

Messrs. Alston and Ginsberg were not eligible to receive an Individual Bonus. The other named executive officers (Messrs. Miller, Buckly and Grahame) were all assigned the same objectives for 2012. These objectives and their respective weightings were as follows: (i) improve hardware and software quality by 15% over 2011 quality metrics (weighting – 10%); (ii) meet or exceed the Towers Watson hi-tech benchmark (i.e., 76%) for employee engagement (weighting – 7%); and (iii) improve cross-functional teamwork as measured by Company surveys and findings based on the Company’s performance review process (weighting – 8%). Based on Mr. Alston’s recommendation as to the Company’s achievement of these objectives and the Committee’s determination that the Company had made significant progress in improving product quality, had exceeded the Towers Watson high-tech benchmark and had improved cross-functional teamwork, the Committee agreed that all the named executive officers who were eligible for an Individual Bonus in 2012 would receive 100% of their Individual Bonuses.

In addition to the Company and Individual Bonuses payable under the 2012 Bonus Plan, the independent members of our Board had the discretion to award bonuses on a selective basis under the 2012 Bonus Plan in order to recognize individual contributions or achievements. No discretionary bonuses were paid to our named executive officers for 2012. All 2012 bonuses paid under the 2012 Bonus Plan were determined based on the Company’s actual achievement of the pre-set financial performance goals set forth in the 2012 Bonus Plan and, in all cases other than Messrs. Alston and Ginsberg, the officers’ achievement of the Company objectives.

Executive officers were entitled to receive their Company or Individual Bonuses under the 2012 Bonus Plan only if they were employed by the Company or one of its subsidiaries as an eligible officer on the date on which the bonuses were payable, unless such requirement was waived. Messrs. Alston, Miller, Ginsberg, Buckly and Grahame were all employed by the Company as eligible officers on the date on which bonuses under the 2012 Bonus Plan were paid.

The revenue and operating income goals, together with the related “bonus factors” that were used in the computation of bonuses, that were approved by our Compensation Committee under the 2012 Bonus Plan were as follows:

	2012 Revenue Bonus Factor Matrix		2012 Operating Income Bonus Factor Matrix
	Revenue Targets* (in thousands)	Revenue Bonus Factor*	Operating Income Targets* (in thousands)	Operating Income Bonus Factor*
Maximum	$400,200	180%	$78,748	180%
h	372,600	140	73,317	140
Target	345,000	100	67,886	100
i	310,500	60	61,097	60
	276,000	20	54,309	20
Minimum	258,750	0	50,915	0

*

For performance between two Revenue or Operating Income Targets, the Revenue Bonus Factor and the Operating Income Bonus Factor were interpolated linearly for purposes of determining the amounts of the Company Bonuses earned by our executive officers.

The amount of an officer’s 2012 Company Bonus was calculated by multiplying (i) the product of such officer’s annual base salary in effect at December 31, 2012 and such officer’s bonus opportunity by (ii) the applicable bonus factor average. The bonus factor average was equal to the average of the Revenue Bonus Factor and the Operating Income Bonus Factor as determined in accordance with the bonus factor matrices set forth above. Stated mathematically, the amount of a Company Bonus payable to an officer equaled AxBxC, where A = an officer’s annual base salary in effect at December 31, 2012; B = the applicable annual bonus percentage for such officer; and C = the applicable bonus factor average.

The amount of a bonus payable to an executive officer eligible for an Individual Bonus was calculated by multiplying (i) the product of an officer’s annual base salary in effect at December 31, 2012 and the individual bonus opportunity percentage for such officer (i.e., 15% for Messrs. Miller, Buckly and Grahame) by (ii) the percentage degree to which it was determined that such officers achieved the Company objectives for 2012.

In order for executive officers to earn 100% of their Company Bonus opportunity for 2012, the Company needed to achieve target revenue and adjusted operating income goals of approximately $345.0 million and $67.9 million, respectively. The 2012 target revenue goal was approximately 6.3% higher than the Company’s actual 2011 revenue, while the 2012 target operating income goal was approximately 12.4% higher than the Company’s actual 2011 operating income. The minimum threshold and maximum revenue and operating income goals were equal to 75% and 116% of the target revenue and operating income goals, respectively. We believe that the target and maximum financial performance goals under the Company’s officer bonus plan should be linked to the achievement of revenue and operating income goals that are challenging in light of the Company’s 2012 business plan and prior year’s performance.

For 2012, the Company earned approximately $411.7 million in revenue and $90.7 million in operating income (calculated to take into account the adjustments described above) and therefore achieved in excess of both the “target” revenue and operating goals under the 2012 Bonus Plan. Because the Company met approximately 119.3% of the target revenue goal and 109.4% of the target operating income goal for 2012, the named executive officers earned Company Bonuses that were calculated using a bonus factor average equal to 114.4% and consequently earned Company Bonuses that were greater than their target Company Bonuses. In addition, based on the degree to which the Committee determined the named executive officer achieved the non-financial Company objectives, each of Messrs. Miller,

Buckly and Grahame earned Individual Bonuses equal to 100% of their Individual Bonus opportunities. 2012 bonuses were paid in accordance with the formulas set forth in the 2012 Bonus Plan (i.e., based on the Company’s achievement of the pre-set financial performance goals and the officers’ achievement of the Company objectives approved by our Committee), and no discretionary bonuses were awarded.

The amounts of the 2012 Company and Individual Bonuses that would have been payable under the 2012 Bonus Plan to the Company’s named executive officers, based on their annual base salaries at December 31, 2012, if the Company had exactly achieved its target financial performance goals under the 2012 Bonus Plan (i.e., approximately (i) $345.0 million of revenue and (ii) $67.9 million of operating income) and all the officers eligible for an Individual Bonus achieved 100% of the Company objectives, were as follows:

Named Executive Officer	Target 2012 Company Bonus Opportunity	Target 2012 Individual Bonus Opportunity	Target 2012 Total Bonus Opportunity	Target 2012 Total Bonus Opportunity (% of Base Salary)
Victor Alston	$450,000	$0	$450,000	100%
Thomas B. Miller	135,000	45,000	180,000	60
Errol Ginsberg	301,000	0	301,000	70
Ronald W. Buckly	148,500	49,500	198,000	60
Alan Grahame	144,000	48,000	192,000	60

The 2012 total bonuses (i.e., Company Bonuses plus Individual Bonuses, if applicable), actually earned by the named executive officers represented approximately 130.4%, 149.5%, 130.4%, 149.5% and 149.5% of the “target” 2012 total bonus opportunity for Messrs. Alston, Miller, Ginsberg, Buckly and Grahame, respectively. The following table sets forth information concerning the 2012 bonuses actually paid under the 2012 Bonus Plan to the Company’s named executive officers:

Named Executive Officer	2012 Company Bonus	2012 Individual Bonus	2012 Total Bonus	2012 Total Bonus as % of 2012 Base Salary
Victor Alston	$586,924	$0	$586,924	130.4%
Tom Miller	176,077	45,000	221,077	73.7
Errol Ginsberg	392,587	0	392,587	91.3
Ronald W. Buckly	193,685	49,500	243,185	73.7
Alan Grahame	187,816	48,000	235,816	73.7

2012-2013 Executive Officer Integration Bonus Plan. We purchased Anue in June 2012 and BreakingPoint in August 2012. The Compensation Committee believes that the success of these acquisitions depends in large part on the successful integration of the businesses and operations of Anue and BreakingPoint into Ixia within 18 months after the acquisitions. Accordingly, in the fourth quarter of 2012, our Committee approved the 2012-2013 Executive Officer Integration Bonus Plan (the “Integration Bonus Plan”) in order to motivate and reward certain of the Company’s officers for their significant efforts in integrating these three businesses. Six of the Company’s officers participate in the Integration Bonus Plan, including the following named executive officers: Messrs. Miller, Buckly and Grahame. Messrs. Alston and Ginsberg are not eligible to participate in the Integration Bonus Plan. Under the Integration Bonus Plan, participants are eligible to receive cash bonuses for 2012 and 2013 that are in addition to any amounts they receive under any other bonus plan (including the 2012 Bonus Plan), provided that the Company achieves certain performance objectives related to the integration of the Ixia, Anue and BreakingPoint businesses.

The Integration Bonus Plan uses three metrics to determine whether cash bonuses will be paid for a particular year and to determine the amount of such bonuses. The first metric is the average of the rates of voluntary employee attrition at Anue and BreakingPoint during the relevant measurement periods. For 2012, the relevant measurement periods for this “Employee Attrition” metric are (i) for Anue, the Company’s third and fourth fiscal quarters of 2012, and (ii) for BreakingPoint, the Company’s fourth fiscal quarter of 2012. The second metric used to determine whether bonuses are paid is the total dollar value of orders for Anue network tool optimizer and impairment products and services from unaffiliated third parties that are received and accepted by the Company during the relevant measurement period, and that are not cancelled prior to the date on which the bonuses are calculated. For 2012, the relevant measurement period for this “Anue Bookings” metric is the Company’s third and fourth fiscal quarters of 2012. The third metric is the total dollar value of orders for BreakingPoint products and services from unaffiliated third parties that are received and accepted by the Company during the relevant measurement period, and that are not cancelled prior to the date on which the bonuses are calculated. For 2012, the relevant measurement period for this “BreakingPoint Bookings” metric is the Company’s fourth fiscal quarter of 2012. For 2013, the relevant measurement period for each of the foregoing metrics is the full 2013 fiscal year.

Under the Integration Bonus Plan, our Committee set achievement targets (the “Targets”) for 2012 and 2013 for each of the three metrics. For 2012, the Target for the Employee Attrition metric was 5%; the Target for the Anue Bookings metric was $42,000,000; and the Target for the BreakingPoint Bookings metric was $17,300,000. The Company was required to achieve at least 85% of each of the three Targets for a particular year in order for any bonuses to be paid under the Integration Bonus Plan with respect to that year. Therefore, no bonus would be paid for 2012 under the Integration Bonus Plan if the actual 2012 Employee Attrition metric was greater than 5.75%, if the actual 2012 Anue Bookings metric was less than $35,700,000, or if the actual 2012 BreakingPoint Bookings metric was less than $14,705,000. Additionally, no bonuses would be paid for 2012 under the Integration Bonus Plan if the Company failed to achieve a “bonus factor average” (as described in the preceding section titled “2012 Executive Officer Bonus Plan”) of at least 100% under the 2012 Bonus Plan, and no bonus will be paid for 2013 under the Integration Bonus Plan if the Company fails to achieve a “bonus factor average” of 100% under any executive officer bonus plan adopted by the Committee for 2013.

If the Company satisfies all of the minimum achievement thresholds described above, the actual bonus that a participant in the Integration Bonus Plan is eligible to receive for a particular year is calculated by multiplying together the following three amounts: (i) the participant’s annual base salary in effect at the end of that year (prorated for 2012 for participants who are Anue or BreakingPoint employees, with such proration being based upon the number of days of the year that are after the effective date of the Company’s acquisition of that business); (ii) the participant’s “Bonus Percentage” for that year (for 2012, each participant’s Bonus Percentage was 16%; and for 2013, each participant’s Bonus Percentage is 25%); and (iii) the average of the percentages of achievement for each of the three Targets (this percentage is referred to as the “Bonus Factor” and is capped at 100%). For 2012, the Company satisfied all of the minimum achievement thresholds described above. The Company exceeded 100% for each of the three Targets, and the Company’s “bonus factor average” for the 2012 Bonus Plan exceeded 100%. Accordingly, for 2012, each participant in the Integration Bonus Plan was eligible for the maximum cash bonus specified for that participant in the plan.

Participants in the Integration Bonus Plan are entitled to receive their 2012 bonuses under the plan only if they are employed by the Company or one of its subsidiaries in one of the positions identified in the plan on the date on which the bonuses are payable, unless this requirement is waived by the Committee. All three of the Company’s named executive officers who participate in the Integration Bonus Plan were employed by the Company in one of the positions identified in the plan on the date on which the 2012 bonuses were paid. The following table sets forth information concerning the 2012 bonuses paid to those three named executive officers under the Integration Bonus Plan:

Named Executive Officer	Base Salary as of December 31, 2012	2012 Integration Bonus Amount	2012 Integration Bonus as % of 2012 Base Salary
Thomas B. Miller	$300,000	$48,000	16%
Ronald W. Buckly	330,000	52,800	16%
Alan Grahame	320,000	51,200	16%

Long-Term Equity Incentives

The use of long-term equity incentives has long served as a key component of our executive compensation program and is a practice that we expect to continue. Our Committee believes that equity incentives help to provide a necessary balance to the cash compensation components of our executive compensation program because equity incentives create an incentive for our management team to preserve and increase shareholder value over a longer period of time. The vesting of equity incentives also encourages executive officer retention, while base salaries and cash bonuses typically focus on short-term compensation and performance.

The Board has delegated to our Committee the authority for administering our equity incentive plans and for granting and determining the terms of equity incentives awarded to our employees thereunder. Under the terms of our Amended and Restated 2008 Equity Incentive Plan, as amended, our Committee is delegated the authority to grant equity incentives in the form of stock options (typically nonstatutory stock options (“NSOs”)), restricted stock units (“RSUs”), restricted stock awards and share appreciation rights. To date, however, the Committee has granted only NSOs and RSUs under the Company’s equity incentive plans. For our executive officers, the vesting of certain of such equity incentives is time-based (i.e., they vest as long as the holder remains an employee of the Company) while the extent to which other equity incentives are earned and subsequently vest is contingent on the Company’s achievement of certain financial performance goals. Our Committee views the award of equity incentives as an effective, valuable and necessary incentive to attract and retain our executive officers and key employees whose services are necessary for our future success, to align their interests with the long-term interests of our shareholders by rewarding performance that enhances shareholder value and to further motivate them to create long-term shareholder value. We also review and consider recommendations from time to time by the Company’s President and Chief Executive Officer regarding the proposed grants of equity incentives to executive officers (other than himself) and other key employees whose contributions and skills are important to our long-term success.

We currently use stock options and/or RSUs for our executive officer equity awards to retain them, while keeping their interests aligned with the interests of shareholders. An executive officer typically receives a grant of NSOs upon first joining the Company and thereafter is eligible periodically to receive additional equity incentives, typically NSOs and/or RSUs. In determining the size and other terms of an initial or subsequent equity incentive grant to an executive officer, our Committee considers a number of factors, including equity incentive grant information from our peer group, the officer’s position and responsibilities, relative internal equity in compensation among our executive officers, the retention value of unearned and/or unvested equity incentive grants (if any), promotions, individual performance, salary, previous equity incentive grants (if any) and length of service to, and the compensation expenses recognized by, the Company. From time to time, we also award stock options or other equity incentives on a selective basis to executive officers in order to recognize their individual achievements and contributions, a promotion or a significant change in job responsibilities or to encourage retention.

NSOs and RSUs (in each case, other than new hire grants) for our employees, including executive officers, generally vest (subject to continuation of employment) in 16 equal quarterly installments over four years, as long as the holder remains an employee of the Company, and therefore encourage the holder to remain an employee of the Company. New hire grants of NSOs and RSUs for executive officers and other key employees typically vest (subject to continuation of employment) to the extent of 25% after one year of employment and as to the remaining 75% in 12 equal quarterly installments over the next three years. NSOs granted since 2008 typically expire as to all installments seven years after grant, subject to earlier expiration in the event of an optionee’s termination of employment. The effective date of an equity incentive award is never earlier than the date on which our Committee approves the grant or the date on which an employee commences his or her employment with the Company. Upon vesting, RSUs are settled by delivery to the holder of shares of our Common Stock.

Our Committee normally meets bi-monthly, typically on the first Thursday of every other calendar month, to award equity incentives to newly hired executive officers and key employees. It is our policy and practice that all stock options granted under our equity incentive plans have an exercise price equal to the closing sales price of our Common Stock on the effective date of an option grant.

The Committee also uses performance-based vesting for options and RSUs in connection with a meaningful percentage of the number of equity incentives awarded to our executive officers, including our named executive officers, in an effort to more closely align our compensation program with the interests of our shareholders and to reward our officers for the Company’s financial performance.

It is the Company’s practice from time to time to grant additional equity incentives to its officers and employees, typically annually in the fiscal first quarter for executive officers and in the fiscal fourth quarter for employees other than executive officers, in order to incent them and encourage their retention as officers and employees of the Company. In connection with our Committee’s review and evaluation in the first quarter of 2012 of the compensation program for our executive officers, we conducted a review of the equity incentives then held by our executive officers. As part of that process, the Committee reviewed the types of equity incentives then held by each named executive officer, information concerning the equity incentive grant practices of companies in our peer group and various companies included in compensation surveys we considered relevant, each named executive officer’s job performance, responsibilities and contributions to the success of the Company, the value of the unearned and/or vested and unvested equity incentives then held by each named executive officer, and the overall compensation package for each named executive officer.

In connection with the Committee’s grant of performance-based equity incentives and its determination of the target goals thereunder, we also consider the Company’s financial performance for the immediately preceding fiscal year and the Company’s financial forecast for the next two fiscal years, and we believe that the extent to which such equity incentives could be earned should be linked to the achievement of challenging financial performance goals. In setting the terms of our equity incentive grants awarded in February 2012, we took into account the Company’s significantly improved financial performance during fiscal 2011: our fiscal 2011 revenues grew to a record $308.4 million, or 11.4% year-over-year; our fiscal 2011 GAAP net income grew 112.5% year-over-year, and increased to $23.8 million, or $0.33 per diluted share, compared to fiscal 2010 net income of $11.2 million, or $0.17 per diluted share. Our fiscal 2011 non-GAAP operating income and non-GAAP net income grew 45% and 32%, respectively, compared to fiscal 2010. The Company generated $61.3 million in cash flows from operations in 2011 and ended the year with approximately $385 million in cash and investments compared with $339 million at fiscal 2010 year end. The Company’s fiscal 2011 performance, as well as its fiscal 2012 business plan to grow revenue and non-GAAP operating income by 13% and 16%, respectively, and the Company’s long-term business growth plans, were among the principal factors considered by the Compensation Committee in the first quarter of 2012 in determining the amounts of, and the decision to award, both time-based and performance-based equity incentives to our executive officers.

2012 Equity Incentive Grants. During 2012, the Compensation Committee granted long-term incentive compensation awards that consisted of a mix of NSOs and RSUs which would vest over four years based on an officer’s continued employment with the Company (“time-based NSOs” and “time-based RSUs,” respectively) and NSOs and RSUs which would be earned upon the Company’s achievement of certain financial goals over a two-year period (“performance-based NSOs and performance-based RSUs,” respectively).

During 2012, we granted an aggregate of 594,000 time-based NSOs, 148,100 time-based RSUs, 180,000 performance-based NSOs and 59,967 performance-based RSUs to our named executive officers in recognition of their job performance and responsibilities and the Company’s performance and to encourage their retention, incent them as executive officers and further align their interests with the long-term interests of our shareholders. Of these grants, an aggregate of 225,000 time-based NSOs, 75,000 time-based RSUs, 150,000 performance-based NSOs and 49,967 performance-based RSUs were granted during the 2012 first quarter as part of the Company’s annual equity grant program, and an aggregate of 174,000 time-based NSOs were granted in early December 2012 in recognition of the Company’s strong 2012 financial performance as of that time. The grants also included the grants to Mr. Alston in May 2012 of additional time-based NSOs and RSUs in recognition of his promotion and appointment as President and Chief Executive Officer effective in May 2012 and to Mr. Buckly in June 2012 of additional time-based NSOs in recognition of his key role and expected contributions to the Company.

Of our 2012 grants, the number of performance-based NSOs and RSUs (as compared to time-based equity incentives) awarded to each named executive officer represented a meaningful percentage of the total equity incentives awarded to a named executive officer. For 2012 and prior to the December 2012 grant of additional time-based equity incentive awards, the Compensation Committee generally targeted total grant values so that each named executive officer would have the opportunity to earn total annual direct compensation (defined for this purpose as base salary, target bonus and the grant date value of both time-based and performance-based equity incentive awards) at approximately the 75th percentile of market data if the Company achieved the target performance goals approved by the Compensation Committee under the 2012 Bonus Plan and the performance-based NSOs and RSUs. As a result of the December 2012 equity incentive grants and, in the case of certain named executive officers (i.e., Messrs. Miller, Buckly and Grahame), the bonus opportunities provided under the Integration Bonus Plan approved in the 2012 fourth quarter, each named executive officer’s total annual direct compensation opportunity was above the 75th percentile of market data if the Company achieved the target performance goals under the 2012 Bonus Plan, the performance-based NSOs and RSUs and, if applicable, the Integration Bonus Plan.

The equity incentives awarded to the named executive officers in 2012 were specifically allocated as follows:

Named Executive Officer	Time-Based NSOs (1)	Time-Based RSUs (2)	Performance-Based NSOs (3)	Performance-Based RSUs (4)
Victor Alston	250,000	50,000	60,000	20,000
Tom Miller	53,000	17,700	22,000	7,300
Errol Ginsberg	125,000	41,700	50,000	16,667
Ronald W. Buckly	103,000	17,700	22,000	7,300
Alan Grahame	63,000	21,000	26,000	8,700

(1)

Includes 45,000, 33,000, 75,000, 33,000 and 39,000 time-based NSOs granted to Messrs. Alston, Miller, Ginsberg, Buckly and Grahame, respectively, in the 2012 first quarter, (ii) 145,000 time-based NSOs granted to Mr. Alston in May 2012, (iii) 50,000 time-based NSOs granted to Mr. Buckly in June 2012 and (iv) 60,000, 20,000, 50,000, 20,000 and 24,000 time-based NSOs granted to Messrs. Alston, Miller, Ginsberg, Buckly and Grahame, respectively, in December 2012.

(2)

Includes (i) 15,000, 11,000, 25,000, 11,000 and 13,000 time-based RSUs granted to Messrs. Alston, Miller, Ginsberg, Buckly and Grahame, respectively, in the 2012 first quarter, (ii) 15,000 time-based RSUs granted to Mr. Alston in May 2012 and (iii) 20,000, 6,700, 16,700, 6,700 and 8,000 time-based RSUs granted to Messrs. Alston, Miller, Ginsberg, Buckly and Grahame, respectively, in December 2012.

(3)

Includes (i) 30,000, 22,000, 50,000, 22,000 and 26,000 performance-based NSOs granted to Messrs. Alston, Miller, Ginsberg, Buckly and Grahame, respectively, in the 2012 first quarter and (ii) 30,000 performance-based NSOs granted to Mr. Alston in May 2012.

(4)

Includes (i) 10,000, 7,300, 16,667, 7,300 and 8,700 performance-based RSUs granted to Messrs. Alston, Miller, Ginsberg, Buckly and Grahame, respectively, in the 2012 first quarter and (ii) 10,000 performance-based RSUs granted to Mr. Alston in May 2012.

The NSOs granted during 2012 have exercise prices equal to the closing sales price of our Common Stock as of the date of grant as reported on Nasdaq. The exercise prices per share of the NSOs range from $10.99 to $15.47. Thus, the time-based NSOs only have value if our stock price increases, and such a stock price increase also benefits our shareholders. The Compensation Committee believes that equity compensation should make up a greater portion of an officer’s compensation as his level of responsibility increases. The number of performance-based NSOs and RSUs that are earned by an officer will be based on the percentage degree to which the Company achieves a target level of aggregate Non-GAAP Operating Profit per Average Number of Shares Outstanding (as defined below) for the Company’s combined 2012 and 2013 fiscal years and will be determined in accordance with the following table. If the Company’s actual performance results fall between two of the percentages in the “Percentage of Target Objective Achieved” column, then straight-line interpolation will be used to determine the Percentage of Performance-Based Options and RSUs Earned:

Combined 2012-2013 Non-GAAP Operating Profit per Average Number of Shares Outstanding	Percentage of Target Objective Achieved	Percentage of Performance-Based NSOs and RSUs Earned
Threshold Objective ($)	75%	0%
	76%	4%
	80%	20%
	85%	40%
	90%	60%
	95%	80%
Target Objective ($)	100%	100%

An optionee will earn 100% of his performance-based NSOs and RSUs if the Company earns 100% of the Combined 2012-2013 Non-GAAP Operating Profit per Average Number of Shares Outstanding target objective. The target objective is set at 100% of the Combined 2012-2013 Non-GAAP Operating Profit per Average Number of Shares Outstanding goal approved by the Board. No performance-based NSOs or RSUs will be earned unless the Company achieves in excess of the threshold objective, which is equal to 75% of the target objective.

“Non-GAAP Operating Profit” for a fiscal year of the Company means the Company’s operating income from continuing operations calculated on a consolidated basis for the applicable fiscal year, less interest expense and excluding the effects of equity incentive compensation expense, restructuring charges, officer severance compensation, impairment charges, acquisition-related amortization and other M&A-related charges or income, and similar charges or income.

“Average Number of Shares Outstanding” for a fiscal year of the Company means the weighted average number of shares of the Company’s Common Stock outstanding during the applicable fiscal year.

The Company’s “Combined 2012-2013 Non-GAAP Operating Profit per Average Number of Shares Outstanding” is equal to the sum of the Company’s Non-GAAP Operating Profit per Average Number of Shares Outstanding for each of 2012 and 2013.

Our Compensation Committee believes that the Combined 2012-2013 Non-GAAP Operating Profit per Average Number of Shares Outstanding target for the performance-based NSOs and RSUs is challenging and that there is a significant possibility that the target objective for 2012-2013 may not be achieved. Although the 2012-2013 target is lower than the comparable 2011-2012 target (i.e., $1.957) for the 2011 equity incentive grants tied to the Company’s 2011-2012 financial performance (discussed below), the 2012-2013 target objective exceeds the Combined 2011-2012 Non-GAAP Operating Profit per Average Number of Shares Outstanding (i.e., $1.642) actually achieved by the Company.

We are not currently disclosing the target for the Combined 2012-2013 Non-GAAP Operating Profit per Average Number of Shares Outstanding measure because the number is derived from our confidential internal business plan. Disclosure of our specific financial objectives for 2012-2013 at this level of detail would provide our competitors with insights into our business plans, forecasts and strategies and would cause us competitive harm. We plan to provide our shareholders with information concerning the financial metrics for the performance-based NSOs and RSUs within approximately 90 days after the Company’s financial results for 2013 have been released, at which time it is unlikely that the disclosure of such information would cause the Company any competitive harm.

The number of performance-based NSOs and RSUs that become earned and subject to vesting will be determined by multiplying (i) the Percentage of Performance-Based Options or RSUs Earned, as determined in accordance with the table above, by (ii) the total number of shares subject to an executive officer’s performance-based NSOs or RSUs.

If the Company earns Combined 2012-2013 Non-GAAP Operating Profit per Average Number of Shares Outstanding in excess of the threshold objective, which is equal to 75% of the target objective, then the performance-based NSOs and RSUs will become earned and subject to vesting based on the extent to which the target objective has been achieved (see table above), provided the officer remains an employee of the Company (or any of its affiliates) from the option or RSU grant date through the date on which the Company files with the SEC its Annual Report on Form 10-K for the year ending December 31, 2013 (the “2013 Form 10-K Filing Date”). If, for example, the Company achieves exactly 80% of the target objective, then the percentage of performance-based NSOs and RSUs earned would be equal to 20%. If, however, the Company achieves 87.5% of the target objective, then the percentage of performance-based NSOs and RSUs earned would be equal to 50%.

If any of the Company’s existing business units becomes a discontinued operation prior to January 1, 2014, then the objectives and/or other metrics in the above table may be amended by the Committee in its sole discretion. In the event of any acquisition or similar transaction by the Company and/or any of its affiliates prior to January 1, 2014, the objectives and/or other metrics in the above table may be amended by the Committee in its sole discretion.

In addition, to the extent that during any continuous 90-day period ending on or before December 31, 2013 and other than as a result of voluntary employee resignations, the Company reduces the total number of full-time employees of the Company and its subsidiaries by more than 20 persons without the approval of the Board, then the objectives and/or other metrics in the above table may be amended by the Committee in its sole discretion.

Within 30 days following the Company’s 2013 Form 10-K Filing Date, the Compensation Committee will meet to (i) confirm in writing the extent to which the financial targets have been met and (ii) certify the number of options, if any, that have become earned and eligible for vesting for each executive officer.

To the extent that the performance-based NSOs and RSUs become earned and eligible for vesting, 50% of such earned NSOs and RSUs will vest on the date of the Committee’s confirmation and certification described above, provided that the officer remains an employee of the Company through the 2013 Form 10-K Filing Date. The remaining 50% of such earned NSOs will vest in eight equal quarterly installments with the first of such installments vesting on March 31, 2014 and one additional installment vesting on the last day of each calendar quarter thereafter, provided that the officer remains an employee of the Company from the grant date through the applicable vesting date. The remaining 50% of such earned RSUs will vest in eight equal quarterly installments with the first of such installments vesting on May 15, 2014 and one additional installment vesting on the fifteenth day of the second month of each calendar quarter thereafter, provided that the officer remains an employee of the Company from the grant date through the applicable vesting date.

If the officer ceases to serve as an employee of the Company (or any of its affiliates) prior to the 2013 Form 10-K Filing Date, then the performance-based NSOs and RSUs will automatically be cancelled and forfeited for no value. In addition, if the Company achieves less than the threshold objective for the 2012-2013 performance period, then no performance-based NSOs and RSUs will be earned and they will automatically be cancelled and forfeited for no value, effective as of the date of the Committee certification and confirmation described above.

In the event that, prior to the vesting in full of the performance-based NSOs and RSUs, the Company concludes that it is required to restate its financial statements for all or any portion of 2012 and/or 2013 to reflect a less favorable financial condition and/or less favorable results of operations than previously determined and/or reported, then as of the date of such conclusion, all unearned and/or unvested performance-based NSOs and RSUs as of such date shall automatically be cancelled and forfeited for no value.

The performance-based NSOs, to the extent earned, vested and not exercised, will expire on the seven-year anniversary of the date of grant.

2011 Equity Incentive Grants Tied to the Company’s 2011-2012 Performance. In February 2011, in order to increase the performance-based portion of our executive officers’ compensation, the Compensation Committee granted to our executive officers, in addition to time-based NSOs, an aggregate of 570,000 NSOs which would be earned and become eligible for vesting based upon the Company’s achievement of certain financial performance goals over a two-year period (“performance-based NSOs”). The performance-based NSOs were granted to our executive officers in recognition of their job performance and responsibilities, to encourage their retention and incent them as executive officers, and to further align their interests with the long-term interests of our shareholders. Of these awards, 308,000 performance-based NSOs were granted to the named executive officers, as follows:

Named Executive Officer	Performance-Based NSOs
Victor Alston	70,000
Tom Miller	51,000
Errol Ginsberg	85,000
Ronald W. Buckly	51,000
Alan Grahame	51,000

The performance-based NSOs have an exercise price equal to the closing sales price of our Common Stock as of the date of grant (i.e., February 8, 2011) as reported on Nasdaq (i.e., $18.09). The number of performance-based NSOs that could be earned depended on the degree to which the Company achieved a specified level of Combined 2011-2012 Non-GAAP Operating Profit per Average Number of Shares Outstanding. The Company’s “Combined 2011-2012 Non-GAAP Operating Profit per Average Number of Shares Outstanding” was equal to the sum of the Company’s Non-GAAP Operating Profit per Average Number of Shares Outstanding (as defined above under “2012 Equity Incentive Grants”) for each of 2011 and 2012.

The number of performance-based NSOs that an officer could earn and that became eligible for vesting was based on the degree to which the Company achieved a target level of aggregate Non-GAAP Operating Profit per Average Number of Shares Outstanding for the Company’s combined 2011 and 2012 fiscal years and was determined in accordance with the following table. If the Company’s actual performance results had fallen between two of the percentages in the “Percentage of Target Objective Achieved” column, then straight-line interpolation would have been used to determine the percentage of NSOs earned:

	Combined 2011-2012 Non-GAAP Operating Profit per Average Number of Shares Outstanding ($)	Percentage of Target Objective Achieved	Percentage of Performance-Based NSOs Earned
Threshold Objective	$1.468	75%	0%
	1.488	76	4
	1.566	80	20
	1.664	85	40
	1.762	90	60
	1.860	95	80
Target Objective	1.957	100	100

The number of performance-based NSOs that become earned and subject to vesting is determined by multiplying (i) the Percentage of Performance Options Earned, as determined in accordance with the table above, by (ii) the total number of shares subject to an executive officer’s performance-based options.

In April 2013, the Committee confirmed that the Company’s Combined 2011-2012 Non-GAAP Operating Profit Per Average Number of Shares Outstanding, as defined in the terms of the performance-based NSOs, was $1.642 and represented approximately 83.9% of the target objective of $1.957. Therefore, based on the Company’s achievement of the target objective, only approximately 35.0% of each officer’s performance-based NSOs had been earned. The Committee also reviewed the Company’s 2012 consolidated financial results, including the $54.9 million in post-acquisition revenue generated by

Anue and BreakingPoint, and noted that had the consolidated financial results included the post-acquisition financial results of Anue and BreakingPoint, then the Company would have earned a 2011-2012 Operating Profit Per Share in excess of the target objective of $1.957. The Committee determined that the post-acquisition 2012 revenue realized by Anue and BreakingPoint contributed significantly to the Company’s 2012 financial results and benefited the Company’s shareholders and therefore should be taken into account in determining the Company’s actual level of financial achievement for 2012. In order to recognize this performance, which reflected the success of management’s integration efforts, as well as the post-closing success and financial results of Anue and BreakingPoint, our Committee elected to include the post-acquisition 2012 financial results of Anue and BreakingPoint in the Company’s consolidated financial results for purposes of determining the level of the Company’s achievement of the target objective under the performance-based NSOs and the degree to which such NSOs were earned. As a result, 100% of the performance-based NSOs were deemed earned and eligible for vesting, of which 56.25% vested and became immediately exercisable and the remaining 43.75% will vest in seven equal quarterly installments commencing on June 30, 2013 and continuing on the last day of each calendar quarter thereafter, provided that the officer remains an employee of the Company through the applicable vesting date. (These vesting percentages and schedule reflect the fact that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 was filed on April 4, 2013, rather than in early March.) The performance-based NSOs will expire on the seven-year anniversary of their date of grant (i.e., on February 8, 2018), subject to earlier termination under certain circumstances.

Severance and Change-in-Control Benefits

Our executive officers, including our named executive officers, are eligible to receive severance compensation and benefits under severance and change-in-control provisions contained in our officer severance plans if their employment is involuntarily terminated (other than for cause) or is terminated by an officer for good reason and fulfills certain conditions, including executing a separation agreement that includes a full release of claims such officer may have against the Company as well as non-disparagement, non-competition and non-solicitation clauses. Our severance plans are intended to provide a level of assistance to such officers in the event of the termination of their employment under qualifying circumstances. Severance benefits include an amount of cash compensation determined as a multiple of annual base pay and bonus, continuation of health benefits, and for certain officers, the vesting of all or a portion of equity incentives.

Our officer severance plans provide important protection to our executive officers and are effective in recruiting and retaining executive officers. We believe that the severance and change-in-control provisions promote the ability of our executive officers to act in the best interests of our Company and our shareholders in the event that a hostile or friendly change-in-control is under consideration without their being unduly influenced by personal considerations, such as fear of losing their jobs as a result of a change-in-control. We also believe that these provisions provide appropriate severance compensation and benefits to our executive officers if they are involuntarily terminated without cause or if terminate their employment for good reason, even in the absence of a change-in-control.

In September 2000, the Company adopted the Ixia Officer Severance Plan (as amended through December 31, 2008, the “2000 Severance Plan”). Effective January 1, 2009, upon the recommendation of our Committee, our Board effectively created a new officer severance plan by amending and restating the 2000 Severance Plan (as so amended and restated, the “2009 Severance Plan”) while still retaining the 2000 Severance Plan as a separate officer severance plan in substantially its then current form. The 2009 Severance Plan amended the 2000 Severance Plan to provide for, among other things, changes to the calculation of severance benefits and the addition of provisions for the acceleration of the vesting of all or a portion (depending on the circumstances) of the equity incentives held by an eligible officer upon a qualifying termination of employment. In March 2011, the Board amended the 2000 Severance Plan to terminate the “single trigger” right of an eligible officer under that plan to elect severance benefits if he or she terminates his or her employment unilaterally, without good reason and within one year following a change-in-control. This amendment became effective on March 22, 2012 with respect to all eligible officers under the 2000 Severance Plan, as amended (i.e., Messrs. Ginsberg, Miller and Alston).

All of the named executive officers currently qualify as eligible officers for purposes of our officer severance plans. Because the amount of severance compensation payable to our named executive officers under the 2000 Severance Plan, as amended, and the 2009 Severance Plan may vary depending on a number of factors, including an officer’s length of employment with the Company as of his or her termination date, our named executive officers at the time of adoption of the 2009 Severance Plan were provided an option to choose the severance plan in which they wished to participate. Messrs. Ginsberg, Miller and Alston elected to remain as participants in the 2000 Severance Plan, while Messrs. Bhatnagar and Grahame and the other current executive officers of the Company elected to participate in the 2009 Severance Plan. No additional persons were added as eligible officers in 2012 under the 2000 Severance Plan, as amended, or the 2009 Severance Plan. See “Termination of Employment and Change-in-Control Arrangements” below for additional information regarding our officer severance plans.

In May 2012, Atul Bhatnagar’s employment with the Company as its President and Chief Executive Officer was terminated under circumstances entitling him to severance compensation and benefits under the 2009 Severance Plan. Accordingly, we entered into an employment separation agreement with Mr. Bhatnagar pursuant to which we agreed, in accordance with the terms of the 2009 Severance Plan, to (i) pay him the sum of $1,584,477 in 12 equal monthly installments commencing in June 2012; (ii) provide him with various severance benefits (e.g., continued health care insurance to which he was entitled in accordance with the terms of the 2009 Severance Plan); and (iii) accelerate the vesting of 167,650 nonstatutory stock options and 12,950 restricted stock units.

Benefits

We currently provide the following benefits to our executive officers, including our named executive officers, generally on the same basis as these benefits are provided to all of our employees:

•	401(k) Plan

•	Health, dental and vision insurance

•	Life insurance

•	Short- and long-term disability insurance

•	Vacation

•	Opportunity to participate in our Employee Stock Purchase Plan (under which shares of our Common Stock can be purchased at a discount)

The main objectives of our benefits program are to provide our employees with access to quality healthcare, insurance for protection from unforeseen events and an opportunity to save for retirement. We believe that these benefits enhance employee productivity and loyalty and overall are consistent with the benefits offered by other companies with whom we compete for executive officers. In addition, we pay relocation benefits to our executive officers when appropriate.

Although it is not our practice to provide our executive officers with significant perquisites, in recognition of Mr. Ginsberg’s status as a founder of the Company, his contributions to the success of the Company, and his long tenure with the Company, during 2012, the Company paid the monthly lease payments of $1,458 for a car that was used by Mr. Ginsberg, our Chief Innovation Officer and former President and Chief Executive Officer, for both business and personal use. See the “Summary Compensation Table” below for additional information regarding this benefit.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, a publicly held corporation such as the Company will generally not be allowed a federal income tax deduction for otherwise deductible compensation paid to a named executive officer (other than our Chief Financial Officer) to the extent that compensation paid to him or her is not performance-based and exceeds $1 million in any year.

Qualifying performance-based compensation, including compensation attributable to the issuance, exercise or vesting of equity incentives, such as nonstatutory stock options (or any other equity-based instrument for which the amount of compensation received is dependent solely on an increase in the value of common stock after the date of grant), and RSUs that vest based on the achievement of certain performance criteria, will not be subject to the deductibility limitation if certain conditions are met.

The base salaries, cash bonuses and incentive components (other than stock options and certain RSUs granted under our equity-based incentive plans) of our executive compensation program generally do not constitute qualifying performance-based compensation for purposes of Section 162(m). Our Amended and Restated 2008 Equity Incentive Plan, as amended, allows us to grant performance-based equity compensation (for example, RSUs that vest or become eligible for vesting based on the Company’s achievement of financial performance metrics) that is intended to qualify as deductible performance-based compensation under Section 162(m). The deductibility of compensation, however, is not the sole factor considered by our Board or our Committee in establishing appropriate levels of compensation or structuring incentive programs. Accordingly, there may be circumstances from time to time where a named executive officer’s compensation may exceed the amount that is deductible under Section 162(m), and our Board and our Committee may nonetheless elect to provide the compensation in order to achieve our compensation objectives. For 2012, there were no executive officers to whom the compensation paid exceeded the amount that is deductible under Section 162(m).

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table summarizes information for the years ended December 31, 2010, 2011 and 2012 about compensation earned for services performed in all capacities for Ixia and its subsidiaries in each of such years by (i) our former Chief Executive Officer, (ii) our current Chief Executive Officer, (iii) our Chief Financial Officer, and (iv) each of the Company’s other three most highly compensated executive officers serving at December 31, 2012. The individuals listed below are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)		Total ($)
Atul Bhatnagar Former President and Chief Executive Officer	2012 2011 2010	$219,385 460,000 410,000	$0 484,812 0	$0 1,808,394 1,262,705	$0 339,766 612,950	$1,597,155 19,200 8,946	(6)	$1,816,540 3,112,172 2,294,601
Victor Alston President and Chief Executive Officer(7)	2012 2011 2010	403,808 310,000 290,000	917,900 168,237 0	1,639,082 737,581 408,464	586,924 137,384 251,430	7,297 18,458 4,966		3,555,011 1,371,660 954,860
Thomas B. Miller Chief Financial Officer	2012 2011 2010	298,654 290,000 275,000	336,791 166,428 0	411,512 605,903 408,464	269,077 128,520 238,425	5,576 23,693 13,346		1,321,610 1,214,544 935,235
Errol Ginsberg Chief Innovation Officer	2012 2011 2010	421,654 390,000 378,000	785,853 276,777 0	962,655 1,009,836 724,905	392,587 201,644 395,577	20,239 19,481 23,513	(8)	2,582,988 1,897,738 1,517,995
Ronald W. Buckly Senior Vice President, Corporate Affairs and General Counsel	2012 2011 2010	321,846 300,000 285,000	336,791 166,428 0	638,506 605,903 408,464	295,985 132,952 255,645	12,588 3,250 14,212		1,605,716 1,208,533 963,321
Alan Grahame Senior Vice President, Worldwide Sales	2012 2011 2010	316,231 300,000 285,000	400,218 166,428 0	488,452 605,903 408,464	287,016 132,952 255,645	33,420 24,066 9,364		1,525,337 1,229,349 958,473

(1)	Includes amounts, if any, deferred at the election of the named executive officer under our 401(k) Plan.
(2)

Amounts shown in this column do not reflect compensation actually received by the named executive officers. The amounts shown reflect the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718, and are not necessarily indicative of the actual amounts that the named executive officer will realize upon the vesting of such RSUs. The grant date fair value of each stock award is measured based on the closing sales price of our Common Stock on the date of grant, as reported on the Nasdaq Global Select Market.

(3)

Amounts shown in this column do not reflect compensation actually received by the named executive officers. The amounts shown reflect the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718, and are not necessarily indicative of the compensation that the named executive officers will actually realize. The grant date fair value of each option grant is estimated based on the fair value on the date of grant and using the Black-Scholes option pricing model. The assumptions used to calculate the fair value of our options are set forth in Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on April 4, 2013.

(footnotes continue on next page)

(4)

For 2012, the amounts shown for Messrs. Alston, Miller, Ginsberg, Buckly and Grahame represent or include the amounts of $586,924, $221,077, $392,587, $243,185 and $235,816, respectively, paid under our 2012 executive officer bonus plan based on the extent to which for 2012 (i) the Company achieved certain pre-established revenue and adjusted operating income goals and (ii) in the case of Messrs. Miller, Buckly and Grahame, the Company achieved certain non-financial Company objectives. For 2012, the amounts shown for Messrs. Miller, Buckly and Grahame also include the amounts of $48,000, $52,800 and $51,200, respectively, paid under our 2012-2013 Executive Officer Integration Bonus Plan (the “Integration Bonus Plan”) based on the extent to which the Company achieved 2012 bookings goals and employment rates of attrition goals for Anue and BreakingPoint. Messrs. Alston and Ginsberg were not eligible to participate in the Integration Bonus Plan. For 2010 and 2011, the amounts shown for the named executive officers were paid under our 2010 and 2011 executive officer bonus plans, respectively, and were based on the extent to which for the applicable year (i) the Company achieved certain pre-established revenue and adjusted operating income goals and (ii) each officer achieved his individual objectives.

(5)

The amounts shown in this column for 2012 include (i) matching contributions that the Company made under its 401(k) Plan of $2,500 allocated to the accounts of each of Messrs. Bhatnagar, Miller, Ginsberg, Buckly and Grahame; (ii) $12,308 paid to Mr. Grahame in lieu of accrued vacation pay; (iii) 9,498, $6,547, $2,326, $9,338 and $17,862 representing the cash value of awards to Messrs. Bhatnagar, Alston, Miller, Buckly and Grahame, respectively, under the Company’s President’s Club and employee reward programs; and (iv) $750 paid by the Company for term life insurance for the benefit of each of the named executive officers.

(6)

The amount shown for Mr. Bhatnagar for 2012 includes $1,584,477 payable to Mr. Bhatnagar in 12 equal installments commencing in June 2012 as severance compensation under our 2009 Officer Severance Plan. Of this amount, $924,278 was paid to Mr. Bhatnagar in 2012.

(7)

Mr. Alston served as Senior Vice President, Product Development of the Company from June 2007 until March 2012 when he was appointed Chief Operating Officer. He served as Chief Operating Officer until May 2012 when he was appointed as President and Chief Executive Officer.

(8)

The amount shown for Mr. Ginsberg for 2012 includes $11,374 of the total $17,498 annual payment made by Ixia for a leased car provided to Mr. Ginsberg, which amount is attributed to Mr. Ginsberg’s personal use of the car, plus $5,615 paid as a tax gross up for related personal income taxes.

Grants of Plan-Based Awards

The following table sets forth certain information concerning potential payouts under grants of awards under our equity incentive plans during 2012 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)					All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Executive Officer	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)	Stock or Units(#)(3)	Underlying Options (#)(4)	Awards ($/Sh)	Option Awards(5)
Victor Alston	02/02/12 02/02/12 02/02/12 02/02/12 05/11/12 05/11/12 05/11/12 05/11/12 12/13/12 12/13/12	$45,000 — — — — — — — — — —	(6)	$450,000 — — — — — — — — — —	(7)	$810,000 — — — — — — — — — —	(8)	— 500 1,500 — — 500 1,500 — — — —	(9) (11) (9) (11)	— 10,000 30,000 — — 10,000 30,000 — — — —	(10) (12) (10) (12)	— — — — — — — — — — —	— — — 15,000 — — — 15,000 — 20,000 —	— — — — 45,000 — — — 145,000 — 60,000	$ — 12.74 12.74 12.74 12.74 11.60 11.60 11.60 11.60 15.47 15.47	$ — 127,400 162,445 191,100 239,680 116,000 153,326 174,000 733,774 309,400 349,857
Thomas B. Miller	02/02/12 02/02/12 02/02/12 02/02/12 12/13/12 12/13/12	13,500 40,800 — — — — — —	(6) (13)	180,000 48,000 — — — — — —	(7) (14)	288,000 — — — — — — —	(8)	— — 365 1,100 — — — —	(9) (11)	— — 7,300 22,000 — — — —	(10) (12)	— — — — — — — —	— — — — 11,000 — 6,700 —	— — — — — 33,000 — 20,000	— — 12.74 12.74 12.74 12.74 15.47 15.47	— — 93,002 119,127 140,140 175,766 103,649 116,619
Errol Ginsberg	03/16/12 03/16/12 03/16/12 03/16/12 12/13/12 12/13/12	30,100 — — — — — —	(6)	301,000 — — — — — —	(7)	541,800 — — — — — —	(8)	— 833 2,500 — — — —	(9) (11)	— 16,667 50,000 — — — —	(10) (12)	— — — — — — —	— — — 25,000 — 16,700 —	— — — — 75,000 — 50,000	— 12.66 12.66 12.66 12.66 15.47 15.47	— 211,004 275,163 316,500 395,945 258,349 291,547
Ronald W. Buckly	02/02/12 02/02/12 02/02/12 02/02/12 06/07/12 12/13/12 12/13/12	14,850 44,880 — — — — — — —	(6) (13)	198,000 52,800 — — — — — — —	(7) (14)	316,000 — — — — — — — —	(8)	— — 365 1,100 — — — — —	(9) (11)	— — 7,300 22,000 — — — — —	(10) (12)	— — — — — — — — —	— — — — 11,000 — — 6,700 —	— — — — — 33,000 50,000 — 20,000	— — 12.74 12.74 12.74 12.74 10.99 15.47 15.47	— — 93,002 119,127 140,140 175,766 226,994 103,649 116,619
Alan Grahame	02/02/12 02/02/12 02/02/12 02/02/12 12/13/12 12/13/12	14,400 43,520 — — — — — —	(6) (13)	192,000 51,200 — — — — — —	(7) (14)	307,200 — — — — — — —	(8)	— — 435 1,300 — — — —	(9) (11)	— — 8,700 26,000 — — — —	(10) (12)	— — — — — — — —	— — — — 13,000 — 8,000 —	— — — — — 39,000 — 24,000	— — 12.74 12.74 12.74 12.74 15.47 15.47	— — 110,838 140,786 165,620 207,723 123,760 139,943

(1)

These amounts represent cash incentive bonuses payable to our named executive officers under our 2012 Executive Officer Bonus Plan (“2012 Bonus Plan”) and under the 2012-2013 Executive Officer Integration Bonus Plan (the “Integration Bonus Plan”). Under the 2012 Bonus Plan, (i) each eligible officer was entitled to receive an annual bonus based on the Company’s financial performance as measured by the degree to which the Company achieved pre-established revenue and adjusted operating income goals for 2012 approved by the Compensation Committee; and (ii) each eligible officer (other than Messrs. Alston and Ginsberg) was entitled to receive an individual bonus based on the degree to which the Company achieved certain non-financial Company objectives for 2012.

Under the 2012 Bonus Plan, our Compensation Committee established financial performance targets for 2012, consisting of revenue and operating income targets, certain non-financial Company objectives, and a formula for determining annual and individual bonuses based on a specified percentage of an officer’s base salary. “Operating income” means our income from continuing operations calculated on a consolidated basis for 2012 under generally accepted accounting principles after any bonuses payable under the 2012 Bonus Plan and our 2012 employee bonus plan, before income taxes, interest and other income, and excluding equity incentive-based compensation expense, restructuring charges, officer severance compensation, impairment charges, acquisition-related amortization and other M&A-related charges or income, and similar charges or income. The actual amount paid to each named executive officer for 2012 under our 2012 Bonus Plan is set forth in Footnote 4 to the Summary Compensation Table above.

(footnotes continue on next page)

Under the Integration Bonus Plan, certain officers who have contributed substantially to the success of the Company through their efforts in integrating the operations of the Company with the operations of Anue and BreakingPoint, including Messrs. Miller, Buckly and Grahame, are eligible to earn annual cash bonuses in 2012 and 2013 based on the Company’s achievement of certain financial and non-financial metrics in each of those years. Under the Integration Bonus Plan, our Compensation Committee established financial performance goals consisting of bookings goals for each of Anue and BreakingPoint, employment rates of attrition for each of Anue and BreakingPoint, and a formula for determining annual bonuses based on the Company’s achievement of these goals and based on a specific percentage of an officer’s base salary. The actual amount paid to each eligible named executive officer for 2012 under the Integration Bonus Plan is set forth in Footnote 4 to the Summary Compensation Table above.

(2)

These awards represent performance-based nonstatutory stock options (“NSOs”) and restricted stock units (“RSUs”) granted under the Company’s 2008 Plan. The NSOs have an exercise price equal the closing sales price of our Common Stock on the date of grant. The number of NSOs and RSUs that are earned by an officer will be based on the percentage degree to which the Company achieves a target level of aggregate Non-GAAP Operating Profit per Average Number of Shares Outstanding for the Company’s combined 2012 and 2013 fiscal years (the “Operating Profit Target”). No NSOs or RSUs will be earned unless the Company achieves in excess of 66.7% of the Operating Profit Target. To the extent that the NSOs are earned and become eligible for vesting, 50% of the earned NSOs will vest immediately, while the remaining 50% will vest in eight equal quarterly installments with the first of such installments vesting on March 31, 2014 and one additional installment vesting on the last day of each calendar quarter thereafter, provided that the officer remains an employee of the Company from the grant date through the applicable vesting date. To the extent that the RSUs are earned and become eligible for vesting, 50% of the earned RSUs will vest immediately and the shares covered thereby will be issued, while the remaining 50% will vest and the shares covered thereby will be issued in eight equal quarterly installments with the first of such installments vesting on May 15, 2014 and one additional installment vesting on the 15th day of the second month of each calendar quarter thereafter, provided that the officer remains an employee of the Company from the grant date through the applicable vesting date.

(3)

These awards consist of RSUs awarded under the Company’s 2008 Plan. These RSUs vest and the shares covered thereby automatically are issued in 16 equal quarterly installments over approximately four years following the award date as long as the officer remains an employee of the Company.

(4)

These awards consist of NSOs granted under the Company’s 2008 Plan. These NSOs vest and become exercisable in 16 equal quarterly installments over four years following the grant date as long as the officer remains an employee of the Company. The NSOs have a maximum term of seven years subject to earlier termination.

(5)

Stock awards and option awards are shown at their aggregate grant fair value computed in accordance with FASB ASC Topic 718, and such amounts are not necessarily indicative of the compensation actually received or realized upon the vesting or exercise of such equity incentives. The fair value of each option grant is estimated based on the fair value on the date of grant and using the Black-Scholes option pricing model. The grant date fair value of each stock award is measured based on the closing sales price of our Common Stock on the date of grant, as reported on the Nasdaq Global Select Market. Assumptions used to calculate the fair value of our options are set forth in Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on April 4, 2013. The grant date fair value of performance-based NSOs is based on the maximum estimated future payout.

(6)

The amount shown represents the estimated “threshold” payout under the 2012 Bonus Plan and assumes that (i) the Company achieved the revenue and operating income goals required for the payment of 10% of an officer’s annual bonus opportunity under the 2012 Bonus Plan; and (ii) in the case of Messrs. Miller, Buckly and Grahame, the Company did not achieve any of the objectives required for the payment of an officer’s individual bonus.

(7)

The amount shown represents the estimated “target” payout under the 2012 Bonus Plan and assumes that (i) the Company achieved the revenue and adjusted operating income goals required for the payment of 100% of an officer’s annual bonus opportunity under the 2012 Bonus Plan; and (ii) in the case of Messrs. Miller, Buckly and Grahame, the Company achieved 100% of the objectives required for the payment of an officer’s maximum individual bonus under the 2012 Bonus Plan.

(8)

The amount shown represents the estimated “maximum” payout under the 2012 Bonus Plan and assumes that (i) the Company achieved the revenue and adjusted operating income goals required for the payment of an officer’s maximum annual bonus opportunity (i.e., 81% to 180% of his annual base salary) under the 2012 Bonus Plan; and (ii) the Company achieved 100% of the objectives required for the payment of an officer’s maximum individual bonus under the 2012 Bonus Plan.

(9)

The amount shown represents an estimated “threshold” payout of the number of performance-based RSUs that will become earned and eligible for vesting if the Company achieves 76% of the Operating Profit Target that has been established as a financial performance goal for purposes of the RSUs (i.e., 1% above the threshold performance level at which the RSUs would be forfeited).

(10)

The amount shown represents an estimated “target” payout of the number of performance-based RSUs that will become earned and eligible for vesting if the Company achieves 100% of the Operating Profit Target that has been established as a financial performance goal for purposes of these RSUs.

(11)

The amount shown represents an estimated “threshold” payout of the number of performance-based NSOs that will become earned and eligible for vesting if the Company achieves 76% of the Operating Profit Target that has been established as a financial performance goal for purposes of the options (i.e., 1% above the threshold performance level at which the NSOs would be forfeited).

(12)

The amount shown represents an estimated “target” payout of the number of performance-based NSOs that will become earned and eligible for vesting if the Company achieves 100% of the Operating Profit Target that has been established as a financial performance goal for purposes of these NSOs.

(13)

The amount shown represents an estimated “threshold” payout for 2012 under the Integration Bonus Plan assuming that the Company achieved 85% of each of the target bookings goals and employee rate of attrition goals for 2012 (i.e., the threshold performance level at which bonuses could be earned).

(14)

The amount shown represents the estimated “target” and maximum payout for 2012 under the Integration Bonus Plan assuming that the Company achieved 100% of each of the target or maximum bookings goals and employee rate of attrition goals for 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth certain information concerning outstanding unexercised or unvested equity awards that were held as of December 31, 2012 by our named executive officers.

Executive Officer	Option Awards										Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date		Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(2)		Market Value of Shares or Units of Stock That Have Not Vested(3)
Victor Alston	10/06/05 02/19/09 03/12/10 03/12/10 02/08/11 02/08/11 02/02/12 02/02/12 05/11/12 05/11/12 12/13/12	3,750 17,499 32,501 44,687 18,375 — 8,436 — 18,124 — —	(5)	— 2,188 20,313 20,313 23,625 — 36,564 — 126,876 — 60,000	(5)	— — — — — 70,000 — 30,000 — 30,000 —	(7) (8) (8)	$13.98 5.00 8.88 8.88 18.09 18.09 12.74 12.74 11.60 11.60 15.47	09/30/13 02/19/16 03/12/17 03/12/17 02/08/18 02/08/18 02/02/19 02/02/19 05/11/19 05/11/19 12/13/19	(4)	02/19/09 02/08/11 02/02/12 02/02/12 05/11/12 05/11/12 12/13/12	1,094 5,232 12,188 10,000 13,126 10,000 20,000	(6) (6)	$18,576 88,839 206,952 169,800 222,879 169,800 339,600

Thomas B. Miller	03/12/10 03/12/10 02/08/11 02/08/11 02/02/12 02/02/12 12/13/12	44,687 44,687 18,111 — 6,186 — —	(5)	20,313 20,313 23,289 — 26,814 — 20,000	(5)	— — — 51,000 — 22,000 —	(7) (8)	8.88 8.88 18.09 18.09 12.74 12.74 15.47	03/12/17 03/12/17 02/08/18 02/08/18 02/02/19 02/02/19 12/13/19		02/08/11 02/02/12 02/02/12 12/13/12	5,175 8,938 7,300 6,700	(6)	87,872 151,767 123,954 113,766

Errol Ginsberg	10/06/05 05/28/08 02/19/09 03/12/10 03/12/10 02/08/11 02/08/11 03/16/12 03/16/12 12/13/12	6,250 6,250 37,500 22,500 26,250 30,186 — 14,061 — —	(5)	— — 9,375 28,125 43,750 38,814 — 60,939 — 50,000	(5)	— — — — — — 85,000 — 50,000 —	(7) (8)	13.98 7.99 5.00 8.88 8.88 18.09 18.09 12.66 12.66 15.47	09/30/13 05/28/15 02/19/16 03/12/17 03/12/17 02/08/18 02/08/18 03/16/19 03/16/19 12/13/19	(4)	02/08/11 03/16/12 03/16/12 12/13/12	8,607 20,313 16,667 16,700	(6)	140,147 344,915 283,006 283,566

Ronald W. Buckly	05/02/07 02/19/09 03/12/10 03/12/10 02/08/11 02/08/11 02/02/12 02/02/12 06/07/12 12/13/12	129,375 17,812 44,687 44,687 18,111 — 6,186 — 9,375 —	(5)	— 2,188 20,313 20,313 23,289 — 26,814 — 40,625 20,000	(5)	— — — — — 51,000 — 22,000 — —	(7) (8)	8.90 5.00 8.88 8.88 18.09 18.09 12.74 12.74 10.99 15.47	06/30/15 02/19/16 03/12/17 03/12/17 02/08/18 02/08/18 02/02/19 02/02/19 06/07/19 12/13/19	(4)	02/19/09 02/08/11 02/02/12 02/02/12 12/13/12	1,094 5,175 8,938 7,300 6,700	(6)	18,576 87,872 151,767 123,954 113,766

Alan Grahame	12/06/07 02/19/09 03/12/10 03/12/10 02/08/11 02/08/11 02/02/12 02/02/12 12/13/12	20,000 32,812 44,687 44,687 18,111 — 7,311 — —	(5)	— 2,188 20,313 20,313 23,289 — 31,689 — 24,000	(5)	— — — — — 51,000 — 26,000 —	(7) (8)	10.30 5.00 8.88 8.88 18.09 18.09 12.74 12.74 15.47	12/31/15 02/19/16 03/12/17 03/12/17 02/08/18 02/08/18 02/02/19 02/02/19 12/13/19	(4)	12/19/09 02/08/11 02/02/12 02/02/12 12/13/12	1,094 5,175 10,563 8,700 8,000	(6)	18,576 87,872 179,360 147,726 135,840

(footnotes begin on next page)

(1)	Unless otherwise indicated, stock options vest and become exercisable in installments over approximately four years following the date of grant.
(2)	RSUs vest and the shares covered thereby will be automatically issued in 16 equal quarterly installments over approximately four years following the date of the award.
(3)	Market value of RSUs is based on the closing sales price of a share of Ixia Common Stock of $16.98 on December 31, 2012, as reported on the Nasdaq Global Select Market.
(4)	This date represents the expiration date of the last installment scheduled to vest under the option grant. Each vested installment of this option is exercisable for four years after it vests.
(5)

These options were granted as performance-based NSOs. The number of performance-based NSOs that was earned by the named executive officer and became eligible for vesting was based on the percentage degree to which the Company achieved a Compensation Committee-approved pre-set target of Non-GAAP Operating Profit per Average Number of Shares Outstanding (“Operating Profit Per Share”) for the Company’s combined 2010 and 2011 fiscal years. Based on the combined Operating Profit Per Share achieved by the Company for fiscal 2010 and 2011, each named executive officer earned 100% of his performance-based NSOs, of which 50% vested and became exercisable on March 16, 2012, and the remaining 50% of the earned NSOs vest in eight equal quarterly installments with the first of such installments vesting on June 30, 2012 and one additional installment vesting on the last day of the seven calendar quarters thereafter as long as the named executive officer remains an employee of the Company.

(6)

These RSUs were granted as performance-based RSUs. Up to 100% of these RSUs may be earned and 50% of any earned RSUs will vest and the shares covered thereby will be automatically issued in the first calendar quarter of 2014 based on the extent to which the Company achieves the target Operating Profit Per Share for the Company’s combined 2012 and 2013 fiscal years approved by the Compensation Committee. The remaining 50% of any earned RSUs will vest and the shares covered thereby will be automatically issued in eight equal quarterly installments commencing May 15, 2014 as long as the executive officer remains an employee of the Company.

(7)

These options were granted as performance-based NSOs. The number of performance-based NSOs that was earned by the named executive officer and became eligible for vesting was based on the percentage degree to which the Company achieved a Compensation Committee-approved pre-set target of Operating Profit Per Share for the Company’s combined 2011 and 2012 fiscal years. The Operating Profit Per Share target for the 2011 and 2012 fiscal years at which named executive officers would earn 100% of their performance-based NSOs was set at $1.957 per share. Based on a 2011-2012 combined Operating Profit per Share of approximately $1.64, each named executive officer earned approximately 35% of his performance-based NSOs. In recognition of the post-acquisition financial results achieved by Anue and BreakingPoint and the significant efforts undertaken by the Company’s officers with respect to the integration of Anue and BreakingPoint into the Company, the Compensation Committee decided to treat all such performance-based NSOs as earned in full and eligible for vesting. Accordingly, 56.25% of such NSOs vested and became exercisable on April 12, 2013 (i.e., the date on which the Compensation Committee certified the 2011-2012 Operating Profit per Share and the degree to which the NSOs had been earned), and the remaining 43.75% of such NSOs will vest in seven equal quarterly installments with the first of such installments vesting on June 30, 2013 and one additional installment vesting on the last day of each of the six calendar quarters thereafter as long as the named executive officer remains an employee of the Company.

(8)

These options were granted as performance-based NSOs. Up to 100% of these options may be earned and 50% of any earned options will vest in the first calendar quarter of 2014 based on the extent to which the Company achieves the target Operating Profit Per Share for the Company’s combined 2012 and 2013 fiscal years approved by the Compensation Committee. The remaining 50% of any earned options will vest in eight equal quarterly installments commencing March 31, 2014 as long as the named executive officer remains an employee of the Company.

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units (“RSUs”) during 2012 for our named executive officers.

	Option Awards(1)			Stock Awards(1)
Executive Officer	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(3)
Atul Bhatnagar	850,000	(4)	$4,826,300	16,188	(4)	$202,416
Victor Alston	2,500		3,050	11,386		154,845
Thomas B. Miller	—		—	4,362		58,537
Errol Ginsberg	315,625		1,646,844	8,512		114,096
Ronald W. Buckly	115,625		619,719	8,737		117,667
Alan Grahame	45,000		234,036	9,112		122,660

(1)

All information provided in this table relates to stock options and RSUs awarded under our Amended and Restated 1997 Equity Incentive Plan or our Amended and Restated 2008 Equity Incentive Plan, as amended.

(2)

The value realized equals the difference between the closing sales price of Ixia Common Stock on the exercise date, as reported on the Nasdaq Global Select Market, and the option exercise price, multiplied by the number of shares for which the option was exercised.

(3)

The value realized equals the closing sales price of Ixia Common Stock on the vesting date, as reported on the Nasdaq Global Select Market, multiplied by the number of shares as to which the RSUs vested.

(4)

Includes the exercise of options and vesting of RSUs, as applicable, for which vesting was accelerated in connection with the termination of employment of the Company’s former President and Chief Executive Officer effective May 10, 2012.

Pension Benefits/Nonqualified Deferred Compensation Plans

Ixia’s named executive officers did not receive any benefits in 2012 from Ixia under deferred pension or deferred contribution plans other than benefits under Ixia’s 401(k) Plan described in Footnotes 1 and 5 to the Summary Compensation Table above. Ixia does not maintain a nonqualified deferred contribution or other deferred compensation plan for its executive officers.

Termination of Employment and Change-in-Control Arrangements

Our executive officers, including our named executive officers, are eligible to receive severance compensation and benefits under severance and change-in-control provisions contained in our officer severance plans if their employment is terminated under certain conditions. We believe that these provisions promote the ability of our executive officers to act in the best interests of our Company and its shareholders in the event that a hostile or friendly change-in-control is under consideration without their being unduly influenced by personal considerations, such as fear of losing their jobs as a result of a change-in-control. We also believe that these provisions provide appropriate severance compensation and benefits to our executive officers if they are terminated without cause or terminate their employment for good reason even in the absence of a change-in-control. Furthermore, we believe that severance and change-in-control benefits are effective in recruiting and retaining executive officers.

Under our severance plans, our executive officers are entitled to receive severance compensation and benefits following a termination of their employment, if such termination is non-temporary, involuntary and without cause or if an officer terminates voluntarily his or her employment under certain limited circumstances (e.g., a material diminution in base salary). In addition, if there is a change-in-control in the Company, an eligible officer will receive benefits under the severance plan if his or her employment terminates under certain circumstances in connection with the change-in-control. The amount of the severance compensation and benefits payable upon termination of employment under circumstances entitling an officer to severance can vary depending on which of our severance plans an officer participates in. As a condition of receiving severance benefits, an officer who is entitled to receive benefits under a severance plan must sign a severance agreement that includes, among other provisions, a release of claims he or she may have against us and post-termination non-solicitation, non-disparagement and non-compete provisions.

In September 2000, the Company adopted the Ixia Officer Severance Plan (as amended through December 31, 2008, the “2000 Severance Plan”). Under the 2000 Severance Plan (as originally adopted by the Company), each officer was entitled to severance pay based on a formula that took into account his highest annual compensation, the number of years employed by us and the highest office attained prior to termination. If there were a change-in-control in the Company, an eligible officer would receive benefits under the 2000 Severance Plan if the officer resigned (i) for any reason within one year following the change-in-control or (ii) for “good reason” within two years following the change-in-control.

Effective January 1, 2009, upon the recommendation of our Compensation Committee, our Board in effect adopted a second officer severance plan by amending and restating the 2000 Severance Plan (as so amended and restated, the “2009 Severance Plan”), while also retaining the 2000 Officer Severance Plan as in effect on December 31, 2008 as a separate officer severance plan in substantially its then current form. The 2009 Severance Plan provides for, among other things, changes to the calculation of severance benefits and the addition of provisions for the acceleration of the vesting of all or a portion (depending on the circumstances) of the equity incentives held by an eligible officer upon a qualifying termination of employment. Each executive officer was afforded an opportunity to irrevocably elect whether to remain a participant in the 2000 Severance Plan or to become a participant in the 2009 Severance Plan. The 2009 Severance Plan currently applies to all executive officers other than the three named executive officers (i.e., Messrs. Ginsberg, Miller and Alston) who elected to remain participants under the 2000 Severance Plan as in effect prior to the adoption of the 2009 Severance Plan.

In March 2011, the Board amended the 2000 Severance Plan to terminate the “single trigger” right of an eligible officer to elect severance benefits under the 2000 Severance Plan if he or she terminates his or her employment unilaterally, without good reason and within one year following a change-in-control. The amendment became effective with respect to all eligible officers (i.e., Messrs. Ginsberg, Miller and Alston) under the 2000 Severance Plan on March 22, 2012. Under the 2000 Severance Plan as amended in March 2011, in the event of a change-in-control, an eligible officer is now entitled to receive severance benefits in the event of a voluntary termination only if the officer terminates his or her employment for good reason within two years after such change-in-control.

All references below to the 2000 Severance Plan and to the 2009 Severance Plan include all amendments through March 1, 2013, including amendments to each Plan in December 2012 to clarify the timing of the payment of certain severance benefits thereunder.

Severance benefits under both the 2000 Severance Plan and the 2009 Severance Plan include continuation, at our expense, of health care insurance for a period of 18 months following termination of employment. Severance benefits are not payable if termination of an eligible officer’s employment occurs under certain circumstances specified in the 2000 or 2009 Severance Plan, as applicable, including as a result of retirement or a termination of an officer by the Company for “cause” (as defined in the applicable Plan).

The Board adopted the 2009 Severance Plan principally to provide severance benefits that were deemed to be more competitive with the benefits offered by certain of our then peer group companies. Based in part on the 2000 Severance Plan, the 2009 Severance Plan also reflected then current market data concerning, and trends and developments in, severance and change-in-control benefits and practices. Although there are many similarities between the provisions contained in the 2009 Severance Plan and the 2000 Severance Plan, the 2009 Severance Plan differs from the 2000 Severance Plan in several material respects. The principal differences between the 2009 Severance Plan and the 2000 Severance Plan include:

•

The 2009 Severance Plan changes the formula for paying severance benefits in a non-change-in-control context by reducing the number of years of service categories used in calculating cash severance compensation from four categories under the 2000 Severance Plan (i.e., less than one year, one year to less than three years, three years to less than five years and five or more years) to two categories under the 2009 Severance Plan (i.e., less than one year and one year or more). The formula also no longer differentiates among four officer categories; the only categories under the 2009 Severance Plan are for the Chief Executive Officer and officers other than the Chief Executive Officer. The percentage multipliers against annual compensation for the purpose of calculating general severance cash benefits has been changed in the 2009 Severance Plan to (a) either 100% or 200%, depending on years of service, for the Chief Executive Officer (as compared to a range under the 2000 Severance Plan of from 65% to 300% depending on years of service) and (b) either 50% or 100%, depending on years of service, for other eligible officers (as compared to a range under the 2000 Severance Plan of 50% to 140%, depending on the officer’s position and years of service).

•

Unlike the 2000 Severance Plan, the 2009 Severance Plan provides for a separate formula for payments upon a change-in-control. In such case, under the 2009 Severance Plan, the Chief Executive Officer would be paid 200% of his annual compensation and the other eligible officers would be paid 125% of their annual compensation. The 2009 Severance Plan no longer provides that the severance benefits payable upon a change-in-control depend in part on the length of time the eligible officer was employed by the Company.

•

The 2009 Severance Plan generally provides that in the event of a change-in-control, all unvested equity awards (other than rights granted under the Company’s Employee Stock Purchase Plans and rights granted after the effective date of the change-in-control) would automatically vest if an eligible officer’s employment is terminated by the Company without cause within two years following a change-in-control. In the case of stock options, such options would immediately become exercisable in full and remain exercisable for at least one year following termination of employment. The 2009 Severance Plan also provides that in the event of a qualifying non-change-in-control termination of employment, the vesting of equity awards (other than rights granted under the Company’s Employee Stock Purchase Plans) would accelerate for awards scheduled to vest within 12 months following the termination of employment, and all vested awards would remain exercisable for at least 90 days following termination. Under the 2000 Severance Plan, there are no comparable provisions for the acceleration of equity incentive awards in the event of a termination of employment either following a change-in-control or in connection with a qualifying non-change-in-control termination of employment.

•

Unlike the 2000 Severance Plan, the 2009 Severance Plan does not define “annual compensation” as the highest annual cash compensation paid by the Company to an eligible officer during the employment period; rather, in the change-in-control context, it is cash compensation during the most recent calendar year (defined as base salary plus target bonus), and in the non-change-in-control context, it is the officer’s current annual base salary rate plus the average annual bonus earned by the officer over the prior three-year period.

•	The 2009 Severance Plan includes changes from the 2000 Severance Plan in the definitions of “cause” and “good reason.”

General Severance Compensation. Under each of the 2000 Severance Plan and the 2009 Severance Plan, the eligible officers are entitled to receive general severance compensation and benefits if their employment terminates under certain conditions, other than in connection with a change-in-control of the Company. The circumstances under which an eligible officer is entitled to general severance compensation and benefits include but are not limited to the officer’s termination by Ixia other than for “cause” (as defined in each Plan) and the officer’s voluntary termination following a material reduction (e.g., more than 10%) in his or her annual base salary.

The amount of general severance cash compensation that an eligible officer is entitled to receive is calculated based on a formula that takes into account (i) in the case of the 2009 Severance Plan, the officer’s most recent annual compensation (defined as provided above) or, in the case of the 2000 Severance Plan, the officer’s highest annual compensation (defined as provided above), (ii) the length of the officer’s employment with the Company and (iii) the officer’s position. Specifically, under the 2009 Severance Plan, the Company’s Chief Executive Officer is eligible to receive general severance cash compensation equal to 100% of annual compensation if he or she has been employed by the Company for less than one year prior to termination or 200% of such compensation if he or she has been employed for one or more years prior to termination. Other eligible officers are eligible to receive general severance cash compensation equal to 50% of annual compensation if they have been employed by the Company for less than one year prior to termination or 100% of annual compensation if they have been employed by the Company for one or more years prior to termination.

Under the 2000 Severance Plan, the Company’s three named executive officers who have elected to continue their participation in that Plan are eligible to receive general severance cash compensation (without any accelerated vesting of equity incentive awards) equal to the following specified percentages of highest annual compensation based on years of service and the highest office attained prior to termination (each of Messrs. Ginsberg, Miller and Alston has served as an executive officer of the Company for more than five years):

Length of Employment Period	Ginsberg	Miller	Alston
>One Year but <Three Years	N/A	N/A	N/A
>Three Years but <Five Years	N/A	N/A	N/A
> Five Years	300%	140%	300%

Under the 2009 Severance Plan, if an eligible officer is entitled to receive general severance compensation and benefits, then upon termination of employment the vesting of his or her equity incentive awards (other than under the Company’s Employee Stock Purchase Plans) will generally be accelerated by 12 months and, in the case of exercisable securities, will remain exercisable for the longer of (i) the period specified in the applicable equity award agreement or (ii) 90 days following the termination of the officer’s employment with the Company.

Change-in-Control Severance Compensation. In the event of a change-in-control (as defined in the 2009 Severance Plan) of the Company and in lieu of the general severance compensation and benefits described above, an eligible officer is entitled to receive change-in-control severance compensation and benefits under the 2009 Severance Plan if, in connection with or within two years following the change-in-control, the officer elects for “good reason” (as defined in the 2009 Severance Plan) to terminate his or her employment with the Company or an acquiror or is terminated by the Company or an acquiror without “cause” (as defined in the 2009 Severance Plan). In the event of a change-in-control (as defined in the 2000 Severance Plan) of the Company, an eligible officer is currently entitled to receive change-in-control severance compensation and benefits under the 2000 Severance Plan if within two years following the change-in-control, the officer elects to terminate his or her employment with the Company for good reason.

The amount of change-in-control severance cash compensation that an eligible officer is entitled to receive under the 2009 Severance Plan is calculated based on the officer’s most recent annual compensation (as defined above). Specifically, the Company’s Chief Executive Officer is eligible to receive change-in-control severance compensation equal to 200% of annual compensation, and other eligible officers are eligible to receive change-in-control severance compensation equal to 125% of such compensation. If an eligible officer is entitled to receive change-in-control severance compensation as a result of a termination by the Company or an acquiror without cause, then upon termination of employment the vesting of his or her equity incentive awards (other than under the Company’s Employee Stock Purchase Plans) will generally vest to the extent then unvested and, in the case of exercisable securities, will remain exercisable for the longer of (a) the period specified in the applicable equity award agreement or (b) one year following the termination of the officer’s employment. The amount of change-in-control cash compensation that an eligible officer is entitled to receive under the 2000 Severance Plan is the same as the amount that he or she would receive as general severance compensation under the 2000 Severance Plan.

Potential Amounts Payable under our Severance Plans. Each of our current named executive officers qualifies as an eligible officer in the applicable officer severance plan in which he participates. Because the amount of severance compensation and benefits payable to our named executive officers under the 2000 Severance Plan and the 2009 Severance Plan could vary depending on a number of factors, including an officer’s length of employment with the Company as of his termination date, upon the Board’s adoption of the 2009 Severance Plan our executive officers were provided an option to choose which severance plan they wanted to participate in. As noted above, Messrs. Ginsberg, Miller and Alston elected to remain as participants in the 2000 Severance Plan, while Messrs. Buckly and Grahame elected to participate in the 2009 Severance Plan.

Each eligible officer is entitled to severance pay based on a formula set forth in the applicable severance plan. Table 1 below sets forth the potential general severance compensation and benefits to which each named executive officer would be entitled if his employment terminated as of December 31, 2012 under circumstances entitling him to severance benefits in a “non-change-in-control” termination. Table 2 below sets forth the potential severance cash compensation and benefits to which each named executive officer would be entitled if his employment terminated as of December 31, 2012 in connection with a change-in-control and under circumstances entitling him to severance benefits.

Table 1

	Severance Compensation in a Non-Change-in-Control Termination
Executive Officer(1)	General Severance Compensation	Market Value of Unexercisable Options that Vest ($)(2) (3)	Market Value of Restricted Stock Units that Vest ($)(2) (4)	Total Non- Change-in-Control Compensation ($)
Victor Alston	$1,762,152	N/A	N/A	$1,762,152
Thomas B. Miller	739,795	N/A	N/A	739,795
Errol Ginsberg	2,356,731	N/A	N/A	2,356,731
Ronald W. Buckly	477,357	406,867	132,766	1,016,990
Alan Grahame	449,532	339,862	146,775	936,169

Table 2

	Severance Compensation if Termination in connection with or following a Change-in-Control
Executive Officer	General Severance Cash Compensation	Market Value of Unexercisable Options that Vest ($)(2) (3)	Market Value of Restricted Stock Units that Vest ($)(2) (4)	Total Change-in-Control Compensation ($)
Victor Alston	$1,762,152	N/A	N/A	$1,762,152
Thomas B. Miller	739,795	N/A	N/A	739,795
Errol Ginsberg	2,356,731	N/A	N/A	2,356,731
Ronald W. Buckly	726,000	835,797	495,934	2,057,731
Alan Grahame	704,000	636,124	569,373	1,909,497

(1)

Messrs. Buckly and Grahame have each elected to participate in the 2009 Severance Plan, and their severance compensation is calculated in accordance with the terms of that Plan. Messrs. Ginsberg, Miller and Alston have each elected to continue their participation in the 2000 Severance Plan, and their severance compensation is calculated in accordance with the terms of that Plan.

(2)

As participants in the 2000 Severance Plan, Messrs. Miller, Ginsberg and Alston are not entitled under the terms of such Plan to acceleration of their equity incentives in connection with the termination of their employment for any reason.

(3)

Represents the market value upon acceleration of stock options held as of December 31, 2012. The market value equals the difference between the closing sales price of a share of Ixia Common Stock of $16.98 on December 31, 2012 as reported on the Nasdaq Global Select Market and the option exercise price, multiplied by the number of options for which vesting is accelerated.

(4)

Represents the market value upon acceleration of RSUs held as of December 31, 2012. The market value of RSUs is based on the closing sales price of a share of Ixia Common Stock of $16.98 on December 31, 2012 as reported on the Nasdaq Global Select Market, multiplied by the number of RSUs for which vesting is accelerated.

Severance benefits also include continuation, at our expense, of health care insurance for 18 months, and in the case of participants in the 2000 Severance Plan, term life insurance, following termination of employment.

In connection with the termination in May 2012 of Atul Bhatnagar, our former President and Chief Executive Officer, we entered into under the 2009 Severance Plan an employment separation agreement with Mr. Bhatnagar pursuant to which we agreed to:

•	pay him the sum of $1,584,477 in 12 equal monthly installments commencing in June 2012;

•	provide him with various severance benefits (e.g., continued health care insurance to which he was entitled in accordance with the terms of the 2009 Severance Plan); and

•	accelerate the vesting of 167,650 nonstatutory stock options and 12,950 RSUs.

Our expense for maintaining Mr. Bhatnagar’s health insurance for 18 months is $22,902. The value of the accelerated vesting of the restricted stock units was $152,163 (based on the closing sales price of a share of Ixia Common Stock on the date of termination multiplied by the number of RSUs for which vesting was accelerated), and the value of the accelerated vesting of the nonstatutory stock options was $540,125 (based on the difference between the closing sales price of a share of Ixia Common Stock on the date of termination and the option exercise price, multiplied by the number of options for which vesting was accelerated).

Under Section 280G of the Internal Revenue Code (the “Code”), an employer will lose a deduction for tax purposes with respect to an “excess parachute payment” payable upon a change in the employer’s control or ownership and a 20% excise tax will be imposed on the recipient of an excess parachute payment. A parachute payment is generally defined as any payment in the nature of compensation paid to an officer or highly compensated individual which is contingent on a change-in-control or ownership, provided that the aggregate value of all such payments is at least three times the recipient’s base amount (i.e., the recipient’s average taxable compensation for the five years prior to the year in which the change-in-control occurs). An excess parachute payment is generally defined as an amount equal to the excess of any parachute payment over the portion of the base amount allocated to such payment. In the event that an officer’s severance benefits upon termination will exceed three times the officer’s base compensation for purposes of Section 280G of the Code, then the benefits payable to the officer under our Severance Plan will automatically be reduced by the minimum amount necessary to ensure that the benefits do not constitute an excess parachute payment under Section 280G.

Equity Compensation Plan Information

We currently maintain equity compensation plans that provide for the issuance of our Common Stock to our officers, employees and directors upon the exercise or vesting of stock options and restricted stock units. These plans are:

•	our Amended and Restated 1997 Equity Incentive Plan (the “1997 Plan”), which terminated in May 2008,

•	our Amended and Restated 2008 Equity Incentive Plan, as amended (the “2008 Plan”), and

•	our 2010 Employee Stock Purchase Plan, as amended (the “2010 ESPP”).

All of these plans have been approved by our shareholders.

The following table summarizes information about outstanding stock options, restricted stock units and shares reserved for future issuance as of December 31, 2012 under the Company’s equity incentive plans described above:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders:
1997 Plan	396,519	(2)	$8.97	0
2008 Plan	7,629,333	(3)	12.59	4,176,324
2010 ESPP	—		—	582,193	(4)

Total	8,025,852		$12.37	4,758,517

(1)	The weighted-average exercise price of outstanding options does not take into account outstanding RSUs since they do not have an exercise price.
(2)	All such shares are issuable upon the exercise of outstanding stock options.
(3)	Represents 5,937,098 shares of Ixia Common Stock issuable upon the exercise of outstanding stock options and 1,692,235 shares of Ixia Common Stock issuable upon the vesting of outstanding RSUs.
(4)

On May 1 of each year, the number of shares authorized and reserved for issuance under the 2010 ESPP automatically increases by the lesser of (i) 500,000 shares; (ii) a number of shares equal to 1.0% of the Company’s outstanding shares on the last day of our prior fiscal year; or (iii) an amount determined by the Board. On each of May 1, 2012 and May 1, 2013, the number of shares authorized and reserved for issuance under the 2010 ESPP was increased by 500,000 shares.

Compensation Committee Interlocks and Insider Participation

During 2012, the Compensation Committee consisted of Ms. Hamilton (Chair) and Messrs. Asscher and Fram, all of whom during their tenure on the Committee were non-employee directors of the Company. No member of the Compensation Committee was at any time during 2012 or at any other time an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship with the Company during 2012 requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers serves, or in 2012 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Ixia’s Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The information contained in this report by the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2012. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in the Company’s proxy statement for its 2013 Annual Meeting and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

COMPENSATION COMMITTEE

Gail Hamilton

Laurent Asscher

Jonathan Fram

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the policy and practice of our Board to review information concerning “related party transactions” which are transactions between Ixia and related persons in which the aggregate amount exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Related persons include our directors, director nominees and executive officers and their immediate family members. If the determination is made that a related person has a material interest in a transaction involving the Company, then the Audit Committee and the disinterested members of our Board would review and, if appropriate, approve or ratify it, and we would disclose the transaction in accordance with SEC rules. If the related person is a member of our Board, or a family member of a director, then that director would not participate in any discussions or deliberations involving the transaction at issue. Although the Company’s policy for the review and approval of related party transactions is not in writing, the charter for the Audit Committee provides that one of the Audit Committee’s responsibilities is the review and approval of related party transactions. The Company’s General Counsel from time to time advises the Audit Committee and the Board on the application of the policy.

There were no transactions since the beginning of 2012, and there is no currently proposed transaction, in which Ixia was or is to be a participant in which any related person had or will have a material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who beneficially own more than ten percent of our Common Stock (“ten percent shareholders”) to file initial reports of ownership of our Common Stock and reports of changes in ownership of our Common Stock with the SEC and The Nasdaq Stock Market. These persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on our review of the copies of such reports (including amendments thereto) furnished to us and on written representations from our executive officers and directors, we believe that, except for one Statement of Changes in Beneficial Ownership on Form 4 reporting one transaction that was filed late by Addington Hills, Ltd., which was a ten percent shareholder in 2012, all reports required to be filed by our directors, officers and ten percent shareholders in accordance with Section 16(a) were filed on a timely basis during 2012.

PROPOSAL 2 – ADVISORY VOTE ON

EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, adopted in July 2010, requires us to provide our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. The Company currently intends to submit the compensation of the Company’s named executive officers on an annual basis consistent with the advisory vote of the shareholders at the Company’s 2011 annual meeting of shareholders.

We believe that the Company’s compensation philosophy and program as described in this proxy statement are effective in achieving our goals, and that the executive compensation reported in this proxy statement was appropriate and aligned with our 2012 results. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the compensation program for our named executive officers is designed to attract, motivate and retain executive officers, reward them for achieving the Company’s financial and strategic goals and align the officers’ interests with the interests of our shareholders, while at the same time avoiding the encouragement of excessive risk-taking. We believe that the compensation of our named executive officers as described in this proxy statement is reasonable, competitive and strongly focused on pay for performance principles. The bonus and equity components of our 2012 compensation program emphasize opportunities that appropriately reward our named executive officers for delivering financial results that meet or exceed pre-established goals, and executive compensation varies depending upon the achievement of those goals. Through these incentive programs, the Company directly aligns the interests of our executive officers with those of our shareholders and with the long-term interests of the Company.

For a more detailed discussion of our compensation philosophy, objectives and programs, we strongly encourage our shareholders to review this proxy statement, and in particular the information contained under “Compensation Discussion and Analysis” and in the compensation tables and narrative that follow it under “Executive Compensation and Other Information.”

The vote on executive compensation is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement. The vote is advisory, which means that the vote is not binding on the Company, our Board or our Compensation Committee. Although the vote is non-binding, our Board and our Compensation Committee value your opinion and will consider the outcome of the vote in making future compensation decisions.

For the reasons set forth above, we are asking our shareholders to vote for the following advisory resolution at the Annual Meeting:

“RESOLVED, that the shareholders of the Company, on an advisory basis, approve the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

This Proposal 2 will be approved if the above resolution receives the affirmative vote of a majority of (i) the shares present or represented by proxy at the Annual Meeting and voting on this proposal and (ii) the shares required to constitute a quorum for the Annual Meeting. If you hold your shares through a brokerage firm, bank or other nominee, you must provide voting instructions to your brokerage firm, bank or other nominee in order for your vote on this proposal to be counted.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – APPROVAL OF

SECOND AMENDED AND RESTATED

2008 EQUITY INCENTIVE PLAN

In May 2013, our Board approved, upon the recommendation of the Compensation Committee of our Board of Directors (the “Committee”) and subject to the approval of our shareholders at the Annual Meeting, the amendment and restatement of our Amended and Restated 2008 Equity Incentive Plan, as amended (the “2008 Plan”), including to provide for a net increase in the number of shares available for future awards under the 2008 Plan by 9,800,000 shares (which results in a total of 13,976,324 shares available for future awards, less awards granted after December 31, 2012 and subject to other adjustments as described below). If our shareholders approve the proposed amendment and restatement of the 2008 Plan, then the 2008 Plan will be amended and restated in the form of the Second Amended and Restated 2008 Equity Incentive Plan included as Appendix A to this proxy statement (the “Amended and Restated 2008 Plan”).

To allow for certain awards under the 2008 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), we are also asking our shareholders, by approving this proposal, to re-approve the performance goals under the 2008 Plan and to approve certain other material terms of the Amended and Restated 2008 Plan for purposes of Section 162(m).

General

The 2008 Plan is currently our sole plan (other than our 2010 Employee Stock Purchase Plan, as amended, for our employees) for awarding stock-based incentive compensation to our eligible employees, consultants and non-employee directors.

To date, the Company has awarded only stock options and restricted stock units, including performance-based awards, under the 2008 Plan. As of December 31, 2012, under the 2008 Plan, a total of 6,058,050 shares had been issued, 7,629,333 shares were subject to outstanding awards and 4,176,324 shares were available for the grant of new awards. The Company most recently amended the 2008 Plan to increase the number of shares authorized for issuance thereunder in 2011, at which time our shareholders approved a 7,650,000-share increase in the number of shares available for future awards. The following table sets forth more detailed information as of December 31, 2012 regarding outstanding equity awards under the 2008 Plan and the Company’s former Amended and Restated 1997 Equity Incentive Plan (the “1997 Plan”) and shares available for future awards under the 2008 Plan:

Number of shares subject to outstanding options:	6,333,617	(1)(2)
Number of shares subject to outstanding restricted stock units:	1,692,141	(3)
Number of shares available for future equity incentive grants:	4,176,324	(4)

(1)

These options have a weighted average exercise price per share of $12.37 and a weighted average remaining term of 5.04 years. Of such options, options to purchase 5,937,098 and 396,519 shares were outstanding under the 2008 Plan and the 1997 Plan, respectively.

(2)

Includes unearned performance-based options to purchase a total of 680,500 shares, recorded at maximum levels, held by our current executive officers and certain other employees as of December 31, 2012. Of such options, a total of 453,500 became earned and eligible for vesting in April 2013.

(3)

Includes 150,567 shares, recorded at maximum levels, subject to unearned performance-based restricted stock units held by our current executive officers and certain other employees as of December 31, 2012.

(4)	All of such shares were available under the 2008 Plan. Awards can no longer be granted under the 1997 Plan, which expired in 2007.

Immediately prior to the Annual Meeting, the number of shares available for awards under the 2008 Plan, without taking into account any forfeiture, cancellation or expiration of awards after December 31, 2012, will be equal to 4,176,324, less one share for every option or share appreciation right granted after December 31, 2012 and two shares for every one share subject to a restricted stock unit or restricted stock award granted after December 31, 2012. If the amendment and restatement of the 2008 Plan is approved by our shareholders at the Annual Meeting, then as of the date of the Annual Meeting and without taking into account any forfeiture, cancellation or expiration of awards after December 31, 2012, there will be 13,976,324 shares available for the grant of future awards under the Amended and Restated 2008 Plan, as such number may be reduced in accordance with our share counting rules to reflect awards made after December 31, 2012 and prior to the date of the Annual Meeting.

As of March 1, 2013, 9,800,000 shares of our Common Stock (i.e., the number of shares proposed to be added to the share reserve under the 2008 Plan) was equal to approximately 13.1% of our then issued and outstanding shares of Common Stock.

On March 1, 2013, the closing sales price of our Common Stock as reported on the Nasdaq Global Select Market was $20.41 per share.

Executive Summary of Principal Proposed Changes to the 2008 Plan

The proposed amendment and restatement of the 2008 Plan would, among other changes:

•

increase the maximum number of shares available for future awards by 9,800,000 new shares, such that the total number of shares available for the grant of new awards will be 13,976,324 shares, less awards made after December 31, 2012 and subject to other adjustments as described below,

•	add cash awards to the types of awards that may be granted under the 2008 Plan, including performance-based incentives that are intended to comply with Section 162(m) under the Code,

•

add (i) a limit on the total number of shares (i.e., 1,000,000) subject to options and share appreciation rights granted to an eligible participant in any calendar year, and (ii) with respect to performance-based awards that are intended to comply with the performance-based exception under Section 162(m) of the Code, limits on the total number of shares (i.e., 1,000,000) subject to restricted stock unit and restricted stock awards that an individual may earn over a 12-month period and on the total dollar amount (i.e., $2,000,000) subject to cash awards that an individual may earn over a 12-month period,

•	add an annual award limit (i.e., $500,000) on the total dollar value of equity and cash awards that may be granted to a non-employee director,

•

automatically extend the exercise period for options and share appreciation rights that would otherwise terminate at a time when the awards cannot be exercised due to a legal prohibition, black-out period or lock-up agreement,

•

specifically provide that, in determining performance criteria for performance-based restricted stock unit, restricted stock and cash awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may exclude the impact of items such as (i) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of management or (iii) the cumulative effects of tax or accounting changes,

•

provide that awards and gains realized under awards may be made subject to cancellation, clawback and/or recoupment by the Company in the event of certain accounting restatements and in the event of a participant’s violation of noncompetition, nonsolicitation or nondisclosure agreements with the Company or his or her engaging in other activities adverse to the interests of the Company, and

•

specifically prohibit the payment of dividends and dividend equivalents with respect to options and share appreciation rights and require that dividends and dividend equivalents with respect to performance-based awards be subject to the same restrictions as the awards themselves.

Each of the above-described principal changes to the 2008 Plan is discussed below in the context of a more detailed summary of the terms of the 2008 Plan. The summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2008 Plan that is included as Appendix A to this proxy statement. The Amended and Restated 2008 Plan would also make certain additional clarifying and other changes to the terms of the 2008 Plan.

Shareholder Approval for Purposes of Section 162(m)

Shareholder approval of the material terms of a plan such as the 2008 Plan under which performance-based compensation is proposed to qualify for the deductibility exception of Section 162(m) is required to be obtained every five years, and our shareholders most recently approved our performance goals and other material terms of the 2008 Plan for purposes of Section 162(m) in 2008. That approval expires in 2013. Our shareholders’ approval of the amendment and restatement of the 2008 Plan will constitute re-approval of the performance goals and other material terms and conditions of the 2008 Plan for purposes of Section 162(m). We are not proposing any changes to the individual performance measures that are currently included in the 2008 Plan. We are, however, seeking shareholder approval of provisions that will be added to the 2008 Plan to clarify the impact that certain unusual, nonrecurring or extraordinary items may have on our determination of performance goals. See “Types of Awards – Performance-Based Compensation” below. If the amendment and restatement of the 2008 Plan is not approved at the Annual Meeting, the 2008 approval will expire without being renewed, and some of the compensation payable to our executive officers may not be deductible to the Company, which may result in additional taxable income to the Company.

Request for Shareholder Approval

The Company strongly believes in a broad-based equity incentive program, and we grant equity incentives to substantially all of our full-time key employees, including our executive officers, and to our non-employee directors. Our Board and the Committee view the award of equity incentives as an effective, valuable and necessary means and incentive to attract and retain the Company’s executive officers, directors and key employees whose services are necessary for the Company’s future success, to align their interests with the long-term interests of the Company’s shareholders by rewarding performance that enhances shareholder value and to further motivate our executive officers, key employees and non-employee directors to create long-term shareholder value.

Each new key employee of the Company typically receives an equity grant upon commencement of employment and thereafter is eligible to receive annual or other periodic incentive grants. The Company currently issues both stock options and restricted stock units as part of its equity compensation program.

Our Board approved the proposed increase in the number of shares authorized for awards under the 2008 Plan to ensure the availability of a sufficient number of shares of the Company’s Common Stock for future equity grants, including grants to the employees of any companies acquired by the Company. The Board believes that the share increase and other proposed amendments to the 2008 Plan, including the addition of cash awards to the types of incentives that may be awarded under the 2008 Plan, will assist the Company in structuring competitive compensation packages for executive officers, key employees and non-employee directors. Our Board believes that the additional proposed changes to the 2008 Plan respond to emerging best practices in corporate governance and provide the Company with critical flexibility in structuring its compensation programs. Finally, as noted above, shareholder approval will benefit the Company by allowing the Company to provide for performance-based executive compensation that is intended to be exempt from the $1,000,000 limitation on tax deductibility under Section 162(m).

If our shareholders approve the amendment and restatement of the 2008 Plan at the Annual Meeting, our Board believes that the shares available under the Amended and Restated 2008 Plan should be sufficient to meet our presently anticipated equity grant needs for our employees, consultants and non-employee directors until at least the date of our annual meeting of shareholders in 2015. If our shareholders do not approve the Amended and Restated 2008 Plan at the Annual Meeting, the amendment and restatement of the 2008 Plan will not become effective, and the existing version of the 2008 Plan will continue in effect in accordance with its terms.

Vote Required and Board Recommendation

At the Annual Meeting, our shareholders will be requested to consider and approve the Second Amended and Restated 2008 Equity Incentive Plan described in this Proposal 3. The affirmative vote of a majority of the shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal. Abstentions will have the same effect as a vote “against” this Proposal 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR APPROVAL OF THE SECOND AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN.

Summary of 2008 Plan

A summary of the principal provisions of the 2008 Plan, including the features of the proposed Amended and Restated 2008 Plan, is set forth below and is qualified in its entirety by reference to the Second Amended and Restated 2008 Equity Incentive Plan included as Appendix A to this proxy statement. Copies of the 2008 Plan and of the proposed Amended and Restated 2008 Plan, are also available from the Company’s Corporate Secretary upon written request to: Corporate Secretary, Ixia, 26601 W. Agoura Road, Calabasas, California 91302.

Purpose

The purposes of the 2008 Plan are to (i) attract and retain the services of employees and consultants who the Company believes are in a position to make material contributions to the successful operation of the Company’s business, (ii) motivate such persons to achieve the Company’s business goals and (iii) enable such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase and otherwise acquire stock of the Company. The addition of cash awards to the 2008 Plan will also enable the Company to award cash incentives that result in favorable tax results to the Company under certain circumstances, as described in more detail below. The 2008 Plan also serves to (a) assist us in attracting and retaining qualified non-employee directors, (b) advance our interests and the interests of our shareholders by allowing us to continue to provide equity incentives designed to motivate and reward our non-employee directors and (c) promote our best interests and the long-term performance of the Company by encouraging the ownership of our Common Stock by our non-employee directors.

Administration

The 2008 Plan is required to be administered by a committee designated by the Board and comprised of not less than three directors who are (a) “independent directors” under applicable Nasdaq rules, (b) “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (c) “outside directors” under Section 162(m) of the Code. The Committee, which is comprised of four directors, currently administers the 2008 Plan with respect to our employees and consultants. Subject to the provisions of the 2008 Plan, the Committee has the authority, in its sole discretion, to grant awards under the Plan, to interpret the provisions of the 2008 Plan and, subject to the requirements of applicable law, to prescribe, amend and rescind rules and regulations relating to the 2008 Plan. The Committee’s interpretation and construction of any provision of the 2008 Plan is final and binding.

As administrator of the 2008 Plan with respect to our employees and consultants, the Committee selects the award recipients and determines the type of equity award – e.g., options (i.e., incentive or nonstatutory), share appreciation rights, restricted stock units or restricted stock awards - and the number of shares to be subject to each award. In making these determinations, the Committee takes into account a number of factors including, with respect to the recipient and as applicable, the individual’s position and responsibilities, individual performance, salary, previous equity grants (if any), length of service and other relevant factors.

Our Board administers the 2008 Plan with respect to equity awards to our non-employee directors. The Board, from time to time, in its discretion and after considering the recommendation of the Committee, determines the types of equity awards to be granted to our non-employee directors, the numbers of shares subject to such awards and the vesting and other terms of such awards. With respect to awards to and administration of the plan with regard to our non-employee directors, references to the Committee in this proposal shall mean the Board, where applicable.

Share Reserve

If the amendment and restatement of the 2008 Plan is approved by our shareholders at the Annual Meeting, then a total of 13,976,324 shares of our Common Stock will be authorized, reserved and available for grants of future awards under the Amended and Restated 2008 Plan as of the date of the Annual Meeting, subject to adjustment in accordance with the share counting principles of the 2008 Plan for awards granted after December 31, 2012 and without taking into account awards that were outstanding as of December 31, 2012 but have been canceled or forfeited or have expired or terminated prior to the date of the Annual Meeting.

Fungible Share Counting. Prior to January 1, 2011, each share subject to a new equity award granted under the 2008 Plan reduced the share reserve under the 2008 Plan by one share. Commencing as of January 1, 2011, the share reserve under the 2008 Plan became a “fungible” share reserve so that, with respect to grants made on or after January 1, 2011, the authorized share reserve is reduced by (i) one share for every one share subject to a stock option or share appreciation right granted under the 2008 Plan and (ii) two shares for every one share subject to a restricted stock unit or restricted stock award granted under the 2008 Plan. Each share that is credited back to the 2008 Plan on and after January 1, 2011 (e.g., upon expiration of an unexercised option or forfeiture of an unvested restricted stock unit) increases the share reserve under the 2008 Plan by one share if the share was subject to an option or share appreciation right or by two shares if the share was subject to a restricted stock unit or restricted stock award.

Unissued Shares. Shares subject to awards that are forfeited, expire or are settled for cash are “added back” and become available for future awards under the 2008 Plan at the following ratio: one share in respect of each share subject to an option or share appreciation right, and two shares for each share subject to any award other than an option or share appreciation right, regardless of when the applicable award was granted. In addition, and except with respect to stock options and share appreciation rights, if withholding tax liabilities arising from an award are satisfied by the tendering of shares or by the Company’s withholding of shares, the tendered or withheld shares are added back and available for future grants under the 2008 Plan.

The following shares of Ixia Common Stock are not, however, added back to and do not otherwise increase the number of shares available for future grants under the 2008 Plan:

•

any shares of Common Stock tendered by a participant or withheld by the Company in full or partial payment of the exercise price of stock options or to satisfy any tax withholding obligation with respect to an option or share appreciation right granted under the 2008 Plan,

•	shares of Common Stock subject to a share appreciation right that are not issued in connection with the stock settlement of the share appreciation right upon exercise, and

•	shares of Common Stock reacquired by Ixia on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2008 Plan.

Acquisitions and Combinations. Awards made in assumption of, or in substitution or exchange for, awards previously granted in connection with Ixia’s acquisition of or combination with another company (“substitution awards”) will not decrease the number of shares available for awards under the 2008 Plan, but shares of Ixia Common Stock subject to substitution awards will not be available for further awards under the 2008 Plan if the substitution awards are forfeited, expire or are settled in cash. Additionally, in the event that the Company acquires or combines with another company that has shares available under its own pre-existing, shareholder-approved plan, the available shares may be used by the Company for awards under the 2008 Plan without decreasing the number of shares available for grant under the 2008 Plan. The shares may, however, only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of the Company or any subsidiary prior to the acquisition or combination.

Eligibility

The 2008 Plan provides that equity grants may be made to employees of and consultants to Ixia and our affiliates, including our subsidiaries, and to our non-employee directors; provided, however, that consultants and non-employee directors may not be granted incentive stock options. We also may not grant incentive stock options to any person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of the Company, unless the option exercise price is at least 110% of the fair market value for the stock subject to the options on the date of grant and the term of the option does not exceed five years from the date of grant.

As of March 1, 2013, approximately 1,056 persons held outstanding awards under the 2008 Plan. As of that date, we (including our eligible subsidiaries) had a total of approximately 1,710 employees worldwide, including employees who were already holding awards granted under the 2008 Plan, who met the eligibility requirements to be granted equity incentives under the 2008 Plan. Four of our non-employee directors as of that date were also eligible to be granted equity incentives under the 2008 Plan and were holding outstanding awards granted thereunder. Subject to the restrictions noted in the above paragraph and the limitations of awards described below, all such persons would continue to be eligible to be granted equity and cash awards under the Amended and Restated 2008 Plan if the amendment and restatement of the 2008 Plan is approved at the Annual Meeting.

Limits on Awards

Under the 2008 Plan as currently in effect, no more than 1,000,000 shares, as represented by stock options, restricted stock units, restricted stock awards and/or share appreciation rights, may be awarded to any single participant during any calendar year.

If the amendment and restatement of the 2008 Plan is approved by our shareholders, then the following maximum grant limitations will apply to awards granted under the Amended and Restated 2008 Plan:

•	no participant may be granted stock options or share appreciation rights with respect to more than a total of 1,000,000 shares during any calendar year,

•

no participant may be granted restricted stock unit or restricted stock awards during any calendar year that are intended to be performance-based compensation under Section 162(m) of the Code and under which more than a total of 1,000,000 shares may be earned during any 12-month period, and

•

no participant may be granted cash awards during any calendar year that are intended to be performance-based compensation under Section 162(m) of the Code and under which more than a total amount of $2,000,000 may be earned in any 12-month performance period with respect to performance-based awards that are denominated in cash.

The amendment and restatement of the 2008 Plan would also limit the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during a single calendar year to $500,000.

Repricing and Buyouts Prohibited

The 2008 Plan prohibits, and the Amended and Restated 2008 Plan would continue to prohibit, the Company from amending or adjusting the exercise or base price or any outstanding stock option or share appreciation right, whether through amendment, cancellation, replacement grant or otherwise, without the approval of the shareholders of the Company. The 2008 Plan also prohibits, and the Amended and Restated 2008 Plan would continue to prohibit, the Company, without shareholder approval, from cancelling options or share appreciation rights in exchange for cash when the fair market value per share of the Company’s Common Stock exceeds the per share exercise or grant price of the awards.

Restrictions on Transfer

Plan participants are prohibited from transferring awards for consideration. Subject to the approval of the Committee and provided that transfers are made without consideration, 2008 Plan participants may transfer awards to charitable organizations, to certain family members and to trusts, partnerships, limited liability companies and corporations in which the participants and/or their family members are the sole beneficiaries, partners, members or shareholders. Additional restrictions on the transfer of awards are described below under “Types of Awards.”

Clawback, Recoupment and Forfeiture of Gains

The amendment and restatement of the 2008 Plan would add a new “clawback” feature that provides that award agreements may provide for the cancellation, forfeiture or clawback of awards or of proceeds of sales or gains realized from awards in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws which reduces the amount of the award that would have been earned had the financial results been properly reported. In such circumstances and to the extent an award has been overstated as a result of any such non-compliance, such an award will be canceled, the participant will forfeit the shares received or payable on vesting or exercise of the award and the participant may be required to return the amount of any proceeds of sale or gain realized on the vesting or exercise of the award.

The amendment and restatement of the 2008 Plan would also add a provision that provides for a similar clawback and recoupment by the Company if a participant, either while employed or providing services to the Company or thereafter, violates a noncompetition, nonsolicitation or nondisclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company.

Dividends and Dividend Equivalents

The Amended and Restated 2008 Plan will specifically prohibit the payment of dividends and dividend equivalents with respect to options and share appreciation rights. With respect to performance-based restricted stock unit and restricted stock awards, the Amended and Restated 2008 Plan will specifically provide that any dividends or dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying performance-based awards.

Types of Awards

Options

Options granted under the 2008 Plan are either “incentive stock options” as defined in Section 422 of the Code or nonstatutory stock options that do not meet the requirements of Section 422. Options that are intended to qualify as incentive stock options are subject to certain restrictions or requirements in order to assure their qualification under Section 422 of the Code.

The aggregate fair market value (determined as of the grant date) of the stock for which an optionee may be granted incentive stock options that first become exercisable during any one calendar year under all of the Company’s plans may not exceed $100,000. The optionee must earn the right to exercise the option by continuing to work for the Company or by attaining specified performance goals established by the Committee (or both), and options are exercisable at such times and in such cumulative installments as the Committee determines, subject to earlier termination of the option upon termination of the optionee’s employment for any reason.

The exercise price per share for the shares issued pursuant to the exercise of an option is determined by the Committee (or the Board in the case of our non-employee directors) and may not be less than 100% of the fair market value of the Common Stock on the grant date. The exercise price per share for the shares issued pursuant to the exercise of an incentive stock option by any person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of the Company, may not be less than 110% of the Fair Market Value of the Common Stock on the grant date. The fair market value of the Common Stock on the date of an option grant is equal to the closing sales price of the Company’s Common Stock as reported on the Nasdaq Global Select Market. Without shareholder approval, the Committee does not have the authority to amend or adjust the exercise price of any options previously granted under the 2008 Plan (except as required to reflect stock dividends or other similar events), whether through amendment, cancellation, replacement grant or other means or to implement a stock option or other exchange offer.

Unless an award agreement provides otherwise and except with respect to our non-employee directors, if an optionee’s employment with or service to the Company is terminated for any reason other than death, total and permanent disability or for cause, his or her options may be exercised within 90 days after such termination as to all or any part of the shares as to which the optionee was entitled to exercise the options at the time of termination. If such an optionee should die or become permanently and totally disabled while employed by the Company, his or her options may be exercised at any time within 180 days, or such longer period not exceeding one year as may be determined by the Committee at the time of grant, after such death or disability, but only to the extent the optionee was entitled to exercise the options at the date of his or her termination of employment due to such death or disability. If such an optionee’s employment with or service to the Company is terminated for cause, then he or she will immediately forfeit all of his or her outstanding options.

In the event of the termination of service of any non-employee director other than for cause, his or her options may be exercised until the end of their original terms as to all or any part of the shares as to which the optionee was entitled to exercise the options at the time of termination. If a non-employee director’s service to the Company is terminated for cause, then he or she will immediately forfeit all of his or her outstanding options.

Options may not have a term greater than seven years from the grant date, except that the maximum term is five years for incentive stock options granted to an employee who, at the time the options are granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

If the amendment and restatement of the 2008 Plan is approved by our shareholders, the Amended and Restated 2008 Plan will:

•

provide that if, on the last business day of the term of an option, the exercise of the option is prohibited by applicable law, by a black-out period under Company policy or by the restrictions of a lock up agreement, the term of the option will be extended for 30 days following the end of the legal prohibition, black-out period or lock-up agreement,

•

provide that the consideration for shares issued upon the exercise of options may, if approved by the Committee at the time of the option grant, be paid by the withholding of shares otherwise issuable in connection with the exercise, and

•	expressly prohibit the payment of dividends or dividend equivalents on outstanding options.

Except as provided under “Restrictions on Transfer” above, options are nontransferable by the optionee, other than by will or the laws of descent and distribution or in a transfer between spouses incident to a divorce, and are exercisable only by the optionee during his or her lifetime or, in the event of the death of the optionee, by the estate of the optionee or by a person who acquires the right to exercise the options by bequest or inheritance.

Restricted Stock Units

The 2008 Plan currently authorizes the grant of restricted stock units, including restricted stock units that qualify as performance-based compensation for purposes of Section 162(m) under the Code. Restricted stock units evidence the right to receive shares of Ixia Common Stock at a designated time in the future if a participant is employed by the Company at the end of the applicable vesting period. The Committee determines the vesting dates and any other conditions or restrictions applicable to a restricted stock unit award to our employees and consultants, and our Board makes all decisions concerning the grant and terms of restricted stock units to our non-employee directors.

As soon as practicable after the time stated in the award agreement as the vesting date and provided that all conditions for the issuance of shares have been satisfied, shares of Common Stock equal to the number of vested restricted stock units vesting on that date will be distributed to the grantee. Vesting may be based on the continued service of the grantee for specified time periods or on the attainment of specified performance goals established by the Committee (or the Board in the case of non-employee directors), or both. A grantee of a restricted stock unit has no rights as an Ixia shareholder such as rights to vote or receive dividends or other distributions, until the stock has been distributed to the participant. The Company may grant dividend equivalents to holders of restricted stock units. With regard to performance-based restricted stock units, however, the Company either shall not pay or credit dividend equivalents or shall accumulate, credit and pay the dividend equivalents only upon the achievement of the applicable performance goals. If restricted stock units are granted and cash dividends are paid on the Company’s Common Stock in the future, by granting dividend equivalents the Company would be placing holders of restricted stock units in the same economic position as holders of restricted stock. The Company has not granted, and has no present intention to grant, any such dividend equivalents. Unless an award agreement provides otherwise, if a participant’s employment with or service to the Company terminates for any reason prior to the end of the applicable vesting period for restricted stock units, the participant typically forfeits all rights to the shares with respect to which the restricted stock units are not then vested, subject to certain exceptions under the Company’s 2009 Severance Plan, as amended, for certain of its executive officers. See “Executive Compensation and Other Information - Termination of Employment and Change-in-Control Arrangements” above.

Except as provided under “Restrictions on Transfer” above, awards are nontransferable by the recipient prior to vesting, other than by will or the laws of descent and distribution or in a transfer between spouses incident to a divorce.

Restricted Stock

Restricted stock is an award of Ixia Common Stock that is subject to restrictions determined by the Committee, including forfeiture conditions and restrictions against transfer for a specified period of time, as the Committee (or the Board in the case of our non-employee directors) may determine at the time of the grant. Restricted stock awards, including restricted stock awards that qualify as performance-based compensation for purposes of Section 162(m) under the Code, may be granted with or without payment by the participant. The restrictions on restricted stock may lapse in installments based on factors, including continuing employment with the Company or attainment of specified performance goals, or both, as may be determined by the Committee or the Board, as applicable. In addition, the Committee has discretion to waive or accelerate the lapsing of restrictions in whole or in part. Until all restrictions are satisfied, lapsed or waived and unless otherwise provided by the Committee, the Company will typically maintain custody over the restricted shares and the grantee of the restricted shares will have the rights of an Ixia shareholder with respect to the shares, including the right to vote and receive any cash dividends on the restricted stock. With regard to performance-based restricted stock, however, the Company either shall not pay or credit cash dividends or shall accumulate, credit and pay cash dividends only upon the achievement of the applicable performance goals. Any stock dividends on shares of restricted stock will be treated as additional shares under the restricted stock award and will be subject to the same restrictions and other terms and conditions as the restricted stock on which the stock dividend was paid. To date, the Company has not granted any restricted stock awards under the 2008 Plan.

If a participant’s employment with or service to the Company terminates for any reason prior to the end of the applicable vesting period for restricted stock awards, the participant would typically be expected to forfeit all rights to the shares for which the forfeiture period has not expired, subject to certain exceptions under the Company’s 2009 Severance Plan, as amended, for certain of the Company’s executive officers. See “Executive Compensation and Other Information - Termination of Employment and Change-in-Control Arrangements” above.

Except as provided under “Restrictions on Transfer” above, during the period in which any shares subject to a restricted stock award are restricted, the shares may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution or in a transfer between spouses incident to a divorce.

Share Appreciation Rights

The 2008 Plan authorizes the Committee, in its discretion, to grant share appreciation rights to employees and consultants. The 2008 Plan also authorizes the Board, in its discretion, to grant share appreciation rights to our non-employee directors. A share appreciation right entitles the participant, upon exercise, to receive a payment, typically in shares of Ixia Common Stock, based on the excess of the fair market value of a share of Ixia Common Stock on the date of exercise over the base price of the share appreciation right, multiplied by the applicable number of shares of Ixia Common Stock subject to the share appreciation rights that are being exercised. Share appreciation rights may be granted on a stand-alone basis or in tandem with a related stock option. The base price of share appreciation rights may not be less than the fair market value of a share of Ixia Common Stock on the date of grant. Without shareholder approval, the Committee does not have the authority to amend or adjust the exercise price of any share appreciation rights previously granted under the 2008 Plan (except as required to reflect stock dividends or other similar events), whether through amendment, cancellation, replacement grant or other means or to implement a share appreciation right or other exchange offer. To date, the Company has not granted any share appreciation rights under the 2008 Plan.

The Committee (or the Board in the case of non-employee directors) will determine at the time of grant the vesting requirements and the payment and other terms of share appreciation rights, including the effect of termination of service of a participant, which may be similar to the effect of termination of employment on outstanding options. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals, or both, established by the Committee or the Board, as applicable. Share appreciation rights may be payable in shares of Ixia Common Stock or in cash, or in a combination of both, as determined with respect to each share appreciation right by the Committee (or the Board in the case of non-employee directors) at the time of grant. To date, we have not granted any share appreciation rights under the Plan.

The 2008 Plan limits the maximum term of share appreciation rights to seven years from the date of grant. The Committee, or the Board in the case of our non-employee directors, determines the term of share appreciation rights at the time of grant, subject to the maximum duration set forth in the 2008 Plan.

If the amendment and restatement of the 2008 Plan is approved by our shareholders, the Amended and Restated 2008 Plan will:

•

provide that if, on the last business day of the term of a share appreciation right, the exercise of the share appreciation right is prohibited by applicable law, by a black-out period under Company policy or by the restrictions of a lock up agreement, the term of the share appreciation right will be extended for 30 days following the end of the legal prohibition, black-out period or lock-up agreement,

•

provide that the consideration for shares issued upon the exercise of share appreciation right may, if approved by the Committee at the time of the option grant, be paid by the withholding of shares otherwise issuance in connection with the exercise, and

•	prohibit the payment of dividends or dividend equivalents on outstanding share appreciation right.

Except as provided under “Restrictions on Transfer” above, any share appreciation rights that are granted will be nontransferable by the holder, other than by will or the laws of descent and distribution or in a transfer between spouses incident to a divorce, and will be exercisable only by the holder during his or her lifetime or, in the event of the death of the holder, by the estate of the holder or by a person who acquires the right to exercise the share appreciation rights by bequest or inheritance.

Performance-Based Compensation

The 2008 Plan currently authorizes the Committee, in its discretion, to make restricted stock unit and restricted stock awards that are intended to qualify as “performance-based” compensation that is fully deductible by the Company under Section 162(m) of the Code. In general, Section 162(m) denies a publicly held company a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to a “covered employee” (i.e., a company’s chief executive officer and its three other most highly compensated executive officers other than the chief financial officer), subject to certain exceptions. An exception to the $1,000,000 limit on deductibility applies to qualified “performance-based” compensation paid solely on account of the attainment of one or more pre-established, objective performance goals that have been approved by shareholders. The 2008 Plan is intended to allow for the grant of such awards, and the material terms of the 2008 Plan, including performance goals, were last approved by our shareholders for purposes of Section 162(m) in 2008.

Shareholder approval for purposes of Section 162(m) expires after five years, which means that such approval for the 2008 Plan expires in 2013. By approving the amendment and restatement of the 2008 Plan, our shareholders will be re-approving the material terms of the performance goals and other material terms, including the award limitations discussed above under “Limits on Awards,” for 162(m) purposes.

The specific performance criteria under the 2008 Plan that have previously been approved by our shareholders for purposes of Section 162(m) and that we are asking our shareholders to re-approve are set forth below. Performance measures applicable to any award or portion of an award that is intended to be a qualified performance-based award to a participant who is, or who is determined by the Committee to be likely to become, a “covered employee,” will be based on the attainment of specified levels of any one or more of such criteria:

revenue	operating earnings	operating profits (including earnings before or after income taxes, depreciation and amortization
operating income or net operating income	gains
product development
orders	client development
return on equity	leadership	earnings per share growth
return on assets or net assets	project progress	profit returns and margins
cash flow	project completion	stock price
share price performance	increase in total revenues	working capital
return on capital	net income	business trends
earnings	operating cash flow	production cost
earnings per share	net cash flow	project milestones
shareholder return and/or value (including but not limited to total shareholder return)	retained earnings	capacity utilization
	budget achievement	quality
	return on capital employed	economic value added
	return on invested capital	operating efficiency
economic value added	cash available to a company from a subsidiary or subsidiaries	debt
ratio of operating earnings to capital spending		dividends
corporate governance
ebitda	expense spending	health and safety
ebit	gross margin
costs	market share

The Company is not proposing any changes to the performance measures that may be used under the 2008 Plan. The amendment and restatement of the 2008 Plan will, however, clarify that the Committee may exclude the impact of certain events that it may determine should appropriately be excluded in establishing and measuring the achievement of performance goals, including the exclusion of (i) restructurings, discontinued operations, extraordinary items and other unusual or nonrecurring charges, (ii) events not directly related to operations or within management’s control, or (iii) cumulative effects of tax or accounting changes.

In order for an award to qualify as performance-based compensation under 162(m), the performance goals for each participant and the amount payable if the goals are met are required to be established in writing for each specified period of performance no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether the goals will be achieved is substantially uncertain. In no event, however, may the goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals are required to be objective, and the goals and the amounts payable for each performance period if the goals are achieved are required to be set forth in the applicable award agreement. We do not pay any amounts or vest restricted stock units, option or other stock awards for any participant for any performance period unless and until the Committee has certified that the performance goals and any other material terms for payment or vesting were in fact satisfied.

For performance-based restricted stock units and restricted stock awards, including those that are intended to meet the requirements of Section 162(m), the Amended and Restated 2008 Plan will specifically provide that the Company either will not pay or credit dividend equivalents and dividends or will provide for dividends and dividend equivalents to accumulate and to be credited and paid subject to the achievement of the performance goals applicable to the award.

Cash Awards

The 2008 Plan does not currently provide for the payment of cash awards. If the amendment and restatement of the 2008 Plan is approved by our shareholders, the Amended and Restated 2008 Plan will provide for cash awards to be added to the types of incentives that may be granted to eligible participants under the 2008 Plan, including cash awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) under the Code. Cash awards granted will be payable in cash or, if designated by the Committee, shares or such other property with a fair market value on the date of payment equal to the cash amount payable under the cash award, and will be subject to such other terms and conditions as may be determined by the Committee.

Adjustment upon Changes in Capitalization or Control

In general, unless the terms of an award expressly provide otherwise, in the event of a dissolution or liquidation of the Company, a sale of all or substantially all of our assets or the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation, the Committee, in its discretion, shall (1) make provision for the assumption of all outstanding awards by the successor corporation, (2) declare that awards shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the participant and give each participant the right to exercise his or her options or share appreciation rights as to all or any part of the shares covered by such awards, including shares as to which the award would not otherwise be exercisable (other than shares as to which the award is not exercisable because the exercise period for those shares has expired) or (3) accelerate the vesting of restricted stock awards and restricted stock units, or cause any awards outstanding as of the effective date of such event to be cancelled in consideration of a cash payment or the grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled award, provided that the payment and/or grant are substantially equivalent in value to the fair market value of the cancelled awards, as such equivalency is determined by the Committee.

The 2008 Plan currently provides that in the event of a corporate transaction that results in an increase or decrease in the number of issued shares, the Committee will proportionately adjust shares subject to outstanding awards, and the number and type of shares authorized or available for issuance under the 2008 Plan. For these purposes, a corporate transaction includes a stock split or reverse stock split or combination, payment of a stock dividend on the Common Stock or reclassification of the Common Stock or any other increase or decrease in the number of issued shares without receipt of consideration by the Company (other than stock awards to employees). The conversion of any convertible securities of the Company is not deemed to have been effected for the receipt of consideration. Except as otherwise provided in the 2008 Plan, the Company’s issuance of shares of stock of any class (or securities convertible into shares of any class) is not a corporate transaction that triggers an adjustment under this provision.

The proposed Amended and Restated 2008 Plan provides that in the event of a corporate transaction, the Committee will make to the Amended and Restated 2008 Plan and to awards outstanding thereunder such adjustment and other substitutions as the Committee deems equitable or appropriate. The Committee will make the adjustment in a manner which it determines to be equitable or appropriate in order to preserve, without diminution or enlargement, the benefits intended under the Amended and Restated 2008 Plan. Such an adjustment may entail modification of the aggregate number, class and kind of securities that may be delivered under the Amended and Restated 2008 Plan and/or the number, class, kind and option or exercise price of securities subject to outstanding awards granted thereunder (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company). The Committee will take into consideration tax and accounting consequences when making an adjustment. A corporate transaction which might trigger an adjustment under the Amended and Restated 2008 Plan includes a stock split, reverse stock split, merger, reorganization, consolidation, recapitalization, combination or distribution (whether in cash, shares or other property, other than a regular cash dividend), spin-off or similar transaction or any other change in corporate structure affecting our Common Stock or the value thereof.

Amendment, Termination and ERISA Status

Our Board of Directors or the Committee may amend or terminate the 2008 Plan at any time or from time to time without the approval of the Company’s shareholders; provided, however, that approval of the holders of voting shares represented and entitled to vote at a valid meeting of shareholders is required for any amendment to the 2008 Plan which would: (a) increase the number of shares which may be issued thereunder other than in connection with an adjustment upon changes in capitalization; (b) materially change the designation of the class of persons eligible to participate; (c) remove the administration of the Plan from the Board of Directors or its committee; (d) extend the term of the 2008 Plan beyond its initial ten-year term; (e) materially increase the benefits to participants under the 2008 Plan; or (f) materially modify the requirements as to eligibility for participation. The Plan will terminate on the tenth anniversary of its initial adoption by the Company’s shareholders (i.e., on May 28, 2018), provided that any awards then outstanding will remain outstanding until they expire by their terms.

The 2008 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

Tax Information

The federal tax consequences of equity awards are complex and subject to change. The following discussion is only a brief summary of the general federal income tax laws and interpretations thereof currently in effect and applicable to equity awards. All such laws and interpretations are subject to change at any time, possibly with retroactive effective. A taxpayer’s particular situation may be such that some variation of the general rules may apply. This summary is not intended to be exhaustive and, among other things, does not cover the state, local or foreign tax consequences of awards under the 2008 Plan, the disposition of shares acquired upon exercise or vesting of such awards or federal estate tax or state estate, inheritance or death taxes.

Incentive Stock Options

If an option granted under the 2008 Plan is treated as an “incentive stock option” as defined in Section 422 of the Code, the optionee will not recognize any income for regular income tax purposes upon either the grant or the exercise of the option (provided, subject to limited exceptions, the optionee is an employee on the date of exercise or his or her last day of employment was no more than three months before the date of exercise), and the Company will not be allowed a deduction for federal tax purposes. As discussed below, the tax treatment to the optionee and the Company upon an optionee’s sale of the shares will depend primarily upon whether the optionee has met certain holding period requirements at the time of sale. In addition, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability in the year of exercise.

If an optionee exercises an incentive stock option and does not dispose of the shares before the later of the expiration of (i) the two-year period from the date of the grant of the option or (ii) the one-year period from the date the shares are transferred to the optionee upon exercise of the option, any gain or loss realized upon disposition of the shares should generally be characterized as long-term capital gain. The amount of gain realized on the disposition of the shares will be equal to the difference between the amount realized on the disposition and the optionee’s tax basis (typically, the exercise price) in the shares. The Company will not be entitled to a compensation deduction for federal income tax purposes at any time, unless the optionee disposes of the shares within either or both of the two-year and one-year holding periods specified above. An optionee will be generally considered to have disposed of shares if he or she sells, exchanges, makes a gift of or transfers legal title to such shares (except by pledge, in certain non-taxable exchanges, in an insolvency proceeding, incident to a divorce, or upon death).

If an optionee disposes of the shares either within two years from the date the option is granted or within one year after the exercise of the option, the disposition will be treated as a “disqualifying disposition” for federal income tax purposes. A disqualifying disposition generally requires an optionee to recognize as ordinary income the excess of the stock’s fair market value on the date of exercise over the exercise price. However, if the disqualifying disposition triggers a loss, then the amount of ordinary income recognized is limited to the excess of the amount realized on the disposition over the optionee’s adjusted basis in the shares. Any ordinary income is added to the basis of the stock to determine the capital gain or loss that must be recognized on the disqualifying disposition. The Company’s deduction will be an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, subject to the requirement of reasonableness and the Company’s satisfaction of its reporting obligations under the Code.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the exercise price is an adjustment in determining an optionee’s alternative minimum taxable income for such year. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option. If a disqualifying disposition occurs in the same year as an option is exercised, the amount of ordinary income resulting from the disposition would generally offset any adjustment to alternative minimum taxable income for the year of exercise. In the case of a disqualifying disposition which occurs after the year of exercise, an individual would be required to recognize alternative minimum taxable income in the year of exercise and ordinary income in the year of the disqualifying disposition in an amount determined under the rules described above, but subject to a credit for part or all of the alternative minimum tax paid in prior years. Optionees are urged to consult their tax advisors concerning the applicability of the alternative minimum tax to their own circumstances.

There is no federal income or employment tax withholding by the Company upon an optionee’s receipt or exercise of incentive stock options.

Nonstatutory Stock Options

Nonstatutory stock options granted under the 2008 Plan do not qualify as “incentive stock options” and, accordingly, do not qualify for any special tax benefits to the optionee. An optionee will not recognize any income at the time he or she is granted nonstatutory stock options, assuming that the options are not actively traded on an established market and the fair market value of the options cannot be measured with reasonably accuracy at the time of grant. However, upon exercise of a nonstatutory stock option, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price of the option. The income realized by the optionee will be treated as compensation income subject to income and employment tax withholding by the Company generally payable from the other compensation paid to the optionee or from the proceeds of sales of all or a portion of the stock issued upon exercise of the option. If those earnings are insufficient to pay the required withholding tax, the optionee will be required to make a direct payment to the Company to cover the withholding tax liability.

Upon a sale of any shares acquired pursuant to the exercise of a nonstatutory stock option, the difference between the sale price and the optionee’s tax basis in the shares will be treated as a long-term or short-term capital gain or loss, as the case may be, depending on the optionee’s holding period for the shares. The optionee’s tax basis for determination of such gain or loss will ordinarily be the sum of (1) the amount paid for the shares (i.e., the exercise price), plus (2) any ordinary income recognized by the optionee as a result of the exercise of the option. In general, if the optionee has held the shares for more than one year at the time of sale, the capital gain will be limited to the applicable maximum federal income tax rate. If the holding period for the shares is shorter, the federal ordinary income tax rate could apply.

In general, there are no federal tax consequences to the Company upon the grant or termination of a nonstatutory stock option or the sale or disposition of the shares acquired upon exercise of a nonstatutory stock option. However, upon the exercise of a nonstatutory stock option, the Company will generally be entitled to a deduction to the extent and in the year that ordinary income from the exercise of the option is recognized by the optionee, subject to the requirement of reasonableness and the Company’s satisfaction of its withholding and reporting obligations under the Code.

Restricted Stock Unit Awards

A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the issuance of shares once the restricted stock units have vested, participants normally will recognize ordinary income in the year of receipt in an amount equal to any cash dividends received and the difference between the fair market value of any shares received over the amount, if any, paid by the participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes, which withholding obligation may generally be satisfied through surrender of otherwise issuable shares, the sale of shares issued upon vesting or cash payments. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date on which the restricted stock units are vested, will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the vesting date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date on which the risk of forfeiture as to the shares terminates. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If shares issued to a participant are not substantially vested when issued, the participant may elect, pursuant to Section 83(b) of the Code, to report the income, based on the value of the shares on the award date, in the year the restricted stock is granted, rather than waiting until the year in which the restricted stock vests, by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date of taxation, will be taxed as long-term or short-term capital gain or loss depending on whether the participant’s holding period for the shares is greater than one year. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the date of taxation, except to the extent such deductions are limited by applicable provisions of the Code.

Share Appreciation Rights

Generally, the recipient of a stand-alone share appreciation right will not recognize taxable income at the time the share appreciation right is granted. If a participant receives the appreciation inherent in the share appreciation rights in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the recipient at the time the stock is received. If a participant receives the appreciation inherent in the share appreciation rights in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes, which withholding obligation may generally be satisfied through surrender of otherwise taxable shares. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of share appreciation rights. However, upon the settlement of a share appreciation right (i.e., exercise), the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement, except to the extent such deductions are limited by applicable provisions of the Code.

Cash Awards

If the amendment and restatement of the 2008 Plan is approved by our shareholders, then a participant receiving cash pursuant to a vested cash award generally will recognize ordinary income in the year of receipt that is equal to the cash actually received. Any cash that is received will be subject to tax withholding by the Company, if applicable, and, unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes such compensation income.

Section 162(m)

As described above, the compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are, however, exempt from the limitations of Section 162(m), and the Company is allowed the full federal tax deduction otherwise permitted for such compensation. Options and share appreciation rights that vest over time generally qualify as performance-based compensation for purposes of Section 162(m). The 2008 Plan has also enabled the Company, in the discretion of the Committee, to grant to covered employees performance-based restricted stock units and restricted stock awards that are intended to be exempt from the deduction limits of Section 162(m).

Our shareholders’ approval of the Amended and Restated 2008 Plan will allow Ixia to continue to grant equity awards, and to also now grant cash awards, that are intended to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code.

The Board and the Committee believe that it is in the Company’s interest and the interest of our shareholders to maintain an equity and cash compensation plan under which compensation awards made to Ixia’s covered officers can qualify for deductibility for federal income tax purposes. Accordingly, the 2008 Plan has been structured in a manner such that awards under it may be eligible to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code.

In order for awards to be eligible to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code, the Amended and Restated 2008 Plan specifies performance measures and other material terms that must be approved by Ixia’s shareholders. Approval of the amendment and restatement of the 2008 Plan by the required vote of Ixia’s shareholders described above is intended to constitute such approval.

Section 409A

Acceleration of income, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Code. To be compliant with Section 409A, rules with respect to the terms of awards, timing of elections to defer compensation, distribution events and funding must all be satisfied. Both the 2008 Plan and the Amended and Restated 2008 Plan include provisions which are intended to prevent awards thereunder from triggering the adverse tax consequences applicable to deferred compensation under Section 409A.

Historical Plan Benefits

Employees, including executive officers, of and consultants to the Company and its subsidiaries and our non-employee directors, are currently eligible to receive equity grants under the 2008 Plan. The Company has not approved any awards that are conditioned upon shareholder approval of the amendment and restatement of the 2008 Plan. Awards under the 2008 Plan are granted to our employees and consultants at the sole discretion of the Committee and to our non-employee directors at the sole discretion of our Board. We therefore cannot determine at this time which individuals or classes of persons (e.g., employees, named executive officers, executive officers, consultants and non-employee directors) would receive future awards under the Amended and Restated 2008 Plan or what the nature, size, terms and conditions of those awards would be.

The following table sets forth historical information with respect to equity awards made under the 2008 Plan from its inception through December 31, 2012 to each of (i) our named executive officers, (ii) all current executive officers as a group, (iii) all current non-employee directors as a group and (iv) all employees other than executive officers as a group. For information regarding outstanding equity awards that were held as of December 31, 2012 by our named executive officers, please see “Executive Compensation and Other Information - Outstanding Equity Awards at 2012 Fiscal Year-End” above.

Name and Position with the Company	Total Shares Underlying 2008 Plan Option Grants through 12/31/12(1)	Total Shares Underlying 2008 Plan Restricted Stock Unit Grants through 12/31/12(2)
Victor Alston President and Chief Executive Officer	587,000	96,800
Atul Bhatnagar Former President and Chief Executive Officer	819,600	51,800
Thomas B. Miller Chief Financial Officer	297,400	34,200
Errol Ginsberg Chief Innovation Officer	809,000	73,667
Ronald W. Buckly Senior Vice President, Corporate Affairs and General Counsel	382,400	51,700
Alan Grahame Senior Vice President, Worldwide Sales	346,400	56,400
All current executive officers as a group (eight persons)	3,116,900	407,667
All current non-employee directors as a group (four persons)	80,000	35,736
All employees who are not executive officers as a group	7,688,597	3,786,811

(1)	Of such options, the following numbers of options were performance-based and are reflected in the table at maximum levels:

Name or Group	Performance-Based Options Granted through 12/31/12
Victor Alston	130,000
Atul Bhatnagar	449,000
Thomas B. Miller	73,000
Errol Ginsberg	135,000
Ronald W. Buckly	73,000
Alan Grahame	77,000
All current executive officers as a group	1,168,100
All current non-employee directors as a group	0
All employees that are not executive officers as a group	80,000

(2)	Of such restricted stock units, the following number of restricted stock units were performance-based and are reflected in the table at maximum levels:

Name or Group	Performance-Based Restricted Stock Units Granted through 12/31/12
Victor Alston	20,000
Atul Bhatnagar	0
Thomas B. Miller	7,300
Errol Ginsberg	16,667
Ronald W. Buckly	7,300
Alan Grahame	8,700
All current executive officers as a group	72,267
All current non-employee directors as a group	0
All employees that are not executive officers as a group	78,300

During 2012, under the 2008 Plan, our Board approved the grant to each of our non-employee directors of options to purchase 10,000 shares and restricted stock units covering 5,200 shares. See “Proposal 1 - Election of Directors - Compensation of Directors” above for additional information regarding these grants to our non-employee directors.

PROPOSAL 4 – APPROVAL OF AMENDMENT

TO 2010 EMPLOYEE STOCK PURCHASE

PLAN, AS AMENDED

In May 2013, our Board adopted, upon the recommendation of the Compensation Committee of our Board of Directors (the “Committee”) and subject to the approval of our shareholders at the Annual Meeting, an amendment to our 2010 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), to increase by 2,000,000 the total number of shares of our Common Stock reserved for issuance under the Purchase Plan, effective as of the date of the Annual Meeting.

General

The Purchase Plan provides our employees and the employees of our designated subsidiaries with an opportunity to participate in the ownership of the Company by purchasing shares of Common Stock at a discounted price through accumulated payroll deductions. The Purchase Plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), was originally approved by our shareholders in 2010, and will continue in effect through March 24, 2020.

The Purchase Plan provides an incentive for employees to acquire shares of our Common Stock, thereby aligning the employees’ interests with those of our shareholders and promoting a culture of employee stock ownership. Our Board and our management believe that maintaining a competitive employee stock purchase plan is an important element in attracting, motivating and retaining the talented employees necessary for our continued growth and success.

To date, 1,800,000 shares have been authorized and reserved for issuance under the Purchase Plan, of which 627,655 shares remain available for issuance as of the date of this Proxy Statement. Under the automatic annual increase provisions of the Purchase Plan, the number of shares authorized and reserved for issuance under the Purchase Plan is automatically increased on each May 1st during the term of the Purchase Plan by a number of shares equal to the lesser of (i) 500,000 shares, (ii) a number of shares equal to 1% of the number of shares of the Company’s Common Stock outstanding on the last day of the prior fiscal year and (iii) an amount determined by the Board.

Since January 1, 2012, we have added approximately 670 employees, principally as a result of our acquisitions of Anue and BreakingPoint in June 2012 and August 2012, respectively. As we have grown, so have the share requirements of our Purchase Plan. Our Board, which unanimously approved the amendment to the Purchase Plan, believes that the Purchase Plan provides a significant benefit to our employees and is in the best interests of the Company and our shareholders. We estimate that if the amendment to the Purchase Plan is approved, we will have available under the Purchase Plan a number of shares of Common Stock that is sufficient to cover anticipated purchases for the next several years, including anticipated purchases by employees who join the Company in connection with future acquisitions. If the amendment to the Purchase Plan is not approved, we will be limited in our ability to offer competitive equity packages to our employees and prospective employees.

Vote Required and Board Recommendation

At the Annual Meeting, our shareholders will be requested to consider and approve the amendment to the Purchase Plan described in this Proposal 4. The affirmative vote of a majority of the shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment. Abstentions will have the same effect as a vote “against” this Proposal 4.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

Description of the 2010 Employee Stock Purchase Plan, as Amended

A summary of the principal provisions of the Purchase Plan is set forth below and is qualified in its entirety by reference to the Purchase Plan, a copy of which is available from the Company’s Corporate Secretary upon written request to: Corporate Secretary, Ixia, 26601 W. Agoura Road, Calabasas, California 91302. A copy of the Purchase Plan is also filed electronically with the Securities and Exchange Commission (the “SEC”) with this proxy statement.

Purpose

The purpose of the Purchase Plan is to enable us to provide our employees and the employees of our designated subsidiaries with an opportunity to purchase shares of our Common Stock at an attractive price through payroll deductions. The Purchase Plan is an important component of the benefits package we offer to employees and provides employees with a convenient means to acquire an equity interest in the Company and to enhance their sense of participation in the affairs of the Company. The Purchase Plan also provides employees with an incentive for continued employment with the Company.

Administration

The Purchase Plan is required to be administered by our Board of Directors or a committee appointed by the Board of Directors, and our Board has delegated administration of the Purchase Plan to the Committee. All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Compensation Committee, whose decisions are final, conclusive and binding upon all parties. Members of our Board of Directors who are eligible employees are permitted to participate in the Purchase Plan.

Shares Reserved under the Purchase Plan

As of the date of this Proxy Statement, a total of 1,800,000 shares has been authorized for issuance under the Purchase Plan, of which 1,172,345 shares have been issued and 627,655 shares are available for future issuance.

We initially authorized and reserved for issuance 500,000 shares under the Purchase Plan, subject to an automatic annual increase on each May 1st during the ten-year term of the Purchase Plan of a number of shares equal to the lesser of (i) 500,000 shares, (ii) a number of shares equal to 1% of the number of shares of the Company’s Common Stock outstanding on the last day of the prior fiscal year and (iii) an amount determined by the Board. Pursuant to the automatic annual increase provisions of the Purchase Plan, the number of shares authorized and reserved for issuance was increased on May 1, 2011, May 1, 2012 and May 1, 2013 by 300,000, 500,000 and 500,000 shares, respectively.

If our shareholders approve the amendment at the Annual Meeting, then an additional 2,000,000 shares will be authorized and reserved for issuance under the Purchase Plan, effective as of the date of the Annual Meeting.

Offering Periods

The Purchase Plan is implemented in a series of consecutive, overlapping 24-month offering periods, with each offering period consisting of four six-month purchase periods. Offering periods begin on the first trading day on or after May 1 and November 1 of each year. Our Board has the power to change the duration of offering periods and the commencement dates of offering periods, as well as the duration and commencement dates of the purchase periods within future offering periods, provided the changes are announced at least five days prior to the first affected offering period.

Eligibility

Our employees (including executive officers) and the employees of our designated subsidiaries are eligible to participate in the Purchase Plan if they (i) are employed by the Company or a designated subsidiary more than 20 hours per week and more than five months in any calendar year and (ii) have completed 30 days of continuous employment as of the first day of an offering period. Eligible employees do not, however, include any person who is a citizen or resident of a foreign jurisdiction if granting such person an option under the Purchase Plan would violate the laws of that jurisdiction or if compliance with the laws of that jurisdiction would cause the Purchase Plan to violate the provisions of Section 423 of the Code. No employee is permitted to participate in the Purchase Plan if, immediately after the grant of an option thereunder, the employee would own 5% or more of the voting stock or value of all classes of stock of the Company or its subsidiaries (including stock which may be purchased through subscriptions under the Purchase Plan or pursuant to any other options). For purposes of the Purchase Plan, a “designated subsidiary” is a subsidiary that is approved by our Board or Compensation Committee for employee participation in the Purchase Plan.

As of March 1, 2013, approximately 1,721 employees of the Company and of our designated subsidiaries, including seven of our executive officers, were eligible to participate in the Purchase Plan, and approximately 744 employees, including seven of our executive officers, were participating in the Purchase Plan.

Participation in the Plan

Eligible employees will become participants in the Purchase Plan by delivering to the Company, prior to the commencement of an offering period, a completed subscription agreement authorizing payroll deductions in any multiple of 1% up to a maximum of 20% (or such other percentage as may be determined by the Board) of their total eligible W-2 cash compensation (e.g., base salary, bonus, overtime and commissions), plus pre-tax employee deferrals under certain of the Company’s benefit plans. By executing a subscription agreement, an employee becomes entitled to have shares placed under option to him or her, but he or she does not become obligated to purchase the shares. An employee’s participation in the Purchase Plan continues from offering period to offering period (and from purchase period to purchase period within an offering period) unless the participant withdraws as a participant in the Purchase Plan. An employee who first becomes eligible to participate in the Purchase Plan after the commencement of an offering period may not participate until the commencement of the next offering period.

If the number of shares which would otherwise be subject to options at the beginning of an offering period or on any exercise date exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made among all participants in as uniform and equitable a manner as is practicable. To ensure that Code limitations are not exceeded, we do not permit any employee to purchase in any calendar year more than $25,000 worth of stock (determined at the fair market value of the shares at the time options are granted) pursuant to the Purchase Plan.

Purchase Price

The purchase price per share under the Purchase Plan is equal to 85% of the lesser of (i) the fair market value of a share of Common Stock on the first trading day of the 24-month offering period or (ii) the fair market value of a share of Common Stock on the last trading day of the applicable six-month purchase period during the 24-month offering period. The fair market value of our Common Stock on a given date is equal to the closing sales price of the Common Stock on such date on the Nasdaq Global Select Market. On March 1, 2013, the closing sales price of our Common Stock on the Nasdaq Global Select Market was $20.41 per share.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares to be purchased under the Purchase Plan is accumulated by payroll deductions over the offering period based upon the percentage of compensation selected by the employee when enrolling to participate in the Purchase Plan. A participant may discontinue his or her participation in the Purchase Plan at any time but may not increase or decrease the rate of payroll deductions for any six-month purchase period within an offering period after the purchase period commences. The participant may, however, increase or decrease the rate of payroll deductions for a future offering period prior to commencement of such offering period. The participant may also decrease (but not increase) the rate of payroll deductions for a future purchase period within an offering period. If a participant wishes to increase the rate of payroll deductions prior to the expiration of the offering period in which he or she is participating, he or she must discontinue his or her participation in the offering period and re-enroll for a future offering period by submitting a new subscription agreement authorizing a higher deduction rate.

All payroll deductions are credited to the participant’s account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by us for any corporate purpose. No interest accrues on payroll deductions.

Purchase of Stock; Exercise of Option

On the enrollment date of each 24-month offering period, an eligible employee who elects to participate in the offering period is granted an option to purchase on each exercise date during the offering period (at the applicable purchase price) up to a number of shares of Common Stock determined by dividing (1) his or her accumulated payroll deductions accumulated prior to the exercise date and retained in the account as of the exercise date by (2) the applicable purchase price. The maximum number of shares placed under option to a participant in the Purchase Plan at the commencement of an offering period for each six-month purchase period during the offering period is the number of whole shares of Common Stock determined by dividing $12,500 by the fair market value (i.e., the closing sales price) of one share of Common Stock at the beginning of the offering period.

Unless an employee discontinues his or her participation in the Purchase Plan, his or her option to purchase shares will be exercised automatically using accumulated payroll deductions on the last day of a purchase period within an offering period at the applicable price. Any cash remaining to the credit of a participant’s account under the Purchase Plan after the purchase of such shares, other than any amount representing a fractional share, are returned to the participant. Any amount representing a fractional share are credited to a participant’s account for the next purchase period or returned to the participant.

Withdrawal

A participant’s interest in an offering may be terminated by signing and delivering to the Company a notice of withdrawal from the Purchase Plan at any time prior to the end of an offering period. Any such withdrawal may be made effective (i) immediately, in which case the payroll deductions credited to the participant’s account will be returned to him or her without interest, or (ii) as of the first day of the next six-month purchase period, in which case the payroll deductions credited to the participant’s account will be applied to purchase shares at the end of the purchase period in which the election is made, and any excess funds not used to purchase shares will be returned to the participant without interest. A participant’s withdrawal from an offering or an employee’s decision not to participate in an offering does not have any effect upon his or her eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

If a participant terminates his or her employment for any reason, including retirement or death, or fails to remain employed for more than 20 hours per week during an offering period, his or her participation in the Purchase Plan is automatically terminated. In any such case, the payroll deductions credited to the participant’s account are refunded without interest.

Adjustment upon Changes in Capitalization or Control

The Purchase Plan contains provisions that provide for adjustments upon the occurrence of events such as a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without the Company’s receipt of consideration. These provisions may result in adjustments to:

•	the number of shares of Common Stock reserved for issuance under the Purchase Plan,

•	the maximum number of shares of Common Stock each participant may purchase during each purchase period, and

•	the price per share of Common Stock and the number of shares of Common Stock covered by each unexercised option under the Purchase Plan.

In the event of the proposed dissolution or liquidation of the Company, the offering periods then in progress will be shortened by setting a new exercise and termination date prior to the consummation of the proposed transaction, unless provided otherwise by the Board. The Board is required to notify each participant in writing at least ten business days prior to any new exercise date that the exercise date for the option has been changed and that the option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.

In the event of the merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets, outstanding options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If in any such event options are not assumed or substituted, any purchase period then in progress will be shortened by setting a new exercise date which will be before the date of the proposed sale or merger, and any offering period then in progress will terminate on the new exercise date. The Board is required to notify each participant in writing at least ten business days prior to the new exercise date that the exercise date for the option has been changed and that the option will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.

Nonassignability

No rights or accumulated payroll deductions of a participant in the Purchase Plan may be pledged, assigned or transferred for any reason (other than by will, the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder, or upon the death of a participant as provided in the Purchase Plan), and we may treat any such attempt as an election by the participant to withdraw from the Purchase Plan.

Shareholder Rights

No participant has any shareholder rights with respect to shares of Common Stock subject to options that have been granted under the Purchase Plan until the shares are actually purchased by the participant.

Amendment, Termination and ERISA Status

Our Board of Directors may at any time amend or terminate the Purchase Plan, except that termination of the Purchase Plan may not affect options previously granted thereunder nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant without the prior written consent of the participant. Approval of our shareholders is required for amendments to the Purchase Plan only to the extent that shareholder approval is required or desirable to comply with (i) Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as in effect at the time of the proposed amendment to the Purchase Plan, (ii) the applicable sections of the Code and the rules and regulations thereunder governing employee stock purchase plans, as in effect at the time of the proposed amendment to the Purchase Plan, or (iii) other applicable laws, rules or regulations. In the event the Board determines that the ongoing operation of the Purchase Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, amend the Purchase Plan to reduce or eliminate such accounting consequences, without shareholder approval or the consent of any participants. In any event, the Purchase Plan will terminate on March 24, 2020, which will be the tenth anniversary of its adoption by our Board of Directors, unless the Purchase Plan is earlier terminated and provided that such termination shall not affect options then outstanding.

We believe that the Purchase Plan is not subject to any of the provisions of ERISA and is not qualified under Section 401(a) of the Code.

New Plan Benefits

Purchases of the Company’s Common Stock under the Purchase Plan are made at the discretion of the participants therein and, accordingly, future purchases under the Purchase Plan if the amendment is approved at the Annual Meeting are not yet determinable. Participation in the Purchase Plan is voluntary, and participation levels depend on participants’ elections and on the restrictions of the Purchase Plan and of Section 423 of the Code. The dollar value of future benefits under the Purchase Plan will depend on the fair market value of our Common Stock at the time of commencement of the applicable offering period and on the exercise dates for each purchase period within the offering period.

For illustrative purposes, the following table sets forth the number of shares purchased under the Purchase Plan during 2012 by our named executive officers and by the groups identified in the table:

Name and Position with the Company	Number of Shares Purchased
Atul Bhatnagar Former President and Chief Executive Officer	1,174	(1)
Victor Alston President and Chief Executive Officer	2,268
Thomas B. Miller Chief Financial Officer	2,268
Errol Ginsberg(2) Chief Innovation Officer	0
Ronald W. Buckly Senior Vice President, Corporate Affairs and General Counsel	2,268
Alan Grahame Senior Vice President, Worldwide Sales	2,177	(3)
All current executive officers as a group (eight persons)	14,420	(4)
All directors who are not executive officers as a group (four persons)(5)	0
All employees, excluding executive officers, as a group	551,284	(6)

(1)	Mr. Bhatnagar purchased these shares under the Company’s former Employee Stock Purchase Plan that expired in 2010, but under which purchases continued through April 30, 2012 (the “Former ESPP”).
(2)	Mr. Ginsberg is not eligible to participate in the Purchase Plan because he beneficially owns more than 5% of our Common Stock.
(3)	Mr. Grahame purchased 1,174 of such shares under the Former ESPP.
(4)	Includes 3,522 shares under the Former ESPP by all of our current executive officers as a group.
(5)	Non-employee directors are not eligible to participate in the Purchase Plan.
(6)	Includes 101,126 shares purchased under the Former ESPP.

Tax Information

The Purchase Plan and the rights of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of an option grant or purchase of shares. As summarized below, a participant may become liable for federal income taxes upon disposition of the shares acquired under the Purchase Plan. This summary does not discuss any local, state or foreign tax laws that may be applicable to any participant.

If shares are disposed of by a participant more than two years after the date of the beginning of the offering period in which the shares were acquired and more than one year after the transfer of the shares to the participant, or upon the participant’s death at any time while owning the shares, then (i) the excess of the fair market value of the shares at the time of such disposition or death over the purchase price of the shares or (ii) the excess of the fair market value of the shares at the beginning of the offering period in which the shares were acquired over the purchase price of the shares (computed as of the commencement of the offering period) would be treated as ordinary income to the participant in the year of disposition. Any additional gain on the disposition would be treated as long-term capital gain. If shares are disposed of in a transaction that satisfies the holding period requirements and in which the sales price is less than the purchase price, the participant would not recognize any ordinary income and would have a long-term capital loss equal to the difference between the sale price and the purchase price.

If shares are disposed of by a participant (including by way of gift) before the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then the excess of the fair market value of the shares on the date the option is exercised (i.e., the last day of a purchase period within an offering period) over the purchase price of the shares would be treated as ordinary income to the participant. This excess would constitute ordinary income in the year of sale or other disposition even if no additional gain is realized on the sale. The balance of any gain realized on such disposition would be treated as a short-term or long-term capital gain, as the case may be. Even if the shares are sold for less than their fair market value on the date the option is exercised, ordinary income would be recognized equal to the difference between the purchase price and the value of the shares on the option exercise date, and any difference between the sales price and the value of the shares on the option exercise date would constitute short-term or long-term capital gain or loss, depending on how long the shares were held after exercise of the option.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that (i) ordinary income is recognized upon disposition of shares by a participant before the expiration of the two-year and one-year holding periods described above and (ii) the Company has satisfied its reporting obligations under the Code. In order to enable us to learn of disqualifying dispositions and ascertain the amount of the deductions to which the Company is entitled, employees are required to notify the Company in writing of the date and terms of any disqualifying disposition of shares purchased under the Purchase Plan.

OTHER MATTERS

We currently know of no matters to be submitted at the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors

Ronald W. Buckly

Corporate Secretary

Calabasas, California

May 15, 2013

Appendix A

SECOND AMENDED AND RESTATED

IXIA 2008 EQUITY INCENTIVE PLAN

1.	Establishment and Purposes of the Plan.

Ixia hereby amends and restates in its entirety the Amended and Restated Ixia 2008 Equity Incentive Plan, as amended, which was established to promote the interests of the Company and its shareholders by (i) helping to attract and retain the services of selected key employees and directors of the Company who are in a position to make material contributions to the successful operation of the Company’s business, (ii) motivating such persons to achieve the Company’s business goals and (iii) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase stock of the Company.

2.	Definitions.

The following definitions shall apply throughout the Plan:

a. “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the Company.

b. “Award” shall mean any Option, Restricted Stock Award, Restricted Stock Unit, SAR or Cash-Based Award granted pursuant to the provisions of the Plan.

c. “Award Agreement” shall mean any agreement, contract or other instrument or document, including without limitation an Option Agreement, a Restricted Stock Award Agreement, a Restricted Stock Unit Award Agreement, a Stock Appreciation Right Award Agreement or a Cash-Based Award Agreement, evidencing and reflecting the terms of any Award granted by the Committee hereunder in such form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, whether in writing or through an electronic medium.

d. “Board” shall mean the Board of Directors of Ixia.

e. “Cash-Based Award” shall mean any Award granted under Section 12 of this Plan denominated in cash.

f. “Cash-Based Award Agreement” means an Award Agreement in such form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of the grant of a Cash-Based Award.

g. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.

h. “Common Stock” shall mean the common stock, without par value, of the Company.

i. “Company” shall mean Ixia, a California corporation, any “subsidiary” corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, and any Affiliate, whether now or hereafter existing.

j. “Committee” shall mean the committee of the Board appointed in accordance with Section 4(a) of the Plan or, if no such committee shall be appointed or in office, the Board, provided that any Award approved by the Board shall also have been approved by a majority of the Company’s “independent directors” within the meaning of the Marketplace Rules of The NASDAQ Stock Market LLC.

k. “Consultant” shall mean any consultant or advisor to the Company.

l. “Continuous Status as an Eligible Individual” shall mean the absence of any interruption or termination of employment by or service with the Company. Continuous Status as an Eligible Individual shall not be considered interrupted in the case of sick leave or military leave, in the case of transfers between Employee, Consultant or Non-Employee Director status, or in the case of transfers between locations of the Company. The Committee shall have the sole discretion to determine whether any other leave of absence shall constitute an interruption or termination of status as an employee. Notwithstanding the foregoing, the determination of whether an interruption or termination of employment or service has occurred shall be made in a manner consistent with Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder.

m. “Data” shall have the meaning ascribed thereto in Section 19(p) of this Plan.

n. “Director” shall mean a member of the Board.

o. “Dividend Equivalent” shall mean any right granted under Section 9(b) or 10(b) of this Plan.

p. “Eligible Individual” shall mean any Employee and, for purposes of eligibility for Awards other than Incentive Stock Options, shall mean any Consultant, whether or not employed by the Company, and any Non-Employee Director.

q. “Employee” shall mean any employee of the Company, including officers and Directors who are also employees.

r. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

s. “Fair Market Value” shall mean, with respect to Shares, the fair market value per Share on the date of determination as determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the closing bid and asked prices of the Common Stock on the date of determination (or, if there are no such prices for such date, on the first preceding day on which there were such reported prices) as reported in The Wall Street Journal or as reported in such other manner as the Board deems reliable and consistent with the requirements of Code Section 409A (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on the exchange on the date of determination (or, if there are no sales on such date, on the first preceding day on which there were reported sales), as reported in The Wall Street Journal or as reported in such other manner as the Board deems reliable and consistent with the requirements of Code Section 409A.

t. “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 11.

u. “Grant Price” means the price established at the time of grant of a SAR pursuant to Section 11, used to determine whether there is any payment due upon exercise of the SAR.

v. “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

w. “Ixia” shall mean Ixia, a California corporation, or any successor thereto.

x. “Non-Employee Director” shall mean a Director who is not an employee of the Company.

y. “Nonstatutory Stock Option” shall mean an Option which is not an Incentive Stock Option.

z. “Option” shall mean a stock option to purchase Common Stock granted to a Participant pursuant to the Plan.

aa. “Option Agreement” means an Award Agreement substantially in the form attached hereto, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of an Option.

bb. “Optioned Stock” shall mean the Common Stock subject to an Option granted pursuant to the Plan.

cc. “Participant” shall mean any Eligible Individual who is granted an Award.

dd. “Permitted Transferee” shall have the meaning set forth in Section 14.

ee. “Plan” shall mean this Second Amended and Restated Ixia 2008 Equity Incentive Plan.

ff. “Restricted Stock” shall mean any Stock right granted under Section 9 of this Plan.

gg. “Restricted Stock Award” shall mean any Shares granted under Section 9 of this Plan and issued with the restriction that the holder may not sell, transfer, pledge or assign such Shares and with such other vesting and other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

hh. “Restricted Stock Award Agreement” means an Award Agreement substantially in the form attached hereto, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of a Restricted Stock Award.

ii. “Restricted Stock Unit” shall mean any unit granted under Section 10 of this Plan evidencing the right to receive one Share at some future date.

jj. “Restricted Stock Unit Award Agreement” means an Award Agreement substantially in the form attached hereto, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of a Restricted Stock Unit Award.

kk. “SAR” means an Award, designated as a SAR, pursuant to the terms of Section 11 of this Plan.

ll. “SAR Award Agreement” means an Award Agreement substantially in the form attached hereto, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of the grant of a SAR.

mm. “Securities Act” shall mean the Securities Act of 1933, as amended.

nn. “Shares” shall mean shares of the Common Stock, any shares into which such Shares may be converted in accordance with Section 15 of the Plan and, to the extent a Participant would not become subject to the adverse tax consequences under Code Section 409A, such other securities or property as may become subject to Awards pursuant to this Plan.

oo. “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Section 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

pp. “Termination for Cause” shall mean termination of employment or service as a result of (i) any act or acts by the Participant constituting a felony under any federal, state or local law; (ii) the Participant’s willful and continued failure to perform the duties assigned to him or her as an Eligible Individual; (iii) any material breach by the Participant of any agreement with the Company concerning his or her employment or service or any other understanding concerning the terms and conditions of employment by, or service with, the Company; (iv) dishonesty, gross negligence or malfeasance by the Participant in the performance of his or her duties as an Eligible Individual, or any conduct by the Participant which involves a material conflict of interest with any business of the Company or Affiliate; (v) the Participant’s taking or knowingly omitting to take any other action or actions in the performance of Participant’s duties as an Eligible Individual without informing appropriate members of management to whom such Participant reports, which action or actions, in the determination of the Committee, have caused or substantially contributed to the material deterioration in the business of the Company or any Affiliate, taken as a whole; (vi) the Participant’s failure to follow any Company policy; or (vii) the Participant’s breach of any confidentiality obligations to the Company. The Company shall furnish written notice to the Participant of the facts warranting a Termination for Cause.

3.	Shares Reserved.

a. Maximum Shares. The maximum number of Shares available for Awards pursuant to the Plan effective as of the Company’s 2013 Annual Meeting of Shareholders shall be 13,976,324 Shares (or the number of shares of stock to which such Shares shall be adjusted as provided in Section 15 of the Plan), adjusted as follows: (i) reduced by one Share for every Share that was subject to an Option or SAR granted after December 31, 2012 and two Shares for every one Share that was subject to an Award other than an Option or SAR granted after December 31, 2012 (with the same ratios applying to new Awards granted after the Plan becomes effective, as applicable), and (ii) increased by one Share for every Share that was subject to an Option or SAR that becomes available after December 31, 2012, and two Shares for every one Share that was subject to an Award other than an Option or SAR that becomes available after December 31, 2012 (as described in Section 3(b)). The number of Shares reserved for issuance under the Plan may be set aside out of authorized but unissued Shares not reserved for any other purpose, or (to the extent permitted under applicable law) out of issued Shares acquired for and held in the treasury of the Company from time to time.

b. Unissued Shares. Shares subject to, but not sold or issued under, any Award terminating, expiring, forfeited, settled in cash or canceled for any reason, or tendered (either actually or by attestation) or withheld to satisfy tax withholding obligations with respect to an Award other than an Option or a SAR, shall again become available for Awards thereafter granted under the Plan. To the extent such Shares become available after December 31, 2012, they shall become available hereunder as one Share for each such Share subject to Options and SARs and two Shares for each such Share subject to Awards other than Options or SARs.

c. Acquisitions and Combinations. Awards made in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines shall not reduce the Shares available for Awards under the Plan, nor shall such Shares again be available for Awards under the Plan as provided in Section 3(b). Additionally, in the event that a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares available for Awards under the Plan; provided, however, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

d. Shares Not Available for Awards. Notwithstanding anything to the contrary contained in the Plan, none of the following Shares shall be added to the Shares available for Awards under the Plan: (i) Shares tendered by a Participant or withheld by the Company after December 31, 2012 in payment of the exercise price of an Option, or to satisfy any tax withholding obligation with respect to Options or SARs, (ii) Shares subject to a SAR that are not issued upon exercise in connection with the stock settlement of the SAR after December 31, 2012, and (iii) Shares reacquired by the Company on the open market or otherwise after December 31, 2012 using cash proceeds from the exercise of Options.

4.	Award Limits.

Subject to adjustment as provided in Section 15, no Participant may be granted (i) Options or SARs during any calendar year with respect to more than 1,000,000 Shares and (ii) Restricted Stock Awards and Restricted Stock Unit Awards during any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares under which more than 1,000,000 Shares may be earned for each 12 months in the vesting period or Performance Period. During any calendar year no Participant may be granted performance-based awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than may $2,000,000 may be earned for each 12 months in the Performance Period. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year shall not exceed $500,000.

5.	Administration of the Plan.

a. Committee. The Plan shall be administered by a Committee designated by the Board to administer the Plan and consisting of not less than three Directors and subject to such terms and conditions as the Board may prescribe. Members of the Committee who are eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Awards to him or her. Each member of the Committee shall be (i) an “outside director” as defined in the Treasury regulations issued pursuant to Section 162(m) of the Code, (ii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and (iii) an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market LLC. Members of the Committee shall serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter provide for members of the Board who meet the foregoing requirements of the Code, Rule 16b-3 and the Marketplace Rules to directly administer the Plan. Members of the Committee shall serve for such period of time as the Board may determine. Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee after obtaining the recommendation of the Committee.

b. Authority. Subject to the provisions of the Plan, the Committee shall have the authority in its sole discretion to: (i) determine the type or types of Awards (i.e., Incentive Stock Options, Nonstatutory Stock Options, SARs, Restricted Stock Awards, Restricted Stock Units or Cash-Based Awards) to be granted to each Participant in the Plan, (ii) determine the Fair Market Value per Share in accordance with the terms of the Plan, (iii) determine the exercise price of Options to be granted to Eligible Individuals in accordance with the terms of the Plan, (iv) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted and the number of Shares subject to each Award, (v) prescribe, amend and rescind rules and regulations relating to the Plan, subject to the limitations set forth in Section 17 of the Plan, (vi) determine the terms and provisions of each Award granted to Participants under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award Agreement; provided, however, that the Committee shall not have the authority to amend or adjust the exercise price of any Options previously granted to a Participant under the Plan, whether through amendment, cancellation, replacement grant or otherwise, without the approval of the shareholders of the Company obtained in the manner provided in Section 16 of the Plan, (vii) accelerate the exercise date of any Option or SAR, the vesting of any Restricted Stock Award, Restricted Stock Unit or the payment of any Cash-Based Award, (viii) determine whether any Participant will be required to execute a stock purchase agreement or other agreement as a condition to the issuance of Shares pursuant to an Award, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Participant, to amend any such agreement, (ix) interpret the Plan or any agreement entered into with respect to the grant of Awards and the issuance of Shares upon exercise of Options, the vesting of Restricted Stock Units or the payment of Cash-Based Awards, (x) determine the eligibility of an Eligible Individual for benefits hereunder and the amount thereof, (xi) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted or to take such other actions as may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or agreements relating to the grant or exercise thereof and (xii) make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan. Further, the Committee shall not have the authority to amend or adjust Options or SARs previously granted to a Participant under the Plan to (a) reduce the exercise price or Grant Price, (b) cancel the Options or SARs when the exercise price or Grant Price exceeds the Fair Market Value of the Shares in exchange for cash or another Award (other than in accordance with Section 15 of the Plan), or (c) take any other action that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, without the approval of the shareholders of the Company obtained in the manner provided in Section 16 of the Plan.

c. Determinations Final. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

d. Governance. The Committee shall keep minutes of its meetings and of the actions taken by it without a meeting. A majority of the Committee shall constitute a quorum and the actions of a majority at a meeting, including a telephone meeting, at which a quorum is present or acts approved in writing by a majority of the members of the Committee without a meeting shall constitute acts of the Committee.

e. Taxes. The Company shall pay all original issue and transfer taxes with respect to the grant of Awards and/or the issue and transfer of Shares pursuant to the exercise of Options or SARs, the vesting of Restricted Stock Awards or Restricted Stock Units or the payment of Cash-Based Awards and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that the person exercising an Option or SAR or to whom an Award is granted or to whom Shares are otherwise issued pursuant to the Plan shall be responsible for all payroll, withholding, income and other taxes incurred by such person on the date of exercise of the Option or of issuance or vesting of Shares, as applicable.

6.	Eligibility.

Awards may be granted under the Plan only to Eligible Individuals; provided, however, that Consultants and Non-Employee Directors shall not be eligible to receive Incentive Stock Options. An Eligible Individual, who has been granted Awards may, if he or she is otherwise eligible, be granted additional Awards. References in this Plan to “employment” and related terms (except for references to “employee” in the definition of “Employee”) shall include the providing of services as a Consultant or Director.

7.	Terms and Conditions of Options.

Options granted pursuant to the Plan by the Committee shall be either Incentive Stock Options or Nonstatutory Stock Options and shall be evidenced by an Option Agreement providing, in addition to such other terms as the Board may deem advisable, the following terms and conditions:

a. Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Committee makes the determination granting such Option; provided, however, that if the Committee determines that such grant shall be made as of some future date, the date of grant shall be such future date. Notice of the determination shall be given to each Participant within a reasonable time after the date of such grant.

b. Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains and whether such Option is intended to constitute an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding any provision in this Plan to the contrary, an Option that is intended to constitute an Incentive Stock Option may only be granted to an Employee.

c. Exercise Price. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Board; provided, however, that, other than in connection with Awards described in Section 3(c), such price shall in no event be less than 100% of the Fair Market Value per Share on the date of grant of an Option.

In the case of any Incentive Stock Option granted to an Employee who at the time of grant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code or otherwise) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant.

d. Medium and Time of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash or check payable to the Company or such other consideration and method of payment permitted under any laws to which the Company is subject and which is approved by the Committee, including without limitation (i) in the case of an Eligible Individual other than an executive officer or a Director, by delivery of a promissory note, (ii) by tendering previously acquired Shares (valued at Fair Market Value as of the date of tender) that have been owned for a period of at least six months (or such other period as is necessary to avoid accounting charges against the Company’s earnings), (iii) if Shares are traded on a national securities exchange or NASDAQ, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the exercise price, (iv) by withholding Shares otherwise issuable in connection with the Option, or (v) any combination of (i), (ii), (iii) and (iv). In connection with all exercises of Options and regardless of the medium of payment, the Participant shall pay in cash any amount necessary to satisfy the Company’s withholding obligations.

e. Term of Options. The term of each Option may be up to seven years from the date of grant thereof; provided, however, that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. The term of any Option may be less than the maximum term provided for herein as specified by the Committee upon grant of the Option and as set forth in the Option Agreement. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option, other than an Incentive Stock Option, (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Eligible Individuals due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

f. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

g. Maximum Amount of Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Nonstatutory Stock Options.

h. Prohibition of Dividends and Dividend Equivalents. No Option may provide for the payment of dividends or Dividend Equivalents.

8.	Exercise of Option.

a. In General. Any Option granted hereunder to a Participant shall be exercisable at such times and under such conditions as may be determined by the Committee and as shall be permissible under the terms of the Plan, including any performance criteria with respect to the Company and/or the Participant as may be determined by the Committee.

An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable thereunder from time to time during the term of the Option. However, an Option may not be exercised for a fraction of a Share.

b. Procedure. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, together with (i) any other agreements required by the terms of the Plan and/or Option Agreement or as required by the Committee and (ii) payment by the Participant of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Board are made).

c. Exercise of Shareholder Rights. Until the Option is properly exercised in accordance with the terms of this Section 8, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised except as provided in Section 15 of the Plan.

d. Termination of Eligibility; Non-Director Awards. If a Participant who is not a Director ceases to serve as an Employee or Consultant, as applicable, for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or Termination for Cause and thereby terminates his or her Continuous Status as an Eligible Individual, he or she may, but only within 90 days following the date he or she ceases his or her Continuous Status as an Eligible Individual (subject to any earlier termination of the Option as provided by its terms), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Nonstatutory Stock Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Nonstatutory Stock Option following the date he or she ceases his or her Continuous Status as an Eligible Individual; provided, however, that the maximum period of time during which a Nonstatutory Stock Option shall be exercisable following the date on which a Participant terminates his or her Continuous Status as an Eligible Individual shall not exceed the original term of such Option as set forth in the Option Agreement and that notwithstanding any extension of time during which a Nonstatutory Stock Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date he or she ceased his or her Continuous Status as an Eligible Individual; provided, further, that no extension shall be made at any time where the exercise price per Share of such Option is less than the Fair Market Value of one Share at the time of such proposed extension, unless it is determined that such extension will not cause the Participant to incur additional tax and interest charges upon exercise of such Option under Section 409A of the Code.

e. Death or Disability of Participant; Non-Director Awards. If the Continuous Status as an Eligible Individual of a Participant who is not a Director ceases due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Participant, the Option may be exercised within 180 days (or such other period of time not exceeding one year as is determined by the Committee at the time of granting the Option) following the date of death or termination of employment due to permanent or total disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of permanent or total disability, or in the case of death by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case (unless otherwise determined by the Committee at the time of granting the Option) only to the extent the Participant was entitled to exercise the Option at the date of his or her termination of employment by death or permanent and total disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her termination of employment by death or permanent and total disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Nonstatutory Stock Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Nonstatutory Stock Option following the date he or she ceases his or her Continuous Status as an Eligible Individual; provided, however, that the maximum period of time during which a Nonstatutory Stock Option shall be exercisable following the date on which a Participant terminates his or her Continuous Status as an Eligible Individual shall not exceed the original term of such Option as set forth in the Option Agreement and that notwithstanding any extension of time during which a Nonstatutory Stock Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date he or she ceased his or her Continuous Status as an Eligible Individual; provided, further, that no extension shall be made at any time where the exercise price per Share of such Option is less than the Fair Market Value of one Share at the time of such proposed extension, unless it is determined that such extension will not cause the Participant to incur additional tax and interest charges upon exercise of such Option under Section 409A of the Code.

f. Termination of Eligibility; Director Awards. The preceding Sections 8(d) and 8(e) shall not apply with respect to a Participant’s Awards to the extent such Awards were made to the Participant in his or her capacity as a Director. If a Participant ceases to be a Director for any reason other than Termination for Cause, he or she (or his or her beneficiary or representative in the event of termination of service as a result of death or permanent and total disability ) may exercise his or her Option through its original expiration date to the extent that the Option was vested and he or she was entitled to exercise the Option on the date of such termination of service as a Director. To the extent that he or she was not entitled to exercise the Option at the date of such termination of service, or if he or she (or his or her beneficiary or representative in the event of termination of service as a result of death or permanent and total disability) does not exercise the Option (which he or she was entitled to exercise) within the time specified herein (i.e., prior to its expiration date), the Option shall terminate.

g. Termination for Cause. If a Participant’s Continuous Status as an Eligible Individual with the Company terminates due to his or her Termination for Cause, he or she shall immediately forfeit all outstanding Options.

h. Expiration of Option. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in Sections 8(d), 8(e) and 8(f), an Option may not be exercised, under any circumstances, after the expiration of its term.

i. Conditions on Exercise and Issuance. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall (i) deliver to the Participant at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, a certificate or certificates representing the Shares for which the Option shall have been exercised or (ii) otherwise arrange for such Shares to be issued to the Participant. The time of issuance and, if applicable, delivery of the certificate or certificates representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any law or regulation applicable to the issuance or delivery of such Shares.

Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from the appropriate governmental agencies authorizing the Company to issue such Options and Shares issuable upon exercise thereof. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state law, the rules and regulations promulgated thereunder and the requirements of the Marketplace Rules of The NASDAQ Stock Market LLC and any stock exchange upon which the Shares may then be listed. Any such issuance may be further subject to the approval of counsel for the Company with respect to such compliance.

9.	Terms and Conditions of Restricted Stock Awards.

a. Grant. Restricted Stock Awards may be granted hereunder by the Committee to Eligible Individuals either alone or in addition to other Awards granted under the Plan. A Restricted Stock Award shall be subject to such terms and conditions as may be determined by the Committee and may be subject to vesting conditioned upon the satisfaction of such requirements, conditions (such as a condition that the Participant’s right to the Shares shall vest in installments over a period of time during which services are to be provided to the Company by the Eligible Individual), restrictions or performance criteria as shall be established by the Committee and set forth in the Award Agreement. During any period during which Shares acquired pursuant to a Restricted Stock Award are subject to vesting conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of by the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each Participant receiving such awards. The Committee has absolute discretion to determine whether any consideration is to be received by the Company as a condition precedent to the issuance of Restricted Stock Awards. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee which are not inconsistent with the Plan.

b. Rights of Holders of Restricted Stock. Beginning on the date of grant of a Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Stock Award and shall have all of the rights of a shareholder, including the right to vote the Shares subject to the Restricted Stock Award and the right to receive distributions made with respect to such Shares;

provided, however, that any Shares, any other property or cash distributed as a dividend or otherwise with respect to any such Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the Shares subject to the Restricted Stock Award; provided further, that the provisions of Section 13(d) shall apply with respect to dividends on Restricted Stock which is subject to performance-based vesting conditions.

c. Delivery of Shares. Shares issued upon the grant of Restricted Stock Awards shall, unless otherwise determined by the Committee, be maintained in the custody of or on behalf of the Company until all applicable vesting conditions have been satisfied. Shares subject to Restricted Stock Awards that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. Notwithstanding anything to the contrary set forth herein, but subject to Section 19(j) hereof, delivery of Shares pursuant to a Restricted Stock Award shall be made no later than 2 1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

d. Termination of Continuous Status as an Eligible Individual. Unless otherwise determined by the Committee or unless otherwise provided in the Award Agreement evidencing the Award, in the event of the termination of a Participant’s Continuous Status as an Eligible Individual, Shares which are subject to a Participant’s Restricted Stock Award which are not vested as of the date of such termination shall be automatically forfeited by the Participant and cancelled by the Company for no value.

e. Waiver of Forfeiture. The Committee may, when it finds that a waiver would be in the best interests of the Company and subject to such terms and conditions as the Committee shall deem appropriate, waive in whole or in part any remaining vesting restrictions with respect to any Restricted Stock Award or any other conditions set forth in any Award Agreement, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based compensation exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

10.	Terms and Conditions of Restricted Stock Units.

a. Grant. Restricted Stock Units may be issued hereunder to Eligible Individuals either alone or in addition to other Awards granted under the Plan. A Restricted Stock Unit is a bookkeeping entry that represents the right to receive one Share to be issued and delivered at the end of the applicable vesting period, subject to a risk of cancellation and to the other terms and conditions set forth in the Plan and in any Award Agreement evidencing the Restricted Stock Unit and subject to any additional terms and conditions established by the Committee. The Company shall establish and maintain accounts for Participants in which the Company shall record Restricted Stock Units and the transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence the Company’s unfunded obligations. The provisions of Restricted Stock Units need not be the same with respect to each Participant receiving such Awards. The Committee has absolute discretion to determine whether any consideration is to be received by the Company as a condition precedent to the grant of a Restricted Stock Unit. The terms of any Restricted Stock Unit granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee which are not inconsistent with the Plan.

b. Rights of Holders of Restricted Stock Units; Dividend Equivalents. Unless the Committee otherwise provides in an Award Agreement for Restricted Stock Units, any Participant holding Restricted Stock Units shall have no rights as a shareholder of the Company with respect to such Restricted Stock Units. The Committee shall be authorized to establish procedures pursuant to which the Company’s payment of any Restricted Stock Unit may be deferred in a manner that would not trigger the adverse tax consequences under Code Section 409A. Subject to the provisions of the Plan and any Award Agreement, the recipient of a Restricted Stock Unit may, if so determined by the Committee, be entitled to receive, currently (or on a deferred basis, but in such a case subject to the same vesting restrictions as the Restricted Stock Unit to which such dividend relates, with such deferral to last no longer than the vesting period to which such Restricted Stock Unit is subject) and with respect to the number of Shares covered by the Award, payments (“Dividend Equivalents”) in amounts equivalent to cash, stock or other property paid by the Company as dividends on the Company’s Common Stock prior to the vesting of the Restricted Stock Units in a manner that would not trigger the adverse tax consequences under Code Section 409A; provided, however, that the provisions of Section 13(d) shall apply with respect to Dividend Equivalents on Restricted Stock Units which are subject to performance-based vesting conditions.

c. Delivery of Shares in Settlement of Restricted Stock Units. Restricted Stock Units (if not previously cancelled) will be automatically settled on or about the vesting date or dates set forth in the Award Agreement evidencing the Award. The Company may make delivery of Shares in settlement of Restricted Stock Units by either delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or by depositing such Shares into an account maintained for the Participant and established in connection with any Company plan or arrangement providing for investment in Common Stock of the Company. Notwithstanding anything to the contrary set forth herein, but subject to Section 19(j), delivery of Shares pursuant to a Restricted Stock Unit shall be made no later than 2  1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

d. Termination of Continuous Status as an Eligible Individual. Unless otherwise determined by the Committee or unless otherwise provided in the Award Agreement evidencing the Award, in the event of the termination of a Participant’s Continuous Status as an Eligible Individual, the Participant’s Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled for no value and without issuance of any Shares.

e. Waiver of Forfeiture. The Committee may, when it finds that a waiver would be in the best interests of the Company and subject to such terms and conditions as the Committee shall deem appropriate, waive in whole or in part any remaining vesting restrictions with respect to any Restricted Stock Units or any other conditions set forth in any Award Agreement, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Unit intended to comply with the performance-based compensation exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

11.	Share Appreciation Rights.

a. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of Freestanding and Tandem SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each SAR shall be determined by the Committee and shall be specified in the SAR Award Agreement. The Grant Price shall not be less than 100% of the Fair Market Value per Share on the date of grant except in the case of Awards described in Section 3(c).

b. SAR Award Agreement. Each SAR Award shall be evidenced by a SAR Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine in its sole discretion and which are not inconsistent with this Plan. No SAR may provide for the payment of dividends or Dividend Equivalents.

c. Term of SAR. The term of a SAR granted under the Plan may be up to seven years from the date of grant thereof. The term of any SAR may be less than the maximum term provided for herein as specified by the Committee upon grant of the SAR and as set forth in the SAR Award Agreement. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (i) the exercise of the SAR is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Eligible Individuals due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

d. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

e. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR: (a) the Tandem SAR will expire no later than the expiration of the underlying Option; (b) the exercise of the Tandem SAR may not have economic and tax consequences more favorable than the exercise of the Option followed by an immediate sale of the underlying Shares, and the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised over the exercise price of the underlying Option; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option; (d) the Tandem SAR may be exercised only when the underlying Option is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying Option is transferable, and under the same conditions.

f. Payment of SAR Amount. SARs granted under this Plan shall be payable in Shares, cash or such other property as may be designated by the Committee. Upon the exercise of a SAR, a Participant shall be entitled to receive from the Company such number of Shares (or, in the case of SARs exercisable for cash or other property, cash or property with a value equal to the fair market value of such number of Shares on the date of exercise) determined by multiplying:

(i)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(ii)	The number of Shares with respect to which the SAR is exercised.

Such product shall then be divided by the Fair Market Value of a Share on the date of exercise. The resulting number (rounded down to the next whole number) is the number of Shares to be issued to the Participant upon exercise of a SAR.

g. Termination of Continuous Status as an Eligible Individual. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

h. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

12.	Cash-Based Awards.

Cash-Based Awards may be granted hereunder by the Committee to Eligible Individuals either alone or in addition to other Awards granted under the Plan. A Cash-Based Award shall be subject to such terms and conditions as may be determined by the Committee, and shall be subject to the satisfaction of such requirements (such as a requirement that the Participant’s right to payment of the Cash-Based Award shall be contingent on the provision of services for the Company over a specified period of time and/or employment on a specified date) and performance criteria (which may be based upon the criteria set forth in Section 13(b)) as shall be established by the Committee and set forth in the Award Agreement (or, if applicable, in a resolution duly adopted by the Committee). Cash-Based Awards granted under this Plan shall be payable in cash or, if designated by the Committee, Shares or such other property with a fair market value on the date of payment equal to the cash amount payable under Cash-Based Award. Notwithstanding anything to the contrary set forth herein, payment of a Cash-Based Award shall be made no later than 2 1/2 months after the close of the Company’s first taxable year in which such Cash-Based Award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

13.	Code Section 162(m) Provisions.

a. Application to Covered Employee. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Restricted Stock Unit Award or a Cash-Based Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may qualify such an Award as “performance-based compensation” pursuant to Section 162(m) of the Code. The Committee has complete discretion concerning whether a particular Award should be qualified as “performance-based compensation.” If the Committee determines that a particular Award should qualify as “performance-based compensation,” the provisions of this Section 13, to the extent applicable, shall control over any contrary provision in the Plan.

b. Performance Goals. Restricted Stock, Restricted Stock Unit Awards and Cash-Based Awards may be made subject to the achievement of performance goals established by the Committee relating to one or more business criteria (the “Performance Criteria”) pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, division, business unit or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time. Performance Criteria that may be used to establish performance goals are: revenue; operating income or net operating income; orders, return on equity; return on assets or net assets; cash flow; share price performance; return on capital; earnings; earnings per share; shareholder return and/or value (including but not limited to total shareholder return); economic value added; economic profit; ratio of operating earnings to capital spending; EBITDA; EBIT; costs; operating earnings; gains; product development; client development; leadership; project progress; project completion; increase in total revenues; net income; operating cash flow; net cash flow; retained earnings; budget achievement; return on capital employed; return on invested capital; cash available to Company from a subsidiary or subsidiaries; expense spending; gross margin; net margin; market capitalization; customer satisfaction; financial return ratios; market share; operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company, Affiliate, division, or business unit or not within the reasonable control of management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The performance goals for each Participant (including any exclusions described in the preceding sentence, if applicable) and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Award Agreement. No amounts shall be payable to any Participant for any performance period unless and until the Committee certifies that the performance goals and any other material terms were in fact satisfied.

c. Adjustment of Payment. Notwithstanding any provision of the Plan, with respect to any Award that is subject to this Section, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances to the extent permitted under Section 162(m) of the Code and the Treasury regulations issued pursuant thereto.

d. Dividends and Dividend Equivalents. Dividends and Dividend Equivalents on Restricted Stock and Restricted Stock Units that are subject to performance-based vesting conditions and/or Section 13 shall, notwithstanding the provisions of Sections 9(b) and 10(b) of the Plan, either (i) not be paid or credited or (ii) if provided in the Award Agreement, be accumulated and subject to achievement of the performance goals to the same extent as the Restricted Stock or Restricted Stock Units.

e. Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

14.	Nontransferability of Awards.

Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee in accordance with this Section 14, no Awards granted under the Plan, and no Shares subject to any such Awards, that have not been issued or as to which any applicable vesting restriction, performance or deferral period has not lapsed, may be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or transfers between spouses incident to a divorce. Furthermore, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Options and SARs may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than an Incentive Stock Option) with the consent of the Committee (each transferee thereof, a “Permitted Transferee”), which consent may be granted or withheld in the Committee’s sole discretion, provided that such Permitted Transferee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and, provided further, that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Transferee and the Company’s transfer agent in effectuating any transfer permitted under this Section 14. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the Award by the Participant or payment of any amount or issuance of any Shares to the Participant shall be deemed to include the Participant’s Permitted Transferee. In no event may an Award be transferred hereunder for consideration, and in no event may a Permitted Transferee be other than (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) a charitable organization.

15.	Adjustment upon Change in Corporate Structure.

a. Corporate Transaction. In the event of any stock split, reverse stock split, merger, reorganization, consolidation, recapitalization, combination or distribution (whether in cash, Shares or other property, other than a regular cash dividend), spin-off or similar transaction or any other change in corporate structure affecting the Shares or value thereof, such adjustment and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 4 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company). Any such adjustment shall be determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and the Committee’s determination in that respect shall be final, binding and conclusive.

b. Dissolutions/Liquidation. In the event of the dissolution or liquidation of the Company, or in the event of a sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board shall, to the extent such action would not trigger the adverse tax consequences under Code Section 409A, (i) make provision for the assumption of outstanding Awards by the successor corporation, (ii) declare that any Option shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the Participant and shall give each Participant the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable provided such exercise does not violate Section 8(i) of the Plan, (iii) accelerate the vesting of Restricted Stock Awards, Restricted Stock Units and the payment of Cash-Based Awards, or (iv) cause any Award outstanding as of the effective date of any such event to be cancelled in consideration of a cash payment or grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled Award, provided that such payment and/or grant are substantially equivalent in value to the fair market value of the cancelled Award as determined by the Committee.

c. Fractional Shares. No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by an Award, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

d. Tax Considerations. Any adjustment or action taken by the Board pursuant to this Section 15 shall be carried out in accordance with Code Section 424, if applicable, and only if such action would not trigger the adverse consequences of Code Section 409A.

16.	Shareholder Approval.

Effectiveness of this Plan is subject to approval by the shareholders of the Company within 12 months before or after the date the Plan was initially adopted by the Board; provided, however, that Options may be granted pursuant to the Plan subject to subsequent approval of the Plan by such shareholders. Any Option exercised before shareholder approval was obtained can be rescinded if shareholder approval is not obtained within 12 months before or after the Plan was adopted by the Board. Shareholder approval of the Plan or any amendment thereto required to be approved by the shareholders of the Company shall be obtained (i) by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote thereon at a meeting of shareholders duly held in accordance with the laws of the State of California or (ii) by written consent of the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize the approval at a meeting of the shareholders duly held in accordance with the laws of the State of California.

17.	Amendment and Termination of the Plan.

a. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of The NASDAQ Stock Market LLC or any stock exchange on which Shares are listed or quoted, and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of Section 422 of the Code; provided, however, that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; provided, further, that without approval of the Company’s shareholders, no such revision or amendment shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the number of Shares which may be issued under the Plan, other than in connection with an adjustment under Section 15 of the Plan; (iii) materially modify the requirements as to eligibility for participation in the Plan; (iv) materially change the designation of the class of Eligible Individuals eligible to be granted Awards; (v) remove the administration of the Plan from the Board or its Committee; (vi) extend the term of the Plan beyond the maximum term set forth in Section 20 hereunder; (vii) eliminate the requirements relating to minimum exercise price, minimum Grant Price and shareholder approval, (viii) increase the maximum permissible term of any Option, (ix) add performance goals to Section 13(b) or (x) increase the limitation in Section 4. Further, no revision or amendment shall, without the approval of the Company’s shareholders, cancel Options or SARs in exchange for cash when the exercise price or Grant Price per Share exceeds the Fair Market Value of the Shares or take any action with respect to Options or SARs that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the Shares are traded, including a reduction of the exercise price or Grant Price of Options or SARs and the exchange of Options or SARs for other Awards (or amend the provisions of Section 5(b) relating to such actions by the Committee).

b. Effect of Amendment or Termination. Except as otherwise provided in Section 15 of the Plan, and except to the extent necessary to avoid the imposition of additional tax and/or interest under Code Section 409A with respect to Awards that are treated as nonqualified deferred compensation, any amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding anything to the contrary herein, this Plan shall not adversely affect, unless mutually agreed in writing by the Company and a Participant, the terms and provisions of any Award granted prior to the date the Plan was approved by shareholders as provided in Section 16 of the Plan.

18.	Indemnification.

No member of the Board or its Committee shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving willful misconduct, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent or Employee. In addition to such other rights of indemnification they may have as members of the Board, or as members of the Committee, the Board and the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that a Board or Committee member is liable for willful misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, such Board or Committee member shall in writing have offered the Company the opportunity, at its own expense, to handle and defend the same. The payment of any amount in satisfaction of the indemnification right described in this Section 18 shall occur no later than the last day of the taxable year following the taxable year in which the expenses were incurred. Any right to such indemnification shall not be subject to liquidation or exchange for another benefit, and no such indemnification in any taxable year shall in any way affect the expenses eligible for reimbursement or indemnification, or in-kind benefits to be provided, in any other taxable year.

19.	General Provisions.

a. Withholding or Deduction for Taxes. The grant of Awards hereunder and the issuance of Shares and all payments and distributions pursuant to this Plan are conditioned upon the Company’s reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Participant (or Permitted Assignee), any taxes required to be withheld under Federal, state or local law as a result of the: (i) grant of any Award, (ii) exercise of any Option, (iii) sale of Shares issued upon exercise of Options, (iv) delivery of Shares, cash or other property, (v) lapse of restrictions in connection with any Award, or (vi) any other event occurring pursuant to the Plan. To the extent that compensation and other amounts, if any, payable to the Participant (or Permitted Assignee) are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Participant (or Permitted Assignee), including without limitation, as a condition of the exercise of any Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the delivery to the Company of cash necessary to satisfy the Company’s withholding obligations under Federal and state law. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignees) to satisfy such obligations for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period as may be necessary to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the Participant’s (or Permitted Assignee’s) minimum required tax withholding rate) otherwise deliverable in connection with the Award.

b. Other Plans. Nothing contained in the Plan shall prohibit the Company from establishing additional incentive compensation arrangements.

c. No Enlargement of Rights. Neither the Plan, nor the granting of Awards, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Eligible Individual for any period of time, or at any particular rate of compensation. Nothing in the Plan shall be deemed to limit or affect the right of the Company to discharge any Eligible Individual at any time for any reason or no reason.

No Eligible Individual shall have any right to or interest in Awards authorized hereunder prior to the grant thereof to such eligible person, and upon such grant he or she shall have only such rights and interests as are expressly provided herein and in the related Award Agreement, subject, however, to all applicable provisions of the Company’s Articles of Incorporation, as the same may be amended from time to time. The Company shall not be liable for the loss of existing or potential profit from an Award in the event of termination of an employment or other relationship.

d. Notice. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to a Participant to whom an Award is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her transferee (upon any permitted transfer) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Participant holding Shares purchased upon exercise of an Option or otherwise issued pursuant to Awards hereunder to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.

e. Applicable Law. To the extent that Federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof.

f. Incentive Stock Options. The Company shall not be liable to a Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options are not incentive stock options as defined in Section 422 of the Code.

g. Information to Participants. The Company shall provide without charge to each Participant copies of its annual financial statements (which need not be audited), which may be included within such annual and periodic reports as are provided by the Company to its shareholders generally.

h. Availability of Plan. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

i. Severability. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such provisions shall be deemed limited to the extent that a court of competent jurisdiction decrees it valid or enforceable and as so limited shall remain in full force and effect. Any such provision shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any stock exchange or quotation system on which the Shares are listed or quoted, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

j. Form of Shares and Restricted Stock Awards; Stop Transfer Orders. Shares issued or delivered under the Plan, including Shares subject to any Restricted Stock Award, may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of a Restricted Stock Award, such certificate shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

k. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

l. Compliance with Code Section 409A/Taxes. It is intended that no Award granted under this Plan shall be subject to any interest or additional tax under Section 409A of the Code. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A. Notwithstanding the preceding, the Participant shall be responsible for any and all tax liabilities, including liability under 409A (but excluding the employer’s share of employment taxes) with respect to an Award.

m. Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant or vesting of any Award provided under the Plan.

n. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of awards described in Section 3(c) may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

o. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(i)	In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws which reduces the amount of the Award that would have been earned had the financial results been properly reported (as determined by the Committee), the following adjustments shall be made to the extent the amount of the Award was over-stated as a result of such noncompliance (A) the Award will be cancelled and (B) the Participant will forfeit (I) the Shares received or payable on the vesting or exercise of the Award and (II) the amount of the proceeds of the sale or gain realized on the vesting or exercise of the Award (and the Participant may be required to return or pay such Shares or amount to the Company). The provisions of this Section 19(o)(i) will continue to apply as may be amended to comply with final regulations issued under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(ii)	If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a noncompetition, nonsolicitation or nondisclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion, then (A) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (B) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or SAR and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

p. Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company may transfer the Data internally as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company may further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

20.	Effective Date and Term of Plan.

The original Plan became effective upon shareholder approval at the 2008 Annual Meeting of Shareholders of the Company in accordance with the shareholder approval provisions of Section 16. The Amended and Restated Plan became effective upon shareholder approval at the 2010 Annual Meeting of Shareholders of the Company in accordance with the shareholder approval provisions of Section 16. This Second Amended and Restated Plan shall become effective after shareholder approval at the 2013 Annual Meeting of Shareholders of the Company in accordance with the shareholder approval provisions of Section 16. This Second Amended and Restated Plan shall not become effective if not approved by the shareholders of the Company at the Company’s 2013 Annual Meeting of Shareholders, and in such case, the Amended and Restated Plan, as amended, shall continue in full force and effect. This Plan shall continue in effect for a term of ten years following the date of shareholder approval of the original Plan unless sooner terminated under Section 17 of the Plan.

IXIA IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., CDT, on June 19, 2013. Vote by Internet Go to www.investorvote.com/XXIA Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Follow the instructions provided by the recorded message Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals, 2, 3 and 4. 1. Election of Directors: For Withhold 01 - Victor Alston 04 - Errol Ginsberg 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. 4. Approval of amendment to the 2010 Employee Stock Purchase Plan, as amended, to increase the number of shares authorized for issuance thereunder by 2,000,000. B Non-Voting Items Change of Address — Please print your new address below. For Withhold For Withhold 02 - Laurent Asscher 03 - Jonathan Fram 05 - Gail Hamilton For Against Abstain For Against Abstain 3. Approval of amendment and restatement of the Amended and Restated 2008 Equity Incentive Plan, as amended, including an increase in the number of shares available for future awards thereunder of 9,800,000. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IXIA 2013 Annual Meeting of Shareholders Wednesday, June 19, 2013, at 9:00 a.m. local time Sheraton Agoura Hills Hotel 30100 Agoura Road Agoura Hills, California 91301 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — IXIA This Proxy is Solicited on Behalf of the Board of Directors of Ixia 2013 Annual Meeting of Shareholders Sheraton Agoura Hills Hotel, 30100 Agoura Road, Agoura Hills, California 91301 June 19, 2013 at 9:00 a.m. local time The undersigned shareholder of Ixia, a California corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 15, 2013, and Annual Report to Shareholders for the year ended December 31, 2012, and hereby appoints Victor Alston and Thomas B. Miller, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 19, 2013, at 9:00 a.m., local time, at the Sheraton Agoura Hills Hotel, located at 30100 Agoura Road, Agoura Hills, California 91301, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election as directors of all nominees listed on the reverse side under Proposal 1, FOR Proposals 2, 3 and 4 and as the Proxies deem advisable on such other matters as may properly come before the Meeting.

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 2010 Employee Stock Purchase Plan (the “Plan”) of Ixia (the “Company”).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code, as amended from time to time.

2. Certain Definitions.

(a) “Board” shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 13 of the Plan.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) “Common Stock” shall mean the common stock of the Company.

(d) “Compensation,” unless otherwise determined by the Board of Directors of the Company, means total cash compensation from employment reportable on Form W-2 including, without limitation, regular straight-time gross earnings, overtime pay, shift premium, incentive compensation, bonuses, commissions and automobile allowances, plus any amounts contributed by the Employee to the Company’s 401(k) Plan or 125 Plan from compensation paid to the Employee by the Company, but expressly excluding relocation benefits, expense reimbursements, gains realized in connection with the exercise of stock options or participation in a stock option or purchase program and contributions by the Company to qualified deferred compensation plans.

(e) “Employee” means any person, including an officer, who is customarily employed by the Company or a Subsidiary designated by the Board on Attachment A, as Attachment A may from time to time be amended by the Board, (i) for more than 20 hours per week and (ii) for more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. “Employee” shall not include any person who is a citizen or resident of a foreign jurisdiction if granting them an option under the Plan would violate the law of such jurisdiction, or if compliance with the laws of the jurisdiction would cause the Plan to violate Code Section 423.

(f) “Enrollment Date” means the first Trading Day of each Offering Period.

(g) “Enrollment Period” means the period designated by the Board ending no fewer than three days prior to the Offering Period or Purchase Period, as applicable.

(h) “Exercise Date” means the last Trading Day of each Purchase Period.

(i) “Fair Market Value” means, as of any date, the fair market value of one share of Common Stock, determined as follows:

(i) If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Global Select Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market LLC, its fair market value shall be the closing sales price for such stock (or the mean of the closing bid and asked prices, if no sales were reported) as reported on such date (or, if such day is not a Trading Day, on the last Trading Day prior to such date) in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but sales prices are not reported, its fair market value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or, if such day is not a Trading Day, on the last Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board.

(j) “Offering Periods” shall mean the periods of approximately 24 months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending 24 months later. The first Offering Period under the Plan shall commence on November 1, 2010. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(k) “Payroll Deduction Authorization Change or Withdrawal Form” shall mean the form attached hereto as Attachment B, as may be revised from time to time.

(l) “Participant” shall mean an Employee who has filed a Subscription Agreement under the terms of the Plan.

(m) “Purchase Period” shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date and provided that the duration of a Purchase Period may be changed by the Board with respect to future Offering Periods without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

(n) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 19.

(o) “Subscription Agreement” shall mean the form authorizing payroll deductions and attached hereto as Attachment C, as may be revised from time to time.

(p) “Subsidiary” means any corporation described in Section 424 of the Code in which the Company owns, directly or indirectly, 50% or more of the voting shares.

(q) “Trading Day” shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.

3. Eligibility.

(a) General Rule. Any Employee, as defined in Section 2, who shall have completed at least 30 days of continuous employment with the Company or its Subsidiaries shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.

(b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if:

(i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

(ii) such option would permit the Employee’s rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan shall commence on November 1, 2010. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.

5. Participation.

(a) An eligible Employee may become a Participant in the Plan by completing and submitting during the applicable Enrollment Period a signed Subscription Agreement. An Employee who becomes eligible to participate in the Plan after the commencement of an Offering Period may not become a Participant in the Plan until the commencement of the next Offering Period.

(b) An Employee’s authorization and participation in the Plan shall become effective on the first Enrollment Date following the timely filing of his or her Subscription Agreement and shall remain effective until revoked by the Participant by completing and submitting a signed Payroll Deduction Authorization Change or Withdrawal Form to either withdraw from the Plan as described in Section 10(a) hereof or change his or her payroll deduction rate as described in Section 6(e) hereof.

(c) A Participant may not submit a Subscription Agreement for enrollment in a new Offering Period until the termination of his or her participation in an existing Offering Period has become effective. The foregoing limitation shall not affect a Participant’s automatic reenrollment (without the submission of a new Subscription Agreement) in a new Offering Period following the expiration of an existing Offering Period.

(d) Participants in an Offering Period (an “Original Offering Period”) will not prior to the expiration of the Original Offering Period be automatically withdrawn from the Original Offering Period and automatically re-enrolled in the immediately following Offering Period (a “Lower Price Offering Period”) if the Fair Market Value of the Common Stock on an Exercise Date in the Original Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of the Original Offering Period. A Participant may enroll in such an anticipated Lower Price Offering Period only by, on or before the specified administrative deadline prior to the commencement of the anticipated Lower Price Offering Period: (i) terminating his or her participation in the Original Offering Period by completing and submitting a signed Payroll Deduction Authorization Change or Withdrawal Form and without purchasing shares at the end of the Purchase Period then in effect and (ii) timely completing and submitting for the anticipated Lower Price Offering Period a new Subscription Agreement.

6. Payroll Deductions.

(a) Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period as to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(b) At the time a Participant files his or her Subscription Agreement with the Company, he or she shall elect to have payroll deductions made on each payday during the next Offering Period at a percentage rate equal to a positive whole number not exceeding 15%, or such other maximum rate as may be determined from time to time by the Board subject to the provisions of Section 19 hereof, of the Compensation which would otherwise be payable to such Participant on each such payday.

(c) Payroll deductions for a Participant shall commence on the first payday following the date on which a Participant’s payroll deduction authorization becomes effective and shall automatically continue from Offering Period to Offering Period until changed or terminated by the Participant in accordance with the terms hereof.

(d) All payroll deductions authorized by a Participant pursuant to a Subscription Agreement, as modified pursuant to Section 5, shall be credited to the Participant’s individual account under the Plan. A Participant may not make any additional payments into such account.

(e) A Participant may change the rate of his or her payroll deduction during an Offering Period only as follows:

(i) A Participant may decrease the rate of payroll deductions for a future Purchase Period within an existing Offering Period or for a future Offering Period only by completing and submitting, by the specified administrative deadline prior to the commencement of such future Purchase Period or Offering Period, a signed Payroll Deduction Authorization Change or Withdrawal Form.

(ii) A Participant may increase the rate of payroll deductions for a future Offering Period only by completing and submitting, by the specified administrative deadline prior to the commencement of such Offering Period, a signed Payroll Deduction Authorization Change or Withdrawal Form. An election to increase the rate of payroll deductions may be made for new Offering Periods that will begin for any reason, including new Offering Periods that will begin as a result of (i) enrollment in a new Offering Period following the end of the final Purchase Period in an existing Offering Period or (ii) an employee’s voluntary election to withdraw from a current Offering Period and to enroll in a new Offering Period.

(iii) A Participant may not increase the rate of payroll deductions for a future Purchase Period within an existing Offering Period. In order for such a Participant to increase the rate of payroll deductions prior to a future Offering Period that follows the expiration of his or her existing Offering Period, the Participant must terminate his or her participation in the existing Offering Period and then enroll in a new Offering Period, subject to the limitations set forth in Section 5 above. In no event may a Participant increase the rate of payroll deductions for a future Purchase Period by completing a Purchase Period within an existing Offering Period that is not otherwise expiring and then immediately participating in a new Offering Period.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall automatically be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) on the Enrollment Date; and provided further that such grant of options and purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The preceding limitation (multiplied by four) shall also apply with respect to each Offering Period. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on each Exercise Date of the Offering Period, and the accumulated payroll deductions credited to a Participant’s account on the Exercise Date will be applied to purchase whole shares of the Company’s Common Stock (up to the maximum number subject to option as determined in Section 7(a) hereof) at the Purchase Price. Any amount credited to a Participant’s account and not applied to the purchase of Common Stock by reason of the limitation on the number of shares subject to option shall be refunded promptly to such Participant after the Exercise Date, provided that any amount remaining in a Participant’s account and representing a fractional share shall be carried over and applied to the purchase of shares in the subsequent Purchase Period or Offering Period if the Participant participates in the subsequent offering. During his or her lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

(b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or

Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 hereof. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date. In the event of any pro rata allocation of shares, the Company shall give written notice of such allocation to each Participant affected thereby and shall reduce the rate of payroll deductions, if necessary.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the issuance and delivery to, or credit to the account of, each Participant, as appropriate, of the shares purchased upon exercise of his or her option. At the election of the Company, the issuance and delivery of the shares purchased upon exercise of a Participant’s option may be effected by transfer (electronic or otherwise in the discretion of the Company) of such shares to a securities account maintained in the Participant’s name.

10. Withdrawal; Termination of Employment.

(a) A Participant may terminate his or her participation in the Plan and withdraw from an Offering by completing and submitting, by the specified administrative deadline prior to the end of a Purchase Period, a signed Payroll Deduction Authorization Change or Withdrawal Form. Any such termination and withdrawal may be made effective (i) immediately, in which case all withheld amounts will be refunded to the Participant, or (ii) as of the first day of the next Purchase Period, in which case withheld amounts will be applied to the purchase of shares at the end of the Purchase Period in which the election is made and any excess funds not so applied will be refunded to the Participant following the purchase. If a Participant terminates his or her participation in the Plan pursuant to this Section 10(a), payroll deductions shall not resume at the beginning of a succeeding Offering Period unless the Participant delivers a new Subscription Agreement in accordance with Section 5 hereof.

(b) Upon termination of a Participant’s employment for any reason, including retirement or death, as soon as practicable after such termination, the payroll deductions credited to his or her account shall be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option shall be automatically canceled.

(c) In the event an Employee fails to remain in the continuous employ of the Company or its Subsidiaries for more than 20 hours per week during the Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and his or her option will be canceled.

(d) A Participant’s withdrawal from an offering shall not have any effect upon his or her eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18(a) hereof, together with a cumulative annual increase to the number of shares reserved for issuance thereunder on May 1, 2010 and each May 1 thereafter equal to the lesser of (i) 500,000 shares, (ii) 1% of the outstanding shares of the Company on the last day of the prior fiscal year or (iii) such amount as may be determined by the Board. The shares to be sold to Participants in the Plan will be authorized but unissued shares. Upon the cancellation of any option granted under the Plan, the shares subject thereto shall return to the Plan and become available for options thereafter granted under the Plan.

(b) A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a Participant under the Plan shall, as specified in the Participant’s Subscription Agreement, be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

14. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the Exercise Date on which an option is exercised but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company on behalf of a Participant under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each Participant in the Plan. Individual statements of account will be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, in a Participant’s account.

18. Adjustments upon Changes in Capitalization or Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which has been authorized for issuance under the Plan but has not yet been placed under option or which has been returned to the Plan upon the cancellation of an option, as well as the option price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(d) No fractional shares of Common Stock shall be issuable on account of any adjustment described herein, and the aggregate number of shares into which shares then covered by an option, when changed as the result of such adjustment, shall be reduced to the largest number of whole shares resulting from such adjustment, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

19. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the prior written consent of such Participant:

(a) To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as is required.

(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Plan Participants.

20. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. The Plan shall continue in effect for a term of ten years unless sooner terminated under Sections 19 or 22 hereof.

21. Notices. All notices or other communications (i) by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof and (ii) by the Company to a Participant in connection with the Plan shall be deemed to have been duly given when received by the Participant or, if earlier, five days after deposit in the United States mail by certified or registered mail, return receipt requested, first class postage prepaid, addressed to the Participant at his or her address as shown on the records of the Company or as such Participant may request by written notice to the Company hereunder.

22. Shareholder Approval. Notwithstanding anything to the contrary herein, the effectiveness of the Plan shall be expressly subject to approval by the Company’s shareholders prior to November 1, 2010 by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon at a shareholder meeting duly held or by written consent in accordance with applicable law.

23. No Enlargement of Employee Rights. The Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company, its parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in options authorized hereunder prior to the grant of an option to such Employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Articles of Incorporation, as the same may be amended from time to time.

24. Information to Participants. The Company shall provide without charge to each Participant in the Plan copies of such annual and periodic reports as are provided by the Company to its shareholders generally.

25. Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of California, without regard to the conflicts of laws rules thereof.

26. Tax Withholding. If at any time the Company or any Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection with any exercise of an option granted hereunder or any disposition of shares of Common Stock issued hereunder, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations which arise from such exercise or disposition. The Company or such Subsidiary shall have the right to deduct or withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

27. Securities Law Compliance. No shares of Common Stock may be issued upon the exercise of any option under the Plan until all requirements of applicable Federal, state, foreign or other securities laws with respect to the purchase, sale and issuance of shares of Common Stock shall have been satisfied. If any action must be taken because of such requirements, then the purchase, sale and issuance of shares shall be postponed until such action can reasonably be taken. Upon request by the Company, an Employee shall deliver to the Company such information, representations or undertakings as the Company may reasonably request in order to comply with any registration requirements or exemptions therefrom of applicable securities laws. The Company may require any securities so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any violation of applicable securities laws.

AMENDMENT NO. 1 TO

IXIA

2010 Employee Stock Purchase Plan

The Ixia 2010 Employee Stock Purchase Plan is hereby amended as follows, effective as of the date set forth below:

1. Section 6(b). Section 6(b) of the Plan is hereby amended and restated to read in its entirety as follows:

“(d) At the time a Participant files his or her Subscription Agreement with the Company, he or she shall elect to have payroll deductions made on each payday during the next Offering Period at a percentage rate equal to a positive whole number not exceeding 20%, or such other maximum rate as may be determined from time to time by the Board subject to the provisions of Section 19 hereof, of the Compensation which would otherwise be payable to such Participant on each such payday.”

2. Attachment A. Attachment A is hereby amended and restated in its entirety as set forth on Attachment A hereto.

3. Attachment B. Attachment B is hereby amended and restated in its entirety as set forth on Attachment B hereto.

4. Attachment C. Attachment C is hereby amended and restated in its entirety as set forth on Attachment A hereto.

Dated as of: October 8, 2010

*     *     *

ATTACHMENT A

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN

DESIGNATED SUBSIDIARIES

Ixia Australia Pty. Ltd.

Ixia Communications Canada Limited

Ixia Communications KK

Ixia Technologies Europe Limited

Ixia Technologies International Limited

Ixia Technologies Private Limited

S.C. Ixia SRL

ATTACHMENT B

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN

PAYROLL DEDUCTION AUTHORIZATION CHANGE OR WITHDRAWAL FORM

I am now a Participant in the Ixia 2010 Employee Stock Purchase Plan (the “Plan”) and I wish to make the change indicated below (check one):

☐	A.

Decrease in Payroll Deduction Rate for Next Six-Month Purchase Period or New 24-Month Offering Period: I hereby authorize the following new rate of payroll deduction, effective as of the first payday of the next Purchase Period (such change must be filed with the Company during the Enrollment Period prior to the start of the Purchase Period or Offering Period with respect to which it is to be effective):

(circle one)       1%       2%       3%       4%       5%        6%       7%       8%       9%       10%     11%

    12%     13%     14%     15%      16%     17%     18%     19% of Compensation

☐	B.

Increase in Payroll Deduction Rate for New 24-Month Offering Period: I hereby authorize the following new rate of payroll deduction, effective as of the first payday of the next Offering Period (such change must be filed with the Company during the Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective). IMPORTANT: Increases (but not decreases) in payroll deduction rates may only become effective upon enrollment in a new Offering Period.

(circle one)       2%       3%       4%       5%       6%        7%       8%       9%       10%         11%

    12%     13%     14%     15%      16%     17%     18%     19%      20% of Compensation

☐	C.

Withdrawal from Plan and Immediate Cancellation of Option: I hereby elect to cancel my participation in the Plan effective immediately and to cancel my option to purchase Ixia Common Stock under the Plan and request that all amounts withheld from me through payroll deductions relating to the canceled option be refunded to me. I understand that cancellation of my option will be effective only if this form is filed with the Company by the specified administrative deadline prior to the close of the current Purchase Period. I understand that if I wish to participate in the Plan following my cancellation and withdrawal from the Plan, I must re-enroll by filing a new Subscription Agreement with the Company during the open Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective (including, if I so elect, the Offering Period that will commence immediately following the end of the current Purchase Period from which I am withdrawing).

☐	D.

Withdrawal from Plan without Cancellation of Option in Current Purchase Period. I hereby elect to cancel my participation in the Plan effective as of the first day of the next six-month Purchase Period. However, I request that my previously authorized payroll deductions continue through the end of the current Purchase Period and that all amounts deducted from my Compensation during the current Purchase Period be applied to the purchase of Ixia Common Stock at the end of the Purchase Period pursuant to the Plan. I understand that if I wish to participate in the Plan following my cancellation and withdrawal from the Plan, I must re-enroll by filing a new Subscription Agreement with the Company during the open Enrollment Period prior to the start of the Offering Period with respect to which it is to be effective. I understand that I may not submit a new Subscription Agreement for re-enrollment in the Plan until the first open Enrollment Period that occurs after the end of the current Purchase Period.

Date:
Signature of Employee

Print Name:

(To be completed by Ixia)

Date Received:	Approved by:

ATTACHMENT C

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Instructions: Please print or type all information except your signature.

Name:
	First	Middle	Last
Address:
Social Security No.:	- -

ORIGINAL APPLICATION

1.	I hereby elect to participate in the Ixia 2010 Employee Stock Purchase Plan (the “Plan”), in accordance with this Subscription Agreement and subject to the terms and conditions of the Plan.

2.	I hereby authorize Ixia to make regular payroll deductions, at the rate indicated below and in accordance with the terms of the Plan, from the total Compensation (as defined in the Plan) including overtime, bonuses, commissions and other earnings, if any, paid to me during each Offering Period during which I remain a Participant in the Plan:

(circle one)       1%       2%       3%       4%       5%        6%       7%       8%       9%       10%     11%

    12%     13%     14%     15%      16%     17%     18%     19%     20% of Compensation

3.	I understand that payroll deductions at the indicated rate will continue from Offering Period to Offering Period (and from Purchase Period to Purchase Period within an Offering Period) unless I become ineligible to participate in the Plan or unless I file a Payroll Deduction Authorization Change or Withdrawal Form.

4.	I understand that the deducted amounts will be applied automatically to the purchase of shares of Ixia Common Stock at the end of each Purchase Period during an Offering Period unless I elect to cancel my option and withdraw from the Plan by filing a Payroll Deduction Authorization Change or Withdrawal Form by the specified administrative deadline prior to the end of a Purchase Period.

5.	Copies of the Plan and a Prospectus containing information concerning the Plan are available on Sharepoint or upon request to Karolyn Flesher at 818.444.3179 or kflesher@ixiacom.com. I hereby acknowledge that I have read a copy of Ixia’s most recent Prospectus describing the terms and provisions of the Plan and understand the information therein and the risks of participating in the Plan.

6.	Shares purchased for me under the Plan should be issued in the name(s) of:

7.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8.	I will promptly (a) notify Ixia if I have sold, transferred, gifted or otherwise disposed of any shares purchased for me under the Plan at any time within two years after the beginning of the Offering Period in which such shares were purchased or within one year after the end of the Purchase Period in which such shares were purchased and (b) provide Ixia with all requested information regarding such transaction.

9.	In the event of my death before the end of an Offering Period, I hereby designate as my beneficiary(ies) to receive all payments and shares due me under the Plan (if more than one beneficiary is named, then all beneficiaries shall share equally):

Name: (Please print)
	First	Middle	Last

Relationship	Address

	City	State	Zip Code

Name: (Please print)
	First	Middle	Last

Relationship	Address

	City	State	Zip Code

Date:
Signature of Employee

ELECTION NOT TO PARTICIPATE

Copies of the Plan and a Prospectus containing information concerning the Plan are available on Sharepoint or upon request to Karolyn Flesher at 818.444.3179 or kflesher@ixiacom.com. I hereby acknowledge that I have access to a copy of Ixia’s most recent Prospectus which describes the Ixia Employee Stock Purchase Plan and that I elect not to participate in the Plan. I understand that my decision not to participate in the next offering under the Plan will not affect my eligibility to participate in subsequent offerings under the Plan.

Date:
Signature of Employee

(To be completed by Ixia)

Date Received:	Approved by:

AMENDMENT NO. 2 TO

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The Ixia 2010 Employee Stock Purchase Plan, as amended (the “ESPP”), is hereby further amended as follows, effective as of the date set forth below:

Attachment A to the ESPP is hereby amended and restated in its entirety as set forth on Attachment A hereto.

Effective as of: May 9, 2013

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ATTACHMENT A*

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

DESIGNATED SUBSIDIARIES

Anue Systems, Inc.

BreakingPoint Systems, Inc.

Ixia Australia Pty. Ltd.

Ixia Communications Canada Limited

Ixia Communications Kabushiki Kaisha

Ixia Federal Systems, Inc.

Ixia Hong Kong Limited

Ixia Korea, Inc.

Ixia Pte. Ltd.

IxiaCom Technologies Sdn. Bhd.

Ixia Technologies Europe Limited (including branch offices in Finland, Germany, the Netherlands, Spain and Sweden)

Ixia Technologies International Limited

Ixia Technologies Private Limited

Ixia Technologies (Shanghai) Company Limited (including branch office in Beijing)

S.C. Ixia SRL

VeriWave, Inc.

*	Effective as of May 10, 2013

AMENDMENT NO. 3 TO

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED*

The Ixia 2010 Employee Stock Purchase Plan, as amended (the “Plan”), is hereby further amended as follows, effective as of the date of the approval by the shareholders of Ixia (the “Company”) at the Company’s 2013 annual meeting of shareholders of a proposal to increase the number of shares authorized and reserved for issuance under the Plan by 2,000,000 shares:

Section 12(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 3,800,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18(a) hereof, together with a cumulative annual increase to the number of shares reserved for issuance thereunder on May 1, 2014 and each May 1 thereafter equal to the lesser of (i) 500,000 shares, (ii) 1% of the outstanding shares of the Company on the last day of the prior fiscal year or (iii) such amount as may be determined by the Board. The shares to be sold to Participants in the Plan will be authorized but unissued shares. Upon the cancellation of any option granted under the Plan, the shares subject thereto shall return to the Plan and become available for options thereafter granted under the Plan.”

*     *     *     *

*	Amendment is subject to shareholder approval at Ixia’s 2013 Annual Meeting of Shareholders. If the amendment is not approved on or before June 30, 2013, then it will not become effective.